Filed Pursuant to Rule 424(b)(3)

Registration No. 333-259731

PROSPECTUS SUPPLEMENT NO. 5

(To the Prospectus dated May 19, 2022)

Up to 64,020,756 Shares of Common Stock

Up to 13,824,992 Shares of Common Stock Issuable Upon Exercise of Warrants

Up to 5,200,000 Warrants to Purchase Common Stock

This prospectus supplement supplements the prospectus, dated May 19, 2022 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-259731). This prospectus supplement is being filed to update and supplement the information in the Prospectus with certain information contained in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 14, 2022 (the “Quarterly Report”) and our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2022 (the “Current Report”). Accordingly, we have attached the Current Report and Quarterly Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of an aggregate of up to 13,824,992 shares of our common stock, $0.0001 par value per share (the “common stock”), which consists of (i) up to 5,200,000 shares of common stock that are issuable upon the exercise of 5,200,000 warrants (the “Private Warrants”) originally issued in a private placement to LGL Systems Acquisition Holding Company, LLC (the “Sponsor”) in connection with the initial public offering of LGL Systems Acquisition Corp. (“LGL”) and (ii) up to 8,624,992 shares of common stock that are issuable upon the exercise of 8,624,992 warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) originally issued in the initial public offering of LGL.

The Prospectus and this prospectus supplement also relate to the offer and sale from time to time by the selling securityholders named in the Prospectus or their permitted transferees (the “selling securityholders”) of (i) up to 64,020,756 shares of common stock consisting of (a) up to 12,500,000 shares of common stock issued in a private placement pursuant to subscription agreements (the “Subscription Agreements”) entered into on March 15, 2021, (b) up to 2,904,375 shares of common stock issued in a private placement to the Sponsor in connection with the initial public offering of LGL (the “Founder Shares”), (c) up to 5,200,000 shares of common stock issuable upon exercise of the Private Warrants and (d) up to 43,416,381 shares of common stock (including up to 81,412 shares of common stock issuable pursuant to outstanding options, 7,465,923 shares of common stock issuable in connection with the vesting and settlement of restricted stock units, and 560,703 shares of common stock that were issued as Earnout Shares on September 17, 2021) pursuant to that certain Amended and Restated Registration Rights Agreement, dated August 26, 2021, between us and the selling securityholders granting such holders registration rights with respect to such shares and (ii) up to 5,200,000 Private Warrants.

The common stock and Warrants are listed on the New York Stock Exchange (“NYSE”) under the symbols “IRNT” and “IRNT.WS,” respectively. On September 14, 2022, the last reported sales price of our common stock on NYSE was $2.20 per share and the last reported sales price of our Warrants was $0.2999 per warrant.

This prospectus supplement should be read in conjunction with the Prospectus, including any amendments or supplements thereto, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the Prospectus, including any amendments or supplements thereto, except to the extent that the information in this prospectus supplement updates and supersedes the information contained therein.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. The Prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 8 of the Prospectus and under similar headings in any amendments or supplements to the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated September 15, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended July 31, 2022

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number 001-39125

IronNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-4599446
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7900 Tysons One Place, Suite 400 McLean, VA	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 300-6761

(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IRNT	The New York Stock Exchange
Warrants to purchase common stock	IRNT.WS	The New York Stock Exchange

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated Filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

There were 101,918,919 shares of Common Stock, par value $0.0001 per share, outstanding as of September 9, 2022.

IronNet, Inc.

Table of Contents

FORM 10-Q

1

PART I — FINANCIAL INFORMATION

Item 1. Financial Statements

IronNet, Inc.

Condensed Consolidated Balance Sheets

($ and share data in thousands, except par value per share)

(unaudited)

	July 31, 2022	January 31, 2022
Assets
Current assets
Cash and cash equivalents	$9,650	$47,673
Accounts receivable	5,430	1,991
Unbilled receivables	564	4,637
Related party receivables and loan receivables	3,233	3,233

Accounts, related party and loans receivable	9,227	9,861
Inventory	6,588	4,581
Deferred costs	2,712	2,599
Prepaid warranty	1,021	829
Prepaid expenses	2,565	3,660
Other current assets	2,382	1,458

Total current assets	$34,145	$70,661
Deferred costs	3,413	3,243
Property and equipment, net	6,228	5,606
Prepaid warranty	1,209	1,229
Deposits and other assets	2,688	493

Total assets	$47,683	$81,232

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,253	$2,348
Accrued expenses	10,762	4,709
Deferred revenue	20,461	16,049
Deferred rent	—	159
Income tax payable	468	542
Other current liabilities	1,469	689

Total current liabilities	36,413	24,496
Deferred revenue	13,618	17,517
Deferred rent	—	769
Warrants	4	7
Other long-term liabilities	2,355	—

Total liabilities	$52,390	$42,789

Stockholders’ equity
Preferred stock, $0.0001 par value; 100,000 shares authorized; none issued or outstanding	—	—
Common stock; $0.0001 par value; 500,000 shares authorized; 101,649 and 88,876 shares issued and outstanding at July 31, 2022 and January 31, 2022, respectively	10	9
Additional paid-in capital	474,547	455,849
Accumulated other comprehensive income	6	271
Accumulated deficit	(479,270)	(417,686)

Total stockholders’ (deficit) equity	(4,707)	38,443

Total liabilities and stockholders’ (deficit) equity	$47,683	$81,232

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

2

IronNet, Inc.

Condensed Consolidated Statements of Operations

($ in thousands, except per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Product, subscription and support revenue	$6,214	$5,770	$12,657	$11,907
Professional services revenue	394	306	639	546

Total revenue	6,608	6,076	13,296	12,453
Cost of product, subscription and support revenue	2,339	1,668	4,669	3,422
Cost of professional services revenue	149	147	314	331

Total cost of revenue	2,488	1,815	4,983	3,753

Gross profit	4,120	4,261	8,313	8,700
Operating expenses
Research and development	9,715	7,571	20,442	14,462
Sales and marketing	8,754	7,687	19,420	14,836
General and administrative	13,433	5,965	29,020	11,685

Total operating expenses	31,902	21,223	68,882	40,983

Operating loss	(27,782)	(16,962)	(60,569)	(32,283)
Other income	24	8	34	16
Other expense	(664)	(248)	(1,044)	(377)

Loss before income taxes	(28,422)	(17,202)	(61,579)	(32,644)
Benefit (provision) for income taxes	7	35	(5)	(23)

Net loss	$(28,415)	$(17,167)	$(61,584)	$(32,667)

Basic and diluted net loss per common share	(0.28)	(0.25)	(0.61)	(0.49)
Weighted average shares outstanding, basic and diluted	101,352	67,421	100,346	67,303

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

3

IronNet, Inc.

Condensed Consolidated Statements of Comprehensive Loss

($ in thousands)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Net loss	$(28,415)	$(17,167)	$(61,584)	$(32,667)
Foreign currency translations adjustment, net of tax	(173)	(72)	(265)	(74)

Comprehensive loss	$(28,588)	$(17,239)	$(61,849)	$(32,741)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

4

IronNet, Inc.

Condensed Consolidated Statements of Changes in Stockholders’ (Deficit) Equity

For the Six Months Ended July 31, 2022 and 2021

($ in thousands, number of common stock in thousands)

(unaudited)

	Common Stock		Additional Paid- In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Subscription Notes Receivable	Total Stockholders’ Equity
	Shares	Amount
Balance at January 31, 2022	88,876	$9	$455,849	$(417,686)	$271	$—	$38,443
Exercise of stock options and delivery of vested restricted stock units	12,788	1	205	—	—	—	206
Statutory tax withholding related to net-share settlement of restricted stock units	(15)	—	(91)	—	—	—	(91)
Stock-based compensation	—	—	18,584	—	—	—	18,584
Net loss	—	—	—	(61,584)	—	—	(61,584)
Foreign currency translation adjustment, net of tax	—	—	—	—	(265)	—	(265)

Balance at July 31, 2022	101,649	$10	$474,547	$(479,270)	$6	$—	$(4,707)

Balance at January 31, 2021 as recasted (1)	66,934	$7	$180,853	$(175,039)	$39	$(835)	$5,026
Issuance of common stock	568	—	295	—	—	—	295
Interest earned on subscription notes receivable	—	—	6	—	—	(6)	—
Payments on subscription notes receivable	—	—	—	—	—	293	293
Stock-based compensation	—	—	27	—		—	27
Net loss	—	—	—	(32,667)		—	(32,667)
Foreign currency translation adjustment, net of tax	—	—	—	—	(74)	—	(74)

Balance at July 31, 2021	67,502	$7	$181,181	$(207,706)	$(35)	$(548)	$(27,101)

(1)

The shares of the Company’s Class A Common Stock, prior to the Merger, have been recast as shares of Common Stock reflecting the exchange ratio established in the Merger of approximately 0.8141070 as further discussed in Footnote 1.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

5

IronNet, Inc.

Condensed Consolidated Statements of Changes in Stockholders’ Equity

For the Three Months Ended July 31, 2022 and 2021

($ in thousands, number of common stock in thousands)

(unaudited)

	Common Stock		Additional Paid- In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Subscription Notes Receivable	Total Stockholders’ Equity
	Shares	Amount
Balance at April 30, 2022	100,426	$10	$467,296	$(450,854)	$179	$—	$16,631
Exercise of stock options and delivery of vested restricted stock units	1,223	—	113	—	—	—	113
Statutory tax withholding related to net-share settlement of restricted stock units	—	—	—	—	—	—	—
Stock-based compensation	—	—	7,138	—	—	—	7,138
Net loss	—	—	—	(28,416)	—	—	(28,416)
Foreign currency translation adjustment, net of tax	—	—	—	—	(173)	—	(173)

Balance at July 31, 2022	101,649	$10	$474,547	$(479,270)	$6	$—	$(4,707)

Balance at April 30, 2021, as recasted (1)	67,348	$7	$181,083	$(190,539)	$37	$(777)	$(10,189)
Issuance of common stock	154	—	86	—	—	—	86
Interest earned on subscription notes receivable	—	—	2	—	—	(2)	—
Payments on subscription notes receivable	—	—	—	—	—	231	231
Stock-based compensation	—	—	10	—	—	—	10
Net loss	—	—	—	(17,167)	—	—	(17,167)
Foreign currency translation adjustment, net of tax	—	—	—	—	(72)	—	(72)

Balance at July 31, 2021	67,502	$7	$181,181	$(207,706)	$(35)	$(548)	$(27,101)

(1)

The shares of the Company’s Class A Common Stock, prior to the Merger, have been recast as shares of Common Stock reflecting the exchange ratio established in the Merger of approximately 0.8141070 as further discussed in Footnote 1.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

6

IronNet, Inc.

Condensed Consolidated Statements of Cash Flows

($ in thousands)

(unaudited)

	Six Months Ended July 31,
	2022	2021
Cash flows from operating activities
Net loss	$(61,584)	$(32,667)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,231	445
Gain on sale of fixed assets	(9)	—
Employee stock based compensation	18,584	27
Change in fair value of warrant liabilities	(3)	—
Non-cash interest expense	165	—
Changes in operating assets and liabilities:
Accounts, related party, and loans receivable	634	(1,164)
Deferred costs	(284)	289
Inventories	(2,007)	(137)
Prepaid expenses	1,095	(486)
Other current assets	(36)	—
Prepaid warranty	(172)	234
Deposits and other assets	504	(60)
Accounts payable	905	(200)
Accrued expenses	(580)	2,951
Income tax payable	(74)	15
Other current liabilities	(2)	—
Deferred rent	—	(67)
Deferred revenue	512	(425)
Operating lease liability	(582)

Net cash used in operating activities	(41,703)	(31,245)

Cash flows from investing activities
Purchases of property and equipment	(1,666)	(1,232)
Proceeds from the sale of fixed assets	10	—

Net cash used in investing activities	(1,656)	(1,232)

Cash flows from financing activities
Exercise of stock options and vesting of restricted stock units	206	295
Statutory tax withholding related to net-share settlement of restricted stock units	(91)	—
Cash received to fund employee tax obligation for vested RSUs	19,823	—
Cash remitted to fund employee tax obligation for vested RSUs	(12,395)	—
Payment of equity line commitment fee	(1,750)	—
Payment of common stock issuance costs	(96)	—
Payment of finance lease obligations	(96)	—
Proceeds from issuance of debt	—	15,000
Proceeds from stock subscriptions	—	293
Payment of deferred transaction costs	—	(486)

Net cash provided by financing activities	5,601	15,102

Effect of exchange rate changes on cash and cash equivalents	(265)	(61)

Net change in cash and cash equivalents	(38,023)	(17,436)
Cash and cash equivalents
Beginning of the period	47,673	31,543

End of the period	$9,650	$14,107

Supplemental disclosures of non-cash investing and financing activities
Non-cash deferred transaction costs	—	1,265
Interest earned on subscription notes receivable	—	6

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

7

IronNet, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(shares and dollars in thousands, unless stated otherwise)

1.	Organization and Summary of Changes in Significant Accounting Policies

IronNet, Inc., formerly known as LGL Systems Acquisition Corporation (“Legacy LGL”), was incorporated in the state of Delaware on April 30, 2019 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

On March 15, 2021, Legacy LGL entered into an Agreement and Plan of Reorganization and Merger (“Merger Agreement”), as amended on August 6, 2021, by and among Legacy LGL, LGL Systems Merger Sub Inc. (the “Merger Sub”) and IronNet Cybersecurity, Inc. (“Legacy IronNet”). On August 26, 2021, the Merger Agreement was consummated and the Merger was completed (the “Merger”). In connection with the Merger, Legacy LGL changed its name to IronNet, Inc., and the New York Stock Exchange (“NYSE”) ticker symbols for its Class A common stock and warrants were changed to “IRNT” and “IRNT.WS” respectively.

The Merger was accounted for as a reverse recapitalization. Under this method of accounting, Legacy LGL has been treated as the acquired company for financial reporting purposes. This determination was primarily based on Legacy IronNet’s existing stockholders being the majority stockholders and holding majority voting power in the combined company, Legacy IronNet’s senior management comprising the majority of the senior management of the combined company, and Legacy IronNet’s ongoing operations comprising the ongoing operations of the combined company. Accordingly, for accounting purposes, the Merger was treated as the equivalent of Legacy IronNet issuing shares for the net assets of Legacy LGL, accompanied by a recapitalization. The net assets of Legacy LGL were recognized at fair value (which was consistent with carrying value), with no goodwill or other intangible assets recorded. As a result of Legacy IronNet being the accounting acquirer in the Merger, the financial reports filed with the SEC by the Company subsequent to the Merger are prepared as if Legacy IronNet is the accounting predecessor of the Company. The historical operations of Legacy IronNet are deemed to be those of the Company. Thus, the financial statements included in this report reflect (i) the historical operating results of Legacy IronNet prior to the Merger; (ii) the consolidated results of the Company, following the Merger on August 26, 2021; (iii) the assets and liabilities of Legacy IronNet at their historical cost; and (iv) the Company’s equity structure for all periods presented. The recapitalization of the number of shares of common stock is reflected retroactively to the earliest period presented based on the exchange ratio established in the Merger and will be utilized for calculating loss per share in all prior periods presented. The exchange ratio in the Merger was 0.8141070 of a share of Company common stock per fully-diluted share of Legacy IronNet common stock.

Throughout the notes to the consolidated financial statements, unless otherwise noted, “we,” “us,” “our,” “IronNet,” the “Company,” and similar terms refer to Legacy IronNet and its subsidiaries prior to the consummation of the Merger, and IronNet, Inc. and our subsidiaries after the Merger.

Basis of Presentation and Principles of Consolidation

The interim condensed consolidated financial statements and accompanying notes are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and regulations of the U.S. Securities and Exchange Commission (“SEC”) for interim financial reporting. The Company’s condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated upon consolidation.

These unaudited interim condensed consolidated financial statements should be read in conjunction with the annual consolidated financial statements of IronNet, Inc. and accompanying notes thereto included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2022. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.

The Company’s fiscal year ends on January 31. References to fiscal 2023, for example, refer to the fiscal year ending January 31, 2023. The results of operations for the three and six months ended July 31, 2022 are not necessarily indicative of the operating results that may be expected for the full fiscal year ending January 31, 2023 or any future period.

The accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments (except as otherwise noted), necessary for a fair statement of the Company’s financial position as of July 31, 2022, its results of operations for the three and six months ended July 31, 2022 and 2021, changes in stockholders’ equity for the three and six months ended July 31, 2022 and 2021, and cash flows for the six months ended July 31, 2022 and 2021.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions include, but are not limited to, the period of benefit for deferred commissions, the useful life of property and equipment, stock-based compensation expense, fair value of warrants, and income taxes. If the underlying estimates and assumptions upon which the financial statements are based change in future periods, actual amounts may differ from those included in the accompanying condensed consolidated financial statements.

Liquidity

As of July 31, 2022, the Company had cash and cash equivalents of $9,650, receivables of $9,227, and no debt. In February 2022, the Company entered into an equity line with Tumim Stone Capital, LLC (“Tumim”) under which the Company may, in its discretion, sell shares of its common stock to Tumim for proceeds of up to $175,000, subject to various conditions and limitations set forth in the purchase agreement with Tumim. Proceeds from sales of common stock under the equity line facility with Tumim may be available to the Company to fund future operations in the absence of any material adverse conditions. Based on the current price of our common stock as of the date of this report, we estimate that we would not be able to raise more than approximately $20 million in proceeds under the equity line facility before certain of the ownership limitations applicable to Tumim would be exceeded.

On September 14, 2022, the Company also entered into a securities purchase agreement with 3i LP, or 3i, which is an affiliate of Tumim, pursuant to which the Company will issue a senior unsecured convertible promissory note to 3i for gross proceeds to the Company of $10,000 and may, subject to a number of conditions set forth in the securities purchase agreement with 3i, including specified minimum trading prices and trading volumes, and the repayment or conversion of a specified portion of the initial convertible promissory note, borrow an additional $15,000 from 3i on the same terms and conditions as will be set forth in the initial convertible promissory note. See Note 14 for more information.

The Company’s future capital requirements will depend on many factors, including, but not limited to the rate of its growth, its ability to attract and retain customers and their willingness and ability to pay for the Company’s products and services, and the timing and extent of spending to support its multiple and ongoing efforts to market and continue to develop its products. Further, the Company may enter into future arrangements to acquire or invest in businesses, products, services, strategic partnerships, and technologies. The proceeds available under the equity line with Tumim and under the convertible note financing with 3i may not be sufficient to fund the Company’s operations, in which case the Company will be required to seek additional equity or debt financing. In the event that additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to it or at all. If additional funds are not available to the Company on acceptable terms, or at all, the Company’s business, financial condition, and results of operations would be adversely affected.

8

The Company plans to continue to focus its activities on serving cybersecurity detection and response efficiencies of large, critical infrastructure companies and enterprises, including an increased focus on critical suppliers in the defense industrial base. The Company believes that significant opportunities exist for the Company to expand in these sectors, both in the United States and allies of the United States abroad. Growing its position in these customer segments would provide for additional cash flows to be generated from the Company’s operations. Although the Company has historically been successful in securing and implementing customer contracts, uncertainties exist about the ultimate size of this market and the timing and ability of the Company to continue to secure and to expand opportunities in these customer segments.

In parallel with this increased customer focus, the Company is also reducing its operating expenses through a planned reduction in personnel and other reductions of expenses that are not closely directed towards these key focus areas. The Company is also working to improve its operating margins through modifications to its cloud-based computing architectures with a goal of improving efficiencies. Both actions are underway. As described in Note 14 below, the Company is undertaking a personnel reduction of approximately 35% of its workforce.

Despite the Company’s current operating plans to focus its business, to reduce its expenses and to improve its margins and mitigate uncertainties related to them, management believes that the Company may not have sufficient cash and cash equivalents on hand to support current operations for at least one year from the date of issuance of these consolidated financial statements without additional financing. Management has concluded that this circumstance raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Recent Accounting Pronouncements Not Yet Adopted

In June 2016, the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326). This standard requires a new method for recognizing credit losses that is referred to as the current expected credit loss (“CECL”) method. The CECL method requires the recognition of all losses expected over the life of a financial instrument upon origination or purchase of the instrument, unless the Company elects to recognize such instruments at fair value with changes in profit and loss (the fair value option). This standard is effective for the Company for the earlier of the fiscal years beginning after December 15, 2022 or the time at which the Company no longer qualifies as an emerging growth company (“EGC”) under SEC rules. Management is currently evaluating the potential impact of this guidance on its financial statements.

New Accounting Pronouncement Adopted in Fiscal 2023

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“Topic 842”), which outlines a comprehensive lease accounting model that supersedes the previous lease guidance. The guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842)—Targeted Improvements, which provides the option of an additional transition method that allows entities to initially apply the new lease guidance at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company adopted the standard on February 1, 2022 using the modified retrospective basis. Using the modified retrospective approach, the Company determined an incremental borrowing rate at the date of adoption based on the total lease term and total minimum rental payments.

The modified retrospective approach provides a method for recording existing leases at adoption with a cumulative adjustment to retained earnings. The Company elected the package of practical expedients which permits the Company to not reassess (1) whether any expired or existing contracts are or contain leases, (2) the lease classification for any expired or existing leases, and (3) any initial direct costs for any expired or existing leases as of the effective date. The Company also elected the practical expedient to use hindsight when determining the lease term, and the practical expedient lease considerations to not allocate lease considerations between lease and non-lease components for real estate leases. As such, real estate lease considerations are treated as a single lease-component and accounted for accordingly. The Company excludes leases with an initial term of 12 months or less from the application of Topic 842.

Adoption of the new standard resulted in the recording of $974 and $2,654 of current operating lease liabilities and long-term operating lease liabilities, respectively, and $2,685 in corresponding right-of-use (“ROU”) lease assets on that date. The difference between the approximate value of the ROU lease assets and lease liabilities is attributable to deferred rent, which is comprised of tenant improvement allowance and rent abatement. The adoption of the new standard also resulted in recording $187 in current finance lease liabilities and $182 in corresponding ROU assets for finance leases as of the adoption date. The difference between the finance lease ROU lease assets and lease liabilities is not significant. The cumulative change in the beginning accumulated deficit was $20 due to the adoption of Topic 842 and there was no material impact on the Company’s consolidated statement of operations or consolidated statement of cash flows. The Company’s comparative periods continue to be presented and disclosed in accordance with legacy guidance in Topic 840. Refer to Note 8 for additional information.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is applicable for fiscal years beginning after December 15, 2023 or the time at which the Company no longer qualifies as an EGC, with early adoption permitted. The Company elected to early adopt this ASU as of February 1, 2022 using the modified retrospective method. The adoption of ASU 2020-06 had an immaterial impact on the Company’s condensed consolidated financial statements and related disclosures for the six-month period ended July 31, 2022.

Segment and Geographic Information

Segments are defined as components of an enterprise for which separate financial information is evaluated regularly by the chief operating decision maker (“CODM”), in deciding how to allocate resources and assess performance. The CODM reviews financial information presented on a consolidated basis for the purposes of allocating resources and evaluating financial performance. Accordingly, management has determined that the Company operates as one operating segment.

The following table presents revenue by geographic location:

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
United States	$5,735	$5,523	$11,844	$10,985
International	873	553	1,452	1,468

Total	$6,608	$6,076	$13,296	$12,453

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Substantially all of the Company’s long-lived assets are located in the United States.

2.	Revenue

Product, Subscription and Support Revenue

The Company sells a collective defense software solution that provides a near real time collective defense infrastructure that is comprised of two product offerings, IronDefense and IronDome. The software platform is delivered through both on-premises licenses bundled with on-premises hardware and through subscription software.

Our security appliance deliverables include proprietary operating system software and hardware together with regular threat intelligence updates and support, maintenance, and warranty. We combine intelligence dependent hardware and software licenses with the related threat intelligence and support and maintenance as a single performance obligation, as it delivers the essential functionality of our cybersecurity solution. As a result, we recognize revenue for this single performance obligation ratably over the expected term with the customer. Judgment is required for the assessment of material rights relating to renewal options associated with our contracts.

Revenue from subscriptions, which allow customers to use our security software over a contracted period without taking possession of the software, and managed services, where we provide managed detection and response services for customers, is recognized over the contractual term. The cloud-based subscription revenue, where we also provide hosting, recognized for the three months ended July 31, 2022 and 2021 was $5,203 and $3,209, respectively, and for the six months ended July 31, 2022 and 2021 were $10,418 and $7,086, respectively. Overall product, subscription, and support revenue recognized for the three months ended July 31, 2022 and 2021, were $6,214 and $5,770, respectively, and for the six months ended July 31, 2022 and 2021, was $12,657 and $11,907, respectively.

Professional Services Revenue

The Company sells professional services, including cyber operations monitoring, security, training and tailored maturity assessments. Revenue derived from these services is recognized as the services are delivered.

Customer Concentration

For the six months ended July 31, 2022, two customers accounted for 23%, or $2,943, of the Company’s revenue, and for the six months ended July 31, 2021, two customers accounted for 22%, or $2,702, of the Company’s revenue. Two customers represented 32% and 49% of the total accounts receivable balance as of July 31, 2022 and January 31, 2022, respectively.

Significant customers are those which represent at least 10% of the Company’s total revenue for a period. The following table presents customers that represented 10% or more of the Company’s total revenue in the respective periods:

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2022	2021	2022	2021
Customer A	12%	12%	11%	11%
Customer B	11%	12%	11%	11%

	23%	24%	22%	22%

Deferred Costs

Deferred costs consists of deferred contract fulfillment costs and deferred commissions. The Company defers contract fulfillment costs that include appliance hardware. The balances in deferred costs are as follows:

Balance at February 1, 2021	$2,805
Amounts recognized in cost of revenue	(616)
Costs deferred	341
Foreign exchange	(4)

Balance at July 31, 2021	$2,526

Balance at February 1, 2022	$4,604
Amounts recognized in cost of revenue	(6,104)
Costs deferred	5,485

Balance at July 31, 2022	$3,985

The balance of deferred commissions at July 31, 2022 and January 31, 2022 were $2,140 and $1,238, respectively. Deferred commissions are included in deferred costs on the condensed consolidated balance sheets, of which $945 is current and $1,195 is long-term as of July 31, 2022.

Deferred Revenue

Deferred revenue represents amounts received from and/or billed to customers in excess of revenue recognized. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue depending on whether the revenue recognition criteria have been met.

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The balance in deferred revenue is as follows:

Balance at February 1, 2021	$34,044
Revenue recognized	(10,211)
Amounts deferred	9,901
Foreign exchange	(151)

Balance at July 31, 2021	$33,583

Balance at February 1, 2022	$33,566
Revenue recognized	(13,296)
Amounts deferred	13,809

Balance at July 31, 2022	$34,079

Remaining Performance Obligations

As of July 31, 2022, the remaining performance obligations totaled $44,887. The Company’s future recognition of revenue will be as follows:

Years Ending January 31,
2023 (6 months)	$13,493
2024	17,255
2025	11,610
2026	2,529

$44,887

3.	Equity

Common Stock

As of July 31, 2022, the Company had 500,000 shares of common stock authorized and 101,649 shares of common stock issued and outstanding with a par value of $0.0001 per share.

Each share of Common Stock has 1 vote.

Tumim Common Stock Purchase Agreement

On February 11, 2022, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Tumim Stone Capital, LLC (“Tumim”), pursuant to which Tumim has committed to purchase up to $175,000 of common stock (the “Total Commitment”), at the Company’s direction from time to time, subject to the satisfaction of the conditions in the Purchase Agreement. Also on February 11, 2022, the Company entered into a registration rights agreement with Tumim (the “Registration Rights Agreement”), pursuant to which the Company filed with the SEC a registration statement to register for resale under the Securities Act (the “ELOC Registration Statement”), the shares of common stock that may be issued to Tumim under the Purchase Agreement. The SEC declared the ELOC Registration Statement effective on March 17, 2022.

The sales of common stock to Tumim under the Purchase Agreement, if any, are subject to certain limitations and may occur, from time to time at the Company’s sole discretion, over the approximately 36-month period commencing upon the initial satisfaction of all conditions to Tumim’s purchase obligations set forth in the Purchase Agreement (the “Commencement Date”).

From and after the Commencement Date, the Company has the right, but not the obligation from time to time to direct Tumim to purchase amounts of common stock, subject to certain limitations in the Purchase Agreement, specified in purchase notices that will be delivered to Tumim under the Purchase Agreement (each such purchase, a “Purchase”). Shares of common stock will be issued from the Company to Tumim at either a (i) 3% discount to the average daily volume weighted average price (the “VWAP”) of the common stock during the three consecutive trading days from the date that a purchase notice with respect to a particular purchase (a “VWAP Purchase Notice”) is delivered from the Company to Tumim (a “Forward VWAP Purchase”), or (ii) 5% discount to the lowest daily VWAP during the three consecutive trading days from the date that a VWAP Purchase Notice with respect to a particular purchase is delivered from the Company to Tumim (an “Alternative VWAP Purchase”). There is no upper limit on the price per share that Tumim could be obligated to pay for the common stock under the Purchase Agreement. The purchase price per share of common stock to be sold in a Purchase will be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

Pursuant to the terms of the Purchase Agreement, at the time the Purchase Agreement and the Registration Rights Agreement were signed, the Company paid a cash fee of $1,750, or 1% of the Total Commitment, to Tumim as consideration for its commitment to purchase shares of the Company’s common stock under the Purchase Agreement. The cash paid related to the Commitment Fee was recorded in the condensed consolidated statement of cash flows as a financing activity. This fee will be expensed over the period of the agreement as a component of other expense.

As of July 31, 2022, there have been no purchases of common stock under the Purchase Agreement. Based on the current trading price of the Company’s common stock, the Company estimates that it would not be able to raise more than approximately $20 million in proceeds under the Purchase Agreement before certain of the ownership limitations applicable to Tumim would be exceeded.

Preferred Stock

The Company is authorized to issue 100,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At July 31, 2022, there were no shares of preferred stock issued or outstanding.

Public Warrants

Public Warrants may only be exercised for a whole number of shares at a price of $11.50 per share. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants became exercisable in September 2021 and expire in August 2026 or earlier upon redemption or liquidation.

The Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption; and

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•

if, and only if, the reported last sale price of the Company’s common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and subject to adjustment as described below) for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the Warrant Agreement.

As of July 31, 2022, the Company had 8,596 Public Warrants outstanding and not exercised.

4.	Stock Incentive Plan

Legacy IronNet’s Board of Directors adopted, and its stockholders approved Legacy IronNet’s 2014 Stock Incentive Plan (the “2014 Plan”) on September 29, 2014, and on October 17, 2014, respectively. The 2014 Plan was periodically amended, most recently on June 7, 2019. The 2014 Plan permitted the grant of incentive stock options (“ISOs”), non-qualified stock options (“NSOs”), stock appreciation rights, restricted stock, restricted stock units (“RSUs”), and other stock-based awards. ISOs were only able to be granted to Legacy IronNet’s employees and to Legacy IronNet’s subsidiary corporations’ employees. All other awards could be granted to employees, directors and consultants of Legacy IronNet and to any of Legacy IronNet’s parent or subsidiary corporation’s employees or consultants. As of August 26, 2021, the closing date of the Merger, no additional awards will be granted under the 2014 Plan. The terms of the 2014 Plan will continue to govern the terms of outstanding equity awards that were granted prior to the closing date.

On August 26, 2021, per the Merger Agreement, the outstanding Legacy IronNet ISO and RSU grants issued under the 2014 Plan were converted to their post-transaction equivalents based on the conversion ratio, totaling 18,972 shares in the Company when exercised or converted.

The 2021 Equity Incentive Plan (the “2021 Plan”) was approved by Legacy LGL’s board of directors and by its stockholders on August 26, 2021. Under the 2021 Plan, upon its effectiveness, the Company was able to grant ISOs, RSUs and other equity securities to acquire, to convert into, or to receive up to 13,500 shares of common stock. The terms of the 2021 Plan include an evergreen provision that provides for an automatic share increase on February 1 of each year, in an amount equal to 5.0% of the sum of (a) the total number of shares of the Company’s common stock outstanding on January 31 of the immediately preceding fiscal year, plus (b) the number of shares of common stock reserved for issuance under the 2021 Plan as of January 31 of the immediately preceding fiscal year, but which have not yet been issued. In accordance with the evergreen provision, on February 1, 2022, the number of shares that can be issued under the 2021 Plan increased by 4,934 shares, with a new limit following the increase of 18,434 shares.

As of July 31, 2022, 7,290 shares remained available to issue under the 2021 Plan.

Awards under the 2014 Plan and the 2021 Plan (together, the “Stock Incentive Plans”) normally vest over a forty-eight month period, some of which have a first year cliff vest for the first 25% of their vesting, during which time no vesting occurs. In limited cases, vesting as short as twelve months with no cliff, vesting based on performance criteria and acceleration under certain events have also been permitted; however, such exceptions apply to less than 20% of the shares underlying awards currently outstanding under the Stock Incentive Plans.

Stock Options

The exercise price of each ISO granted under the Stock Incentive Plans may not be less than the fair market value per share of the underlying common stock on the date of grant. The Board of Directors establishes the term and the vesting of all options issued under the Stock Incentive Plans; however, in no event will the term exceed ten years.

Presented below is a summary of stock options under the 2014 Stock Incentive Plan, as no stock options have been granted under the 2021 Plan:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Intrinsic Value of Outstanding Options
Outstanding at February 1, 2022	1,317	$0.55	4.9	$3,773
Granted	—	—	—
Exercised	(396)	$0.52	4.4	675
Forfeited or expired	(17)	$0.54	3.7

Outstanding at July 31, 2022	904	$0.56	4.4	$1,502

Exercisable at July 31, 2022	904	$0.56	4.4	$1,502

For the three months ended July 31, 2022 and 2021, the Company recorded no compensation cost and $10 of compensation cost related to stock options, respectively. For the six months ended July 31, 2022 and 2021, the Company recorded an insignificant amount and $27 of compensation cost related to stock options, respectively. The fair value of the shares under stock options granted that vested during the six month periods ended July 31, 2022 and 2021 totaled $719 and $985, respectively.

Stock compensation expense for stock options is recognized on a straight line basis and with a provision for forfeitures matched to historical experience for matured grant cohorts. At July 31, 2022, there was no unrecognized compensation cost related to unvested stock options.

The Company uses the Black-Scholes option pricing model to estimate the fair value of options granted. The Black-Scholes model takes into account the fair value of an ordinary share and the contractual and expected term of the stock option, expected volatility, dividend yield, and risk-free interest rate. Prior to becoming a public company, the fair value of the Company’s common stock was determined utilizing an external third-party pricing specialist.

Restricted Stock Units

In addition to the applicable time or performance-based vesting criteria, the RSUs granted under the 2014 Plan contained an additional vesting requirement that required the occurrence of a liquidity event. On August 26, 2021, the date of the Merger, the Board of Directors resolved that the Merger constituted a liquidity event, which triggered the liquidity event criteria for vesting under then outstanding RSU awards.

As the closing of the Merger represented the satisfaction of the liquidity event vesting requirement for outstanding RSUs, and vesting was not probable until that time, all RSUs issued prior to the completion of the Merger were re-valued at the date of the Merger using the closing share price on that date. All RSUs were assigned a fair value of $12.85. Subsequent to the closing of the Merger, the fair value of RSUs is based on the fair value of the Company’s common stock on the date of the grant or any further modification.

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Presented below is a summary of the status of outstanding RSUs:

	Number of Shares	Weighted Average Grant Date Fair Value
Non-vested at February 1, 2022	10,310	$9.57
Granted	8,394	3.57
Vested	(2,817)	10.92
Forfeited or expired	(1,495)	8.06

Non-vested at July 31, 2022	14,392	$5.19

For the three months ended July 31, 2022, the Company recorded $7,121 of stock-based compensation expense, net of actual forfeitures, related to RSUs, of which $4,358 is associated with RSUs on a graded vesting schedule and $2,763 is associated with RSUs on a straight-line vesting schedule. For the six months ended July 31, 2022, the Company recorded $18,562 of stock-based compensation expense, net of actual forfeitures, related to RSUs, of which $12,946 is associated with RSUs on a graded vesting schedule and $5,616 is associated with RSUs on a straight-line vesting schedule. No stock-based compensation was recognized associated with RSUs in the three or six months ended July 31, 2021.

Stock compensation expense for RSUs granted under the 2014 Plan, which contain both service and performance conditions, is recognized on a graded-scale basis, recognizing expense over the respective vesting period for each tranche of shares under each award granted. Stock compensation expense for RSUs granted under the 2021 Plan have only service vesting conditions and expense will be recognized on a straight-line basis for all RSU awards with only service conditions. In the event that an RSU holder is terminated before the award is fully vested for RSUs granted under either Plan, the full amount of the unvested portion of the award will be recognized as a forfeiture in the period of termination.

The Company’s default tax withholding method for RSUs is the sell-to-cover method, under which shares with a market value equivalent to the tax withholding obligation are sold on behalf of the holder of the RSUs upon vesting and settlement to cover the tax withholding liability and the cash proceeds from such sales are then remitted by the Company to taxing authorities.

As of July 31, 2022, there was $48,450 of unrecognized compensation cost related to unvested RSUs without performance obligations. The weighted average remaining vesting period was 3.25 years.

Employee Stock Purchase Plan (“ESPP”)

In August 2021, Legacy LGL’s Board of Directors adopted, and its stockholders approved, the ESPP. The ESPP became effective immediately upon the Closing of the Merger.

The purpose of the ESPP is to provide a means by which our eligible employees and certain designated companies may be given an opportunity to purchase shares of our common stock, to assist us in retaining the services of eligible employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success.

The Plan includes two components: a 423 Component and a Non-423 Component. We intend that the 423 Component will qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code. Except as otherwise provided in the ESPP or determined by our board of directors, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

The ESPP contains an evergreen provision that provides for an automatic annual share increase on February 1 of each year, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on January 31st of the preceding fiscal year, and (ii) 2,700 shares of Common Stock. In accordance with the evergreen provision, the number of shares of common stock reserved for issuance under the ESPP increased by 889 shares on February 1, 2022, Inclusive of the prior limit of 2,700 shares, the new limit following the increase was 3,589 shares.

As of July 31, 2022, there were no purchases of shares for any eligible employee.

5.	Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset in an orderly transaction or paid to settle a liability in an orderly transaction between market participants at the measurement date. Accounting standards utilize a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels, which are described below:

Level 1 – Quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – Observable inputs other than quoted prices that are either directly or indirectly observable for the asset or liability.

Level 3 – Unobservable inputs that are supported by little or no market activity.

These levels are not necessarily an indication of the risk of liquidity associated with the financial assets or liabilities disclosed. Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement, as required under ASC 820-10 “Fair Value Measurement.”

The Company’s Private Warrants have similar terms and are subject to substantially the same redemption features as the Public Warrants, as the transfer of a Private Warrant to anyone who is not a permitted transferee would result in the Private Warrant being converted to a Public Warrant. The Company determined that the fair value of each Private Warrant is equivalent to that of a Public Warrant. There have been observable transactions in the Company’s Public Warrants and the Public Warrants had adequate trading volume between independent investors on the public market to provide a reliable indication of value. As of July 31, 2022, the fair value of the Private Warrants was equal to that of the Public Warrants as they had substantially the same terms. However, as they are not actively traded, they are listed as a Level 2 in the fair value hierarchy table below.

Investments with an original maturity of three months or less at the date of purchase are considered cash equivalents, while all other investments are classified as short-term or long-term based on their maturities and their availability for use in current operations.

The following table presents our assets measured at fair value on a recurring basis:

	July 31, 2022				January 31, 2022
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Assets
Cash equivalents	$102	$—	$—	$102	$102	$—	$—	$102

Total financial assets	$102	$—	$—	$102	$102	$—	$—	$102
Liabilities
Warrants	—	4	—	4	—	7	—	7

Total financial liabilities	$—	$4	$—	$4	$—	$7	$—	$7

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6.	Supplemental Balance Sheet Information

Accrued Expenses

Accrued expenses consisted of the following:

	July 31,	January 31,
	2022	2022
Accrued expenses	$1,817	$2,438
Taxes payable on behalf of employees related to vested RSUs	6,481	—
Unvouched payables	2,464	2,271

	$10,762	$4,709

The increase in accrued expenses is primarily comprised of the cash proceeds from the sale of shares on behalf of the holders of vested RSUs to cover the associated tax withholding liability under the sell-to-cover method, which will be remitted by the Company to the appropriate taxing authorities.

7.	Commitments and Contingencies

Contingencies

In the ordinary course of business, the Company and its subsidiaries may become defendants in certain shareholder claims and other litigation. The Company records a liability when it is probable that a loss has been incurred and the amount is reasonably estimable. To date, no such liability has been recorded.

8.	Leases

The Company leases certain office space and equipment and determines if an arrangement is a lease at inception. ROU assets for operating leases are included in the deposits and other assets caption and ROU assets associated with finance leases are included within the property and equipment, net caption of the condensed consolidated balance sheet. The current portions of operating and finance lease liabilities are included in the other current liabilities caption and the long-term portion of operating lease liabilities is presented in the other long-term liabilities payable caption of the condensed consolidated balance sheet.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term. The ROU asset is adjusted for any lease payments made and excludes lease incentives and initial direct costs incurred. If the leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the lease commencement date in determining the present value of lease payments. The incremental borrowing rate is determined using a portfolio approach based on the rate of interest that the Company would pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term. The Company uses quoted interest rates obtained from financial institutions as an input to derive its incremental borrowing rate as the discount rate for the lease. Leases with an initial term of 12 months or less are not recorded on the balance sheet, and the Company recognizes lease expense for these leases on a straight-line basis over the lease term. For lease agreements entered into or reassessed after the adoption of Topic 842, the Company combines lease and non-lease components.

The Company leases office space under the terms of noncancelable operating leases that expire at various dates through November 2026. Certain operating lease agreements provide for an annual 2.75% escalation of the base rent. The Company is also responsible for operating expenses, which are classified as variable lease costs. Lease terms may include options to extend or terminate the lease, typically at the Company’s own discretion. Renewal options are regularly evaluated and the renewal period will be included in the lease term when exercise of the renewal option is considered reasonably certain. There are no active leases that have a renewal option that is reasonably certain of being exercised.

The Company holds leases that include both lease (e.g., payments including rent, taxes, and insurance costs) and non-lease components (e.g., common-area or other maintenance costs). As the Company has elected the practical expedient to group lease and non-lease components for all leases, these are accounted for as a single lease component. The Company’s leases do not include any residual value guarantees or material restrictive covenants.

Lease expense for both operating and finance leases is recognized on a straight-line basis over the lease term and is recorded in operating expenses on the condensed consolidated statements of operations. Interest expense incurred on finance lease liabilities is calculated using the effective interest method and is recorded in interest expense on the condensed consolidated statements of operations.

In March 2022, the Company entered into a lease agreement to lease certain computer and technology equipment, which has not commenced. Upon commencement, we do not believe the ROU asset will be material. The Company does not have control over the construction or design of these assets.

The lease balances are located in the following positions on the condensed consolidated balance sheet:

	Balance Sheet Location	July 31, 2022
Assets
Operating	Deposits and other assets	$2,197
Financing	Property and equipment, net	136
Liabilities
Current
Operating	Other current liabilities	$689
Financing	Other current liabilities	93
Non-current
Operating	Other long-term liabilities	2,355
Financing		—

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Total lease costs for the three and six months ended July 31, 2022 were:

	Three Months Ended	Six Months Ended
	July 31, 2022	July 31, 2022
Operating lease cost	$239	$605
Short-term lease cost	641	1,183
Variable lease cost	(4)	44
Finance lease cost:
Amortization of right-of-use assets	23	45
Interest on lease liabilities	1	3

Total finance lease cost	$24	$48

The following table summarizes future scheduled lease payments as of July 31, 2022:

	Operating Leases	Finance Leases
Remaining six months of fiscal 2023	$479	$—
2024	755	96
2025	775	—
2026	797	—
2027	658	—

Total	3,464	96
Less: Imputed Interest	420	3

Present value of net lease payments	$3,044	$93

Lease liability, current portion	$689	$93
Lease liability, net of current portion	2,355	—

Total lease liability	$3,044	$93

Supplemental information and non-cash activities related to operating and finance leases are as follows:

Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$699
Operating cash flows from finance leases	3
Financing cash flows from finance leases	96

$798

Weighted average remaining lease term (in years)
Operating leases	4.19
Finance leases	1.50
Weighted average discount rate
Operating leases	6.30%
Finance leases	5.67%

Disclosures Related to Periods Prior to Adoption of the New Lease Standard

The Company recorded rent expense of $297 and $592 for the three and six months ended July 31, 2021, respectively.

The minimum aggregate future obligations under noncancelable operating leases as of January 31, 2022 were as follows:

Year ending January 31,
2023	$1,025
2024	755
2025	775
2026	797
2027	658

$4,010

As the Company did not hold finance leases as of January 31, 2022, there were no future minimum lease payments under finance leases at that time.

9.	Income Taxes

The income tax provision for interim periods is determined using an estimate of the Company’s annual effective tax rate as adjusted for discrete items arising in that quarter. The effective income tax rate was (0.01)% for the six months ended July 31, 2022 and (0.1)% for the six months ended July 31, 2021. The effective tax rate differs from the U.S. statutory rate primarily due to the full valuation allowances on the Company’s net domestic deferred tax assets and impact of foreign tax rate differential.

10.	Related Party Transactions

Product, subscription and support revenue from Related Parties

Certain investors and companies who the Company is affiliated with purchased product, subscription and support revenue during the periods presented. The Company recognized $210 and $436 of revenue from contracts with related parties for the three months ended July 31, 2022 and 2021, respectively. The Company recognized $737 and $872 of revenue from contracts with related parties for the six months ended July 31, 2022 and 2021, respectively. The corresponding receivable was $3,233 as of each of July 31, 2022 and January 31, 2022. Of the corresponding receivable balance as of July 31, 2022, $1,950 has been subsequently collected.

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11.	Net Loss Per Share Attributable to Common Stockholders

Net Loss per common share

The Company computes basic earnings per share (EPS) by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the reporting period. Diluted EPS reflects the effect of potential shares that would be issued if stock option awards, RSUs, warrants, and preferred shares, to the extent issued, were converted into common stock, to the extent dilutive.

The following table summarizes the computation of basic and diluted net loss per share attributable to common stockholders:

	Three Months Ended July 31,		Six Months Ended July 31,

	2022	2021	2022	2021
Numerator: Net loss	$(28,415)	$(17,167)	$(61,584)	$(32,667)
Denominator: Basic and Diluted Weighted-average shares in computing net loss per share attributable to common stockholders	101,352	67,421	100,346	67,303

Net loss attributable to common stockholders - basic and diluted	$(0.28)	$(0.25)	$(0.61)	$(0.49)

Since the Company was in a net loss position for all periods presented, diluted net loss per share attributable to common stockholders will be the same as the basic net loss per share, as, in a net loss position, the inclusion of all potential common shares outstanding would be antidilutive. The potential shares of common stock excluded from the computation of diluted net loss per share for the periods presented due to their antidilutive impacts are as follows:

	As of July 31, 2022	As of July 31, 2021
Shares of common stock issuable from stock options	—	1,498
Unvested RSUs	14,382	17,576
Shares of common stock issuable upon conversion from preferred shares	—	22,832
Warrants	8,606	—

Potential common shares excluded from diluted net loss per share	22,988	41,906

There were no Legacy IronNet Warrants outstanding as of July 31, 2021 due to the fact that the Legacy LGL interim condensed consolidated balance sheet was consolidated and combined with Legacy IronNet as of the effective date of the Merger in August 2021.

12.	Deferred Payroll Taxes

In fiscal year 2021, Legacy IronNet elected to defer the Company’s portion of payroll taxes, as permitted under the CARES Act. 50% of the deferred balance was paid in December 2021, with the remaining 50% due on December 31, 2022. The balance of the payroll tax deferral is $689 as of July 31, 2022 and is included in other current liabilities on the condensed consolidated balance sheet.

13.	Retirement Plans

We provide a retirement savings plan for the benefit of our employees, including our executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). The 401(k) plan provides that each participant may contribute up to an annual statutory limit. Participants who are at least 50 years old can also contribute additional amounts based on statutory limits for “catch-up” contributions. Under the plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee as directed by participants. We also fully match employee contributions up to the first 4% of salary, which amounts are fully vested.

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14.	Subsequent Events

Convertible Note Financing with 3i

On September 14, 2022, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with 3i pursuant to which the Company will issue to 3i an unsecured convertible promissory note for gross proceeds of $10,000. The Company expects to receive this debt funding on or before September 16, 2022, subject to the satisfaction of customary closing conditions. The initial promissory note will have a principal balance of $10,300 and will have an 18-month term. Outstanding principal amounts will accrue interest at a rate of 5% per year. Beginning on the first day of the calendar month after 90 days have elapsed from the issuance of the initial promissory note, the Company will be obligated to make 15 monthly installment payments of principal and accrued interest. Subject to conditions and limitations set forth in the securities purchase agreement, each of the Company and 3i may elect to convert outstanding principal and interest payments into shares of the Company’s common stock. Subject to a number of conditions set forth in the securities purchase agreement with 3i, including specified minimum trading prices and trading volumes, and the repayment or conversion of a specified portion of the initial convertible promissory note, the Company may borrow an additional $15,000 from 3i on the same terms and conditions as will be set forth in the initial convertible promissory note.

On September 14, 2022, the Company also entered into a registration rights agreement with 3i (the “Registration Rights Agreement”) pursuant to which it has committed to file with the SEC a registration statement to register for resale under the Securities Act the shares of common stock that may be issued to 3i upon conversion of principal and interest amounts due on the promissory notes that may be issued pursuant to the Securities Purchase Agreement.

Restructuring

On September 14, 2022, the Company announced that it plans to undertake a restructuring that will include a reduction to its current headcount of approximately 250 employees by approximately 35%. The Company expects to incur charges of approximately $1,000 in connection with the restructuring during the quarterly period ending October 31, 2022, primarily associated with one-time severance payments.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Unless otherwise indicated or the context otherwise requires, references in this section to “IronNet,” “we,” “us,” “our”, “the Company” and other similar terms refer to IronNet, Inc. and its subsidiaries after giving effect to the Merger.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our condensed consolidated financial statements and related notes appearing elsewhere in this Quarterly Report on Form 10-Q (“Quarterly Report”), and the annual consolidated financial statements for the year ended January 31, 2022 and related notes included in our Annual Report on Form 10-K filed on May 2, 2022 (the “Annual Report”). The interim condensed consolidated financial statements in this Quarterly Report are presented in U.S. dollars rounded to the nearest thousand, with the amounts in this Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) rounded to the nearest tenth of a million. Therefore, differences in the tables between totals and sums of the amounts listed may occur due to such rounding.

This Quarterly Report contains statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. All statements contained in this Quarterly Report other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believes,” “expects,” “intends,” “estimates,” “projects,” “anticipates,” “will,” “plan,” “design,” “may,” “should,” or similar language are intended to identify forward-looking statements.

It is routine for our internal projections and expectations to change throughout the year, and any forward-looking statements based upon these projections or expectations may change prior to the end of the next quarter or year. Readers of this Quarterly Report are cautioned not to place undue reliance on any such forward-looking statements. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and in the Annual Report under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.” The impact of COVID-19 and its variants, as well as geopolitical tensions, such as Russia’s recent incursion into Ukraine, may also exacerbate these risks, any of which could have a material effect on us. All forward-looking statements included herein are made only as of the date hereof. Our fiscal year end is January 31, and our fiscal quarters end on April 30, July 31, October 31, and January 31. Our fiscal years ending January 31, 2023 and ended January 31, 2022 are referred to herein as “fiscal 2023” and “fiscal 2022,” respectively.

Overview

GEN. Keith B. Alexander (Ret.) founded our company in 2014 to solve the major cybersecurity problem he witnessed and defined during his tenure as former head of the NSA and founding Commander of U.S. Cyber Command: You can’t defend against threats you can’t see. Our innovative approach provides the ability for groups of organizations—within an industry sector, supply chain, state or country, for example—to see, detect and defend against sophisticated cyber attacks earlier and faster than ever before.

IronNet has defined a new market category called Collective Defense. IronNet has developed the Collective Defense platform, a solution that can identify anomalous (potentially suspicious or malicious) behaviors on computer networks and share this intelligence anonymously and in real time among Collective Defense community members. Collective Defense communities comprise groups of organizations that have common risks, such as a supply chain, a business ecosystem, or across an industry sector, a state, or a country. This cybersecurity model delivers timely, actionable, and contextual alerts and threat intelligence on attacks targeting enterprise networks, and functions as an early-warning detection system for all community members.

This new platform addresses a large and unwavering compound problem: limited threat visibility for increasingly borderless enterprises across sectors and at the national level, paired with ineffective threat knowledge sharing across companies and sectors and a “go it alone” approach to cybersecurity. These operational gaps, combined with market dynamics like the increased velocity of sophisticated cyber attacks and the deepening scarcity of qualified human capital, have set our mission to transform how cybersecurity is waged.

Our Business

We have focused on the development and delivery of a suite of advanced cybersecurity capabilities for detection, alerting, situational awareness and hunt/remediation combined into a comprehensive Collective Defense platform. We compliment these capabilities, delivered to both commercial and public sector enterprises, with professional services.

Product, Subscription and Support Revenue

Our primary line of business is the delivery of integrated software capabilities through our Collective Defense platform. The platform is comprised of two flagship products:

IronDefense is an advanced Network Detection Response (“NDR”) solution that uses AI-driven behavioral analytics to detect and prioritize anomalous activity inside individual enterprises. IronNet leverages advanced AI/ML algorithms to detect previously unknown threats, which are those that have not been identified and “fingerprinted” by industry researchers), in addition to screening known threats, and applies its Expert System to prioritize the severity of the behaviors—all at machine speed and cloud scale.

IronDome is a threat-sharing solution that facilitates a crowdsource-like environment in which the IronDefense threat detections from an individual company are shared among members of a Collective Defense community, consisting of our customers who have elected to permit their information to be anonymously shared and cross-correlated by our IronDome systems. IronDome analyzes threat detections across the community to identify broad attack patterns and provides anonymized intelligence back to all community members in real time, giving all members early insight into potential incoming attacks. Automated sharing across the Collective Defense community enables faster detection of attacks at earlier stages.

Our Collective Defense platform is designed to deliver strong network effects. Every customer contributing its threat data (anonymously) into the community is able to reap benefits from the shared intelligence of the other organizations. The collaborative aspect of Collective Defense, and the resulting prioritization of alerts based on their potential severity, helps address the known problem of “alert fatigue” that plagues overwhelmed security analysts.

Our Collective Defense platform is largely cloud-deployed (public or private), though it is also available in on-premise and hybrid environments, and is scalable to include small-to-medium businesses and public-sector agencies as well as multinational corporations. We provide professional cybersecurity services such as incident response and threat hunting, as well as programs to help customers assess cybersecurity governance, maturity, and readiness. Our cybersecurity services are designed to create shared long-term success measures with our customers, differentiating us from other cybersecurity vendors by working alongside customers as partners and offering consultative and service capabilities beyond implementation.

Our Collective Defense platform is a subscription-based pricing and flexible delivery model, with 82.3% of our revenue for the six months ended July 31, 2022 related to deployments involving our key public cloud providers Amazon Web Services and Microsoft Azure. We also support private cloud, or HCI such as Nutanix as well as on-premise environments through hardware and virtual options. To make it as easy as possible for customers to add Collective Defense into their existing security stack, we have built a rich set of APIs that enable integrations with standard security products, including SIEM, SOAR, EDR, NGFW tools, and cloud-native logs from the major public cloud providers.

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Professional Services

We sell professional services, including development of national cybersecurity strategies, cyber operations monitoring, security, training, red team, incident response and tailored maturity assessments. Revenue derived from these services is recognized as the services are delivered.

Financing to Date

Historically, we have financed our operations primarily through private placements of common stock, warrants and redeemable convertible preferred stock.

In connection with the execution of the Merger Agreement, a number of purchasers (each, a “Subscriber”) purchased an aggregate of 12,500,000 shares of our common stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $125.0 million. As a result of the Merger, we also received $13.3 million held in Legacy LGL’s trust account from proceeds related to public trust shares, net of stockholder redemptions. Transaction costs related to the issuance of the trust shares were $9.0 million.

During the six months ended July 31, 2022, we incurred a net loss of $61.6 million, of which $18.6 million related to non-cash expense related to stock-based compensation, and used $41.7 million in cash to fund our operations. As of July 31, 2022, we had $9.7 million of cash on hand to continue to fund our operations.

Key Business Metrics

We monitor the following key metrics to measure our performance, identify trends, formulate business plans and make strategic decisions.

Recurring Software Customers

We believe that our ability to increase the number of subscription and other recurring contract type customers on our platform is an indicator of our market penetration, the growth of our business, and our potential future business opportunities. We have a history of growing the number of customers who have contracted for our platforms on a recurring basis, which does not include our professional services customers. Our recurring software customers include customers who have a recurring contract for either or both of our IronDefense and IronDome platforms. These platforms are generally sold together, but they also can be purchased on a standalone basis. The following table sets forth the number of recurring software customers as of the dates presented:

	July 31,
	2022	2021
Recurring Software Customers	78	51
Year-over-year growth	77%	132%

Annual Recurring Revenue (“ARR”)

ARR is calculated at a particular measurement date as the annualized value of our then existing customer subscription contracts and the portions of other software and product contracts that are to be recognized over the course of the contracts and that are designed to renew, assuming any contract that expires during the 12 months following the measurement date is renewed on its existing terms. The following table sets forth our ARR as of the dates presented:

	July 31,
	2022	2021
	($ in millions)
Annual recurring revenue	$26.5	$24.1
Year-over-year growth	10%	24%

Because we have contracts from government entities whose back to back renewal may be delayed due to the availability of funding between budget and authorization cycles, potential changes in contract vehicles, and increased requirements, ARR may temporarily decline in periods during which these interruptions are active across reporting period ends. During the six months ended July 31, 2022, $4.2 million of ARR from such temporary interruptions adversely affected the ending ARR of $26.5 million and the annual year over year increase of 4%. Had those contracts renewed without interruption, we would have reported an ARR of $30.7 million as of July 31, 2022 and an increase of 27% from the prior year.

Dollar-Based Average Contract Length

Our dollar-based average contract length is calculated from a set of customers against the same metric as of a prior period end. Because many of our customers have similar buying patterns and the average term of our contracts is more than 12 months, this metric provides a means of assessing the degree of built-in revenue repetition that exists across our customer base.

We calculate our dollar-based average contract length as follows:

a.

Numerator: We multiply the average total length of the contracts, measured in years or fractions thereof, by the respective revenue recognized for the six months ended July 31, 2022 and 2021, as applicable.

b.

Denominator: We use the revenue attributable to software and product customers for the six months ended July 31, 2022 and 2021 in the numerator. This effectively represents the revenue base that is being generated by those customers.

Dollar-based average contract length is obtained by dividing the Numerator by the Denominator. Our dollar-based average contract length increased from 2.8 to 3.2 years, or 14%, as of July 31, 2022 as compared to the end of the same period in fiscal 2022. The re-emergence of longer term contracts in our average has led to the increase in our average contract length as of the end of the most recent reporting period.

	Six Months Ended July 31,
	2022	2021
	(in years)
Dollar-based average contract length	3.2	2.8

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Calculated Billings

Calculated billings is a non-GAAP financial measure that we believe is a key metric to measure our periodic performance. Calculated billings represent our total revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced to customers to access our software-based, cybersecurity analytics products, cloud platform and professional services, together with related support services, for our new and existing customers. We typically invoice our customers on multi-year or annual contracts in advance, either annually or monthly.

Calculated billings increased by $1.8 million, or 13%, for the six months ended July 31, 2022 as compared to the same period in fiscal 2022, and decreased by $1.3 million, or 59%, for the three months ended July 31, 2022 as compared to the same period in fiscal 2022. We expect that calculated billings will be affected by timing of entering into agreements with customers and the mix of billings in each reporting period as we typically invoice customers multi-year or annually in advance and, to a lesser extent, monthly in advance.

While we believe that calculated billings may be helpful to investors because it provides insight into the cash that will be generated from sales of our subscriptions, this metric may vary from period-to-period for a number of reasons, and therefore has a number of limitations as a quarter-to-quarter or year-over-year comparative measure. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our metric of calculated billings as a tool for comparison. Because of these and other limitations, you should consider calculated billings along with revenue and our other GAAP financial results.

The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to calculated billings:

	Three Months Ended July 31,
	2022	2021	2022 vs 2021
	(in millions)
Revenue	$6.6	$6.1	0.5	8%
Add: Total Deferred revenue, end of period	34.1	33.6	0.5	1%
Less: Total Deferred revenue, beginning of period	38.5	36.2	2.3	6%

Calculated billings	$2.2	$3.5	(1.3)	(59)%

	Six Months Ended July 31,
	2022	2021	2022 vs 2021
	(in millions)
Revenue	$13.3	$12.5	0.9	6%
Add: Total Deferred revenue, end of period	34.1	33.6	0.5	1%
Less: Total Deferred revenue, beginning of period	33.6	34.0	(0.4)	(1)%

Calculated billings	$13.8	$12.1	1.8	13%

Components of Our Results of Operations

Revenue

Our revenues are derived from sales of product, subscriptions, subscription-like software products and software support contracts as well as from professional services. Product, subscription and support revenues accounted for 94% our revenue in the three months ended July 31, 2022, 95% of our revenue in the same period in fiscal 2022, 95% of our revenue in the six months ended July 31, 2022, and 96% of our revenue in the same period in fiscal 2022. Professional services revenues accounted for 6% our revenue in the three months ended July 31, 2022, 5% of our revenue in the same period in fiscal 2022, 5% our revenue in the six months ended July 31, 2022, and 4% of our revenue in the same period in fiscal 2022.

Our typical customer contracts and subscriptions range from one to five years. We typically invoice customers annually, in advance. We combine intelligence dependent hardware and software licenses as well as subscription-type deliverables with the related threat intelligence and support and maintenance as a single performance obligation, as it delivers the essential functionality of our cybersecurity solution. Most companies also participate in the IronDome collective defense software solution that provides them access to our collective defense infrastructure linking participating stakeholders. As a result, we recognize revenue for this single performance obligation ratably over the expected term with the customer. Amounts that have been invoiced are recorded in deferred revenue or they are recorded in revenue if the revenue recognition criteria have been met. Judgment is required for the assessment of material rights relating to renewal options associated with our contracts.

Professional services revenues are generally sold separately from our products and include services such as development of national cyber security strategies, cyber operations monitoring, security, training, red team, incident response and tailored maturity assessments. Revenue derived from these services is recognized as the services are delivered.

Cost of Revenue

Cost of product, subscription and support revenue includes expenses related to our hosted security software, employee-related costs of our customer facing support, such as salaries, bonuses and benefits, an allocated portion of administrative costs and the amortization of deferred costs.

Cost of professional services revenue consists primarily of employee-related costs, such as salaries, bonuses and benefits, cost of contractors and an allocated portion of administrative costs.

Gross Profit

Gross profit, calculated as total revenue less total costs of revenue is affected by various factors, including the timing of our acquisition of new customers, renewals from existing customers, the data center and bandwidth costs associated with operating our cloud platform, the extent to which we expand our customer support organization, and the extent to which we can increase the efficiency of our technology and infrastructure through technological improvements. Also, we view our professional services in the context of our larger business and as a lead generator for potential future product sales. Because of these factors, our services revenue and gross profit may fluctuate over time.

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Operating Expenses

Research and development

Our research and development efforts are aimed at continuing to develop and refine our products, including adding new features and modules, increasing their functionality, and enhancing the usability of our platform. Research and development costs primarily include personnel-related costs and acquired software costs. Research and development costs are expensed as incurred.

Sales and marketing

Sales and marketing expenses consist primarily of employee compensation and related expenses, including salaries, bonuses and benefits for our sales and marketing employees, sales commissions that are recognized as expenses over the period of benefit, marketing programs, travel and entertainment expenses, and allocated overhead costs. We capitalize our sales commissions and recognize them as expenses over the estimated period of benefit.

General and administrative

General and administrative costs include salaries, stock-based compensation expenses, and benefits for personnel involved in our executive, finance, legal, people and culture, and administrative functions, as well as third-party professional services and fees, and overhead expenses.

Other income

Other income consists primarily of interest income.

Other expense

Other expense consists primarily of interest expense and foreign currency losses.

Provision for income taxes

Provision for income taxes consists of federal and state income taxes in the United States and income taxes and withholding taxes in certain foreign jurisdictions in which we conduct business. We maintain a full valuation allowance on our U.S. federal and state deferred tax assets.

Results of Operations

Comparison of the Three Months Ended July 31, 2022 and 2021

The following tables set forth our consolidated statement of operations data for each period presented:

	Three Months Ended July 31,
	2022	Percentage of Revenue	2021	Percentage of Revenue	Change $	Change %

	($ in thousands)
Product, subscription and support revenue	$6,214	94%	$5,770	95%	$444	8%
Professional services revenue	394	6%	306	5%	88	29%

Total revenue	6,608	100%	6,076	100%	532	9%
Cost of product, subscription and support revenue	2,339	35%	1,668	27%	671	40%
Cost of professional services revenue	149	2%	147	2%	2	1%

Total cost of revenue	2,488	38%	1,815	30%	673	37%

Gross profit	4,120	62%	4,261	70%	(141)	(3)%
Operating expenses
Research and development	9,715	147%	7,571	125%	2,144	28%
Sales and marketing	8,754	132%	7,687	127%	1,067	14%
General and administrative	13,433	203%	5,965	98%	7,468	125%

Total operating expenses	31,902	483%	21,223	349%	10,679	50%

Operating loss	(27,782)	-420%	(16,962)	-279%	(10,820)	64%
Other income	24	0%	8	0%	16	200%
Other expense	(664)	-10%	(248)	-4%	(416)	168%

Loss before income taxes	(28,422)	-430%	(17,202)	-283%	(11,220)	65%
Provision for income taxes	7	0%	35	1%	(28)	(80)%

Net loss	$(28,415)	-430%	$(17,167)	-283%	$(11,248)	66%

Revenue

Total revenue increased by $0.5 million or 9% in the three months ended July 31, 2022, as compared to the same period in fiscal 2022.

Product, subscription and support revenue increased by $0.4 million or 8% primarily due to the net effect of the Company’s transition from contracts that had material nonrecurring elements which would not renew in full, replaced by revenues from contract forms that were designed to fully renew with legacy customers and signing new customers.

Professional services revenue increased by $0.08 million or 29% in the three months ended July 31, 2022, as compared to the same period in fiscal 2022.

Cost of Revenue

Total cost of revenue increased by $0.7 million or 37% in the three months ended July 31, 2022, as compared to the same period in fiscal 2022. Cost of product, subscription and support revenue increased by $0.7 million or 40% in the three months ended July 31, 2022, as compared to the same period in fiscal 2022. The increase was due primarily to an increase in customer count and costs incurred to fully ramp cloud hosting environments related to a significant revenue customer that was onboarded in fiscal year 2021.

Cost of professional service cost of revenue increased by an immaterial amount in the three months ended July 31, 2022, as compared to the same period in fiscal 2022.

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Gross Profit and Gross Margin

Mixed changes in cost of revenue resulted in a decrease in product, subscription and support gross margin to 62% in the three months ended July 31, 2022, as compared to 71% in the same period in fiscal 2022, and an increase in professional services gross margin to 62% in the three months ended July 31, 2022 as compared to 52% in the same period in fiscal 2022. The period over period decrease in margin for software was primarily the result of cloud costs for a significant revenue customer that ramped up in the second half of fiscal 2022 and an increase in warranty costs related to inventory held in readiness for large future contracts as well as duplicative charges that occurred while certain customers transitioned from their on-premises to cloud hosted deployment formats. Professional services margin will continue to be volatile contract to contract.

The following tables show gross profit and gross margin, respectively, for product, subscription and support revenue and professional services revenue for the three months ended July 31, 2022 and 2021.

	Three Months Ended July 31,
	2022	2021	Change $	Change %

	($ in thousands)
Product, subscription and support gross profit	$3,875	$4,102	$(227)	(6)%
Professional services gross profit	245	159	86	54%
Total gross profit	$4,120	$4,261	$(141)	(3)%

	Three Months Ended July 31,
	2022	2021	Change
Product, subscription and support margin	62.4%	71.1%	(8.7)%
Professional services margin	62.2%	52.0%	10.2%
Total gross margin	62.3%	70.1%	(7.8)%

Operating expenses

Research and development

Research and development expenses increased by $2.1 million or 28% in the three months ended July 31, 2022, as compared to the same period in fiscal 2022, primarily due to non-cash stock compensation expenses of $1.5 million. The remaining increase of $0.6 million was driven by the ramping of external costs to support product development and the increase in internal headcount, with some increase driven by cloud computing costs.

Sales and marketing

Sales and marketing cost increased by $1.1 million or 14% in the three months ended July 31, 2022, as compared to the same period in fiscal 2022, primarily due to non-cash stock compensation of $0.2 million. The remaining increase of $0.9 million is due to the expansion of our sales and marketing efforts.

General and administrative

General and administrative costs increased by $7.5 million or 125% in the three months ended July 31, 2022, as compared to the same period in fiscal 2022, primarily due to non-cash stock compensation of $5.5 million, an increase in costs related to becoming a publicly traded company, and the overall efforts to support business operations, including increased headcount, directors and officers insurance costs, and the implementation of systems to support operations as a public company.

Other income

The net fluctuation of other income was immaterial to the results of operations.

Other expense

Other expense increased by $0.4 million or 168% in the three months ended July 31, 2022 as compared to the same period in fiscal 2022, primarily as the result of a cumulative impact of foreign currency losses.

Provision for income taxes

The change in provision for income taxes was immaterial to the results of operations primarily due to our continued net loss position, the accumulation of net loss carryforwards, and offsetting valuation allowance.

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Comparison of the Six Months Ended July 31, 2022 and 2021

The following tables set forth our consolidated statement of operations data for each period presented:

	Six Months Ended July 31,
	2022	Percentage of Revenue	2021	Percentage of Revenue	Change $	Change %

	($ in thousands)
Product, subscription and support revenue	$12,657	95%	$11,907	96%	$750	6%
Professional services revenue	639	5%	546	4%	93	17%

Total revenue	13,296	100%	12,453	100%	843	7%
Cost of product, subscription and support revenue	4,669	35%	3,422	27%	1,247	36%
Cost of professional services revenue	314	2%	331	3%	(17)	(5)%

Total cost of revenue	4,983	37%	3,753	30%	1,230	33%

Gross profit	8,313	63%	8,700	70%	(387)	(4)%
Operating expenses
Research and development	20,442	154%	14,462	116%	5,980	41%
Sales and marketing	19,420	146%	14,836	119%	4,584	31%
General and administrative	29,020	218%	11,685	94%	17,335	148%

Total operating expenses	68,882	518%	40,983	329%	27,899	68%

Operating loss	(60,569)	-456%	(32,283)	-259%	(28,286)	88%
Other income	34	0%	16	0%	18	113%
Other expense	(1,044)	-8%	(377)	-3%	(667)	177%

Loss before income taxes	(61,579)	-463%	(32,644)	-262%	(28,935)	89%
Provision for income taxes	(5)	0%	(23)	0%	18	(78)%

Net loss	$(61,584)	-463%	$(32,667)	-262%	$(28,917)	89%

Revenue

Total revenue increased by $0.8 million or 7% in the six months ended July 31, 2022, as compared to the same period in fiscal 2022.

Product, subscription and support revenue increased by $0.8 million or 6% primarily due to the net effect of the Company’s transition from contracts that had material nonrecurring elements which would not renew in full, replaced by revenues from contract forms that were designed to fully renew with legacy customers and signing new customers.

Professional services revenue increased by $0.09 million or 17% in the six months ended July 31, 2022, as compared to the same period in fiscal 2022.

Cost of Revenue

Total cost of revenue increased by $1.2 million or 33% in the six months ended July 31, 2022, as compared to the same period in fiscal 2022. Cost of product, subscription and support revenue increased by $1.2 million or 36% in the six months ended July 31, 2022, as compared to the same period in fiscal 2022. The increase was due primarily to an increase in customer count, costs incurred to fully ramp cloud hosting environments related to a significant revenue customer that was onboarded in fiscal year 2021.

Cost of professional services revenue decreased by $0.01 million in the six months ended July 31, 2022, as compared to the same period in fiscal 2022.

Gross Profit and Gross Margin

Mix changes in cost of revenue resulted in a decrease in product, subscription and support gross margin to 63% in the six months ended July 31, 2022, as compared to 71% in the same period in fiscal 2022, and an increase in professional services gross margin to 51% in the six months ended July 31, 2022, as compared to 39% in the same period in fiscal 2022. The period over period decrease in margin for software was primarily the result of cloud costs for a significant revenue customer that ramped up in the second half of fiscal 2022 and an increase in warranty costs related to inventory held in readiness for large future contracts as well as duplicative charges that occurred while certain customers transitioned from their on-premises to cloud hosted deployment formats. Without the warranty costs related to inventory on hand, software margins would have been 70%. Professional services margin will continue to be volatile contract to contract.

The following tables show gross profit and gross margin, respectively, for product, subscription and support revenue and professional services revenue for the six months ended July 31, 2022 and 2021.

	Six Months Ended July 31,
	2022	2021	Change $	Change %
	($ in thousands)
Product, subscription and support gross profit	$7,988	$8,485	$(497)	(6)%
Professional services gross profit	325	215	110	51%

Total gross profit	$8,313	$8,700	$(387)	(4)%

	Six Months Ended July 31,
	2022	2021	Change
Product, subscription and support margin	63.1%	71.3%	(8.2)%
Professional services margin	50.9%	39.4%	11.5%
Total gross margin	62.5%	69.9%	(7.4)%

Operating expenses

Research and development

Research and development expenses increased by $6.0 million or 41% in the six months ended July 31, 2022, as compared to the same period in fiscal 2022, primarily due to non-cash stock compensation expenses of $4.0 million and ramping resources to support product development. The remaining increase of $2.0 million was driven by the ramping of external costs to support product development and the increase in internal headcount, with some increase driven by cloud computing costs.

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Sales and marketing

Sales and marketing cost increased by $4.6 million or 31% in the six months ended July 31, 2022, as compared to the same period in fiscal 2022, primarily due to non-cash stock compensation of $2.0 million. The remaining increase of $2.6 million is due to the expansion of our sales and marketing efforts.

General and administrative

General and administrative costs increased by $17.3 million or 148% in the six months ended July 31, 2022, as compared to the same period in fiscal 2022, primarily due to non-cash stock compensation of $12.5 million and an increase in costs related to becoming a publicly traded company and the overall efforts to support business operations, including increased headcount, directors and officers insurance costs, and the implementation of systems to support operations as a public company.

Other income

The net fluctuation of other income was immaterial to the results of operations.

Other expense

Other expense increased by $0.7 million or 177% in the six months ended July 31, 2022, as compared to the same period in fiscal 2022, primarily as the result of a settlement of a pre-Merger claim against LGL and the cumulative impact of foreign currency losses.

Provision for income taxes

The change in provision for income taxes was immaterial to the results of operations primarily due to our continued net loss position, the accumulation of net loss carryforwards, and offsetting valuation allowance.

Liquidity and Capital Resources

Sources of Liquidity

We have incurred losses and negative cash flows from operations since inception. Through July 31, 2022, we have funded our operations with proceeds from sales of common stock and redeemable convertible preferred stock, proceeds related to the public trust shares held by Legacy LGL that were received as part of the Merger and recapitalization, loans, and receipts from sales of our products and services to customers in the ordinary course of business. As of July 31, 2022, we had cash and cash equivalents of $9.7 million, with no debt outstanding as of that date. Our primary source of liquidity is cash flows from operating activities, which may be supplemented by our equity line of credit facility described below and other future financing agreements, including the convertible debt facility signed on the date of this report (see Note 14 to the financial statements included in this report for additional information).

Tumim Stone Capital Committed Equity Financing

On February 11, 2022, we entered into the Purchase Agreement with Tumim, pursuant to which Tumim has committed to purchase up to $175 million of common stock (the “Total Commitment”), at our direction from time to time, subject to the satisfaction of the conditions in the Purchase Agreement. Also on February 11, 2022, we entered into a registration rights agreement with Tumim (the “Registration Rights Agreement”), pursuant to which we have filed with the SEC a registration statement to register for resale under the Securities Act the shares of common stock that may be issued to Tumim under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, at the time we signed the Purchase Agreement and the Registration Rights Agreement, we paid a cash fee of $1.75 million, or 1% of the Total Commitment, to Tumim as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement.

The sales of common stock by us to Tumim under the Purchase Agreement, if any, will be subject to certain limitations and may occur, from time to time at our sole discretion, over the approximately 36-month period commencing upon the date of initial satisfaction of all conditions to Tumim’s purchase obligations set forth in the Purchase Agreement (the “Commencement Date”). From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion, to direct Tumim to purchase certain amounts of our common stock, subject to certain limitations in the Purchase Agreement, that we specify in purchase notices that we deliver to Tumim under the Purchase Agreement (each such purchase, a “Purchase”). Shares of common stock will be issued to Tumim at either a (i) 3% discount to the average daily volume weighted average price (the “VWAP”) of the common stock during the three consecutive trading days from the date that a purchase notice with respect to a particular purchase (a “VWAP Purchase Notice”) is delivered to Tumim (a “Forward VWAP Purchase”), or (ii) 5% discount to the lowest daily VWAP during the three consecutive trading days from the date that a VWAP Purchase Notice with respect to a particular purchase is delivered to Tumim (an “Alternative VWAP Purchase”). Each VWAP Purchase Notice to Tumim will specify whether the applicable purchase is a Forward VWAP Purchase or an Alternative VWAP Purchase, and will direct that Tumim purchase the applicable number of shares of common stock at the applicable purchase price. There is no upper limit on the price per share that Tumim could be obligated to pay for the common stock under the Purchase Agreement. The purchase price per share of common stock to be sold in a Purchase will be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

Based on the current price of our common stock as of the date of this report, we estimate that we would be able to raise approximately $20 million in proceeds under the Purchase Agreement due to the ownership limitations set forth in the Purchase Agreement.

Outlook

Based on our current operating plan, management believes that we do not have sufficient cash and cash equivalents on hand to support current operations for at least one year from the date of issuance of the condensed consolidated financial statements. Management has concluded that this circumstance raises substantial doubt about our ability to continue as a going concern.

Our estimate does not take into account potential sales of our common stock to Tumim under the Purchase Agreement, or payments under potential contracts with strategic customers. We also plan to reduce certain expenses over the next several quarters in an effort to make the most effective use of our cash on hand.

Our future capital requirements will continue to depend on many factors, including, but not limited to, our ability to attract and retain customers and their willingness and ability to pay for our products and services, and the timing and extent of spending to support our efforts to market and develop our products. Further, we may enter into future arrangements to acquire or invest in businesses, products, services, strategic partnerships, and technologies. As such, we may be required to seek additional equity or debt financing. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us or at all. If additional funds are not available to us on acceptable terms, or at all, our business, financial condition, and results of operations would be adversely affected.

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Cash Flows

For the Six Months Ended July 31, 2022 and 2021

The following table summarizes our cash flows for the periods presented:

	Six Months Ended July 31,
	2022	2021
	(in millions)
Net cash used in operating activities	$(41.7)	$(31.2)
Net cash used in investing activities	$(1.7)	$(1.2)
Net cash provided by financing activities	$5.6	$15.1

Operating Activities

Net cash used in operating activities during the six months ended July 31, 2022 was $41.7 million, which primarily resulted from a net loss of $61.6 million, primarily driven by growth-related operating expenses exceeding the gross profits from sales, adjusted for non-cash charges of $20.0 million and net cash inflows of $0.1 million from changes in operating assets and liabilities. Non-cash charges primarily consisted of $18.6 million of stock compensation expense and $1.2 million of depreciation and amortization expense. Cash used in operating activities during the six months ended July 31, 2022 was primarily driven by a decrease in accrued expenses of $1.1 million, offset from the change in inventory of $2.0 million, which is the result of timing of new customer contracts.

Net cash used in operating activities during the six months ended July 31, 2021 was $31.2 million, which resulted from a net loss of $32.7 million, primarily driven by growth-related operating expenses exceeding the gross profits from sales, adjusted for non-cash charges of $0.5 million and net cash inflows of $1.0 million from changes in operating assets and liabilities. Non-cash charges primarily consisted of $0.4 million of depreciation and amortization expense. Cash used in operating activities during the six months ended July 31, 2021 benefited from the change in accrued expenses of $3.0 million, offset from the change in accounts receivable of $1.2 million, which is the result of timing of new customer contracts.

The $10.5 million increase in net cash used in operating activities in the six months ended July 31, 2022 as compared to the same period in fiscal 2022 was driven by an increase in cash operating expenses of approximately $8.7 million, primarily due to the new recurring costs of operating as a public company of $4.2 million and increases in sales and marketing expense of $2.5 million and research and development costs of $2.0 million, an increase in accrued expenses of $3.5 million and an increase in prepaid inventory of $1.9 million, offset by a decrease in receivables of $1.8 million, a decrease in prepaid expenses of $1.6 million, and other minor cash activity.

Investing Activities

Net cash used in investing activities of $1.7 million and $1.2 million during the six months ended July 31, 2022 and 2021, respectively, was due solely to purchases of property and equipment.

Financing Activities

Net cash provided by financing activities of $5.6 million during the six months ended July 31, 2022 was primarily due to $7.4 million net cash proceeds received to fund employees’ tax withholding obligations associated with vested RSUs, which is disbursed to the appropriate taxing authorities, offset by the $1.8 million payment to Tumim for the commitment fee in connection with the equity line.

Net cash provided by financing activities of $15.1 million during the six months ended July 31, 2021 was primarily due to net proceeds from issuing common stock for $0.3 million, proceeds from stock subscriptions for $0.3 million and $15 million from the loan issued during the six months ended July 31, 2021, offset by payment of deferred transaction costs of $0.5 million.

Contractual Obligations

Our principal commitments consist of lease obligations for office space. For more information regarding our lease obligations, see Note 8 to the interim condensed consolidated financial statements.

We have made and expect to continue to make additional investments in our product, scale our operations, and continue to enhance our security measures. We will continue to expand the use of software systems to scale with our overall growth.

Following the issuance of the unsecured convertible promissory note to 3i under the newly signed debt facility (see Note 14 to the financial statements included in this report), we will be obligated to repay amounts borrowed, unless earlier converted into shares of our common stock under the terms of the promissory note.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with GAAP. The preparation of these financial statements require us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, as well as related disclosures. We evaluate our estimates and assumptions on an ongoing basis. Our estimates are based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Our actual results could differ from these estimates.

The critical accounting policies, assumptions and judgments that we believe have the most significant impact on our consolidated financial statements are described below.

Revenue Recognition

Our revenues are derived from sales of product, subscriptions, support and maintenance, and other services. We satisfy performance obligations to recognize revenue for a single performance obligation ratably over the expected term with the customer.

Revenue is recognized when all of the following criteria are met:

1.

Identification of the contract, or contracts, with a customer—A contract with a customer to account for exists when (i) we enter into an enforceable contract with a customer that defines each party’s rights regarding the goods or services to be transferred and identifies the payment terms related to these goods or services, (ii) the contract has commercial substance and the parties are committed to perform, and (iii) we determine that collection of substantially all consideration to which we will be entitled in exchange for goods or services that will be transferred is probable based on the customer’s intent and ability to pay the promised consideration.

2.

Identification of the performance obligations in the contract—Performance obligations promised in a contract are identified based on the goods or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the goods or service either on its own or together with other resources that are readily available from third parties or from us, and are distinct in the context of the contract, whereby the transfer of the goods or services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised goods or services, we apply judgment to determine whether promised goods or services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised goods or services are accounted for as a combined performance obligation.

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3.	Determination of the transaction price—The transaction price is determined based on the consideration to which we will be entitled in exchange for transferring goods or services to the customer.

4.

Allocation of the transaction price to the performance obligations in the contract—We allocate the transaction price to each performance obligation based on the amount of consideration expected to be received in exchange for transferring goods and services to the customer. If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation on a relative standalone selling price based on the observable selling price of our products and services.

5.

Recognition of revenue when, or as, we satisfy performance obligations—We satisfy performance obligations either over time or at a point in time. Revenue is recognized at or over the time the related performance obligation is satisfied by transferring a promised good or service to a customer.

Costs to Obtain or Fulfill a Contract

We capitalize incremental costs of obtaining a non-cancelable subscription and support revenue contract and on professional services revenue as contract acquisition costs. The capitalized amounts consist primarily of sales commissions paid to our direct sales force. The capitalized amounts are recoverable through future revenue streams under all non-cancelable customer contracts. Amortization of capitalized costs, which occurs on a straight line basis, is included in sales and marketing expense in the accompanying condensed consolidated statements of operations. Contract fulfillment costs include appliance hardware and installation costs that are essential in providing the future benefit of the solution, which are also capitalized. We amortize our contract fulfillment costs ratably over the contract term in a manner consistent with the related revenue recognition on that contract and are included in cost of revenue.

Stock-Based Compensation

Stock compensation expense for stock options is recognized on a straight line basis and with a provision for forfeitures matched to historical experience for matured grant cohorts. Stock compensation expense for RSUs granted under the 2014 Plan, which contain both service and performance conditions, is recognized on a graded-scale basis matched to the length and vesting tranches for each grant. Stock compensation expense for RSUs granted under the 2021 Plan have only service vesting conditions. Expense will be recognized on a straight-line basis for all RSU awards with only service conditions. In the event that a RSU grant holder is terminated before the award is fully vested for RSUs granted under either Plan, the full amount of the unvested portion of the award will be recognized as a forfeiture in the period of termination. The fair value of RSUs is based on the fair value of our common stock on the date of the grant.

We use the Black-Scholes pricing model to estimate the fair value of options on the date of grant. The use of a valuation model requires management to make certain assumptions with respect to selected model inputs. We grant stock options at exercise prices determined equal to the fair value of common stock on the date of the grant. The fair value of our common stock at each measurement date is based on a number of factors, including the results of third-party valuations, our historical financial performance, and observable arms-length sales of our capital stock including convertible preferred stock, and the prospects of a liquidity event, among other inputs. We estimate an expected forfeiture rate for stock options, which is factored into the determination of stock-based compensation expense. The volatility assumption is based on the historical and implied volatility of our peer group with similar business models. The risk-free interest rate is based on U.S. Treasury zero-coupon issues with a remaining term equal to the expected life assumed at the date of grant. The dividend yield percentage is zero because we do not currently pay dividends nor do we intend to do so in the future.

These estimates involve inherent uncertainties and the use of different assumptions may have resulted in stock-based compensation expense that was different from the amounts recorded.

As of July 31, 2022, there was $48.5 million of unrecognized compensation cost related to unvested RSUs without performance obligations. The weighted average remaining vesting period was 3.25 years.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842) Section A- Leases: Amendments to the FASB Accounting Standards Codification. The standard requires lessees to recognize the assets and liabilities arising from leases on the balance sheet and retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous lease guidance. We adopted this standard and related amendments in the first quarter of fiscal 2023, using the modified retrospective approach.

The modified retrospective approach provides a method for recording existing leases at adoption with a cumulative adjustment to retained earnings. We elected the package of practical expedients which permits us to not reassess (1) whether any expired or existing contracts are or contain leases, (2) the lease classification for any expired or existing leases, and (3) any initial direct costs for any expired or existing leases as of the effective date. We also elected the practical expedient lease considerations to not allocate lease considerations between lease and non-lease components for real estate leases. As such, real estate lease considerations are treated as a single lease-component and accounted for accordingly.

We applied a portfolio approach to effectively account for the lease liabilities and right-of-use lease assets. We exclude leases with an initial term of 12 months or less from the application of Topic 842.

Adoption of the new standard resulted in the recording of $1.1 million and $2.7 million of current lease liabilities and long-term lease liabilities, respectively, and $2.9 million in corresponding right-of-use lease assets. The difference between the approximate value of the right-of-use lease assets and lease liabilities is attributable to deferred rent, which is comprised of tenant improvement allowance and rent abatement. The cumulative change in the beginning accumulated deficit was $0.02 million due to the adoption of Topic 842. There was no material impact on the Company’s condensed consolidated statement of operations or consolidated statements cash flows. Comparative periods continue to be presented in accordance with legacy guidance in Topic 840.

Recently Issued Accounting Standards

Refer to Note 1, Organization and summary of changes in significant accounting policies, of the notes to our unaudited condensed consolidated financial statements included in this Form 10-Q for our assessment of recently issued and adopted accounting standards.

Commitments and Contingencies

Refer to Note 7, Commitments and contingencies, of the notes to our unaudited condensed consolidated financial statements included in this Form 10-Q.

Emerging Growth Company (“EGC”) Status

We are an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until those standards apply to private companies. We have elected to use this extended transition period for complying with certain new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an EGC or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our consolidated financial statements may or may not be comparable to companies that comply with new or revised accounting pronouncements as of public companies’ effective dates.

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Item 3. Quantitative and Qualitative Disclosures About Market Risk

We have operations in the United States and internationally, and we are exposed to market risk in the ordinary course of our business.

Foreign Currency Risk

The significant majority of our sales contracts are denominated in U.S. dollars, with a small number of contracts denominated in foreign currencies. A portion of our operating expenses are incurred outside the United States, denominated in foreign currencies and subject to fluctuations due to changes in foreign currency exchange rates, particularly changes in the Singapore Dollar, British Pound, Japanese Yen and Australian Dollar. Additionally, fluctuations in foreign currency exchange rates may cause us to recognize transaction gains and losses in our consolidated statements of operations. The effect of a hypothetical 10% change in foreign currency exchange rates applicable to our business would not have a material impact on our historical consolidated financial statements for fiscal 2023 or fiscal 2022. As the impact of foreign currency exchange rates has not been material to our historical operating results, we have not entered into derivative or hedging transactions, but we may do so in the future if our exposure to foreign currency becomes more significant.

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Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Disclosure controls and procedures (as such terms are defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our co-Chief Executive Officers and Chief Financial Officer, to allow timely decisions regarding required disclosure. In designing and evaluating disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. In addition, the design of disclosure controls and procedures must reflect the fact that there are resource constraints and that management is required to apply judgment in evaluating the benefits of possible controls and procedures relative to their costs.

Under the supervision and with the participation of our management, including our co-Chief Executive Officers and Chief Financial Officer, we conducted an evaluation of the effectiveness of our disclosure controls and procedures as of July 31, 2022. Based upon that evaluation, our co-Chief Executive Officers and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective as of July 31, 2022 due to the material weaknesses in our internal control over financial reporting described below.

Changes in Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting during the quarter ended July 31, 2022 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Material Weaknesses in Internal Control over Financial Reporting

Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP and includes those policies and procedures that: (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect our transactions and the dispositions of our assets; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP and that receipts and expenditures are being made only in accordance with appropriate authorizations of our management and board of directors; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets that could have a material effect on our financial statements.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Management determined that, as of January 31, 2022, we did not have a sufficient number of personnel with an appropriate degree of accounting and internal controls knowledge, experience, and training to appropriately analyze, record and disclose accounting matters commensurate with our accounting and reporting requirements, which resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of our financial reporting objectives, which constitutes a material weakness. This material weakness contributed to the following additional material weaknesses:

•

We did not design and maintain effective controls over the accounting for stock-based compensation modifications. This material weakness resulted in the restatement of our unaudited condensed consolidated financial statements as of and for the three months ended October 31, 2021. The error was corrected within our Annual Report on Form 10-K, filed on May 2, 2022, resulting in the consolidated financial statements being correctly stated for the year ended January 31, 2022.

•

We did not design and maintain effective controls over the review of journal entries and account reconciliations. Specifically, certain personnel have had the ability to both (i) create and post journal entries within our general ledger system, and (ii) prepare and review account reconciliations. This material weakness did not result in a material misstatement to the consolidated financial statements.

•

We did not design and maintain effective controls over information technology (“IT”) general controls for information systems that are relevant to the preparation of our financial statements. Specifically, we did not design and maintain: (i) program change management controls for the financial systems to ensure that information technology program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized and implemented appropriately; (ii) appropriate user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs and data to appropriate personnel; (iii) computer operations controls to ensure data backups are authorized and restorations monitored; and (iv) testing and approval controls for program development to ensure that new software development is aligned with business and IT requirements. This material weakness did not result in a material misstatement to the consolidated financial statements.

These material weaknesses could result in a misstatement of substantially all accounts or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

Remediation Plan

We have continued implementation of a plan to remediate these material weaknesses. These remediation measures are ongoing and have included the following:

•

we hired and continued to hire additional accounting and finance resources with public company experience, including expertise in technical accounting and complex transactions, including stock-based compensation arrangements, in addition to utilizing third-party consultants and specialists, to supplement our internal resources;

•	we have revised account reconciliation controls within all business processes to require proper segregation of duties of preparer and reviewer utilizing the additional personnel mentioned above;

•

we have implemented comprehensive access control protocols to implement restrictions on user and privileged access to certain applications and establishing additional controls over the preparation and review of journal entries; and

•	we have redesigned and strengthened financial system and application change management controls, testing and approval controls for program development, as well as data backup and restoration controls.

The elements of our remediation will continue to be accomplished over time and are subject to continued review, implementation and testing by management, as well as oversight by the audit committee of our board of directors, to determine that it is achieving our objectives. We are in the process of designing and implementing the steps to remediate these weaknesses. The material weaknesses will not be considered remediated until our remediation plan has been fully designed and implemented, the applicable controls operate for a sufficient period of time, and we have concluded, through testing, that the newly implemented and enhanced controls are operating effectively.

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PART II - OTHER INFORMATION

Item 1. Legal Proceedings

From time to time, we may become involved in legal proceedings arising in the ordinary course of our business. Except as set forth below, we are not currently a party to any material legal proceedings, and we are not aware of any pending or threatened legal proceeding against us that we believe could have an adverse effect on our business, operating results or financial condition.

Securities Litigation

On April 22, 2022, a federal securities class action lawsuit was filed by a purported stockholder in the United States District Court for the Eastern District of Virginia, or the Court. On July 15, 2022, the Court appointed a lead plaintiff for the action, and ordered that the action bear the caption In re IronNet, Inc. Securities Litigation, No. 1:22-cv-004499-RDA-JFA. On August 29, 2022, the lead plaintiff filed an amended complaint on behalf of a proposed class consisting of those who acquired our securities between September 14, 2021 and December 15, 2021. The amended complaint names us, our co-Chief Executive Officers, and our Chief Financial Officer as defendants and asserts claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, for alleged misrepresentations and/or omissions in September 2021 regarding our financial guidance for fiscal year 2022 and a claim under Section 20A of the Securities Exchange Act of 1934, as amended, for alleged trading on material nonpublic information by one of our co-Chief Executive Officers. The amended complaint seeks an unspecified amount of damages on behalf of the putative class and an award of costs and expenses, including reasonable attorneys’ fees.

The defendants have until October 26, 2022 to respond to the amended complaint. If the defendants file a motion to dismiss, the lead plaintiff will have until November 25, 2022 to file an opposition, and the defendants will have until December 16, 2022 to file a reply in support of the motion to dismiss.

We believe the claims are without merit, intend to defend the case vigorously, and have not recorded a liability related to this lawsuit because, at this time, we are unable to determine whether an unfavorable outcome is probable or to estimate reasonably possible losses.

Item 1A. Risk Factors

Our business is subject to numerous risks that you should carefully consider. These risks are more fully described in the section titled “Risk Factors” included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on May 2, 2022. A summary of these risks that could materially and adversely affect our business, financial condition, operating results and prospects include the following:

•	We have experienced rapid growth in recent periods, and if we do not manage our future growth, our business and results of operations will be adversely affected.

•	We have a history of losses and we may not be able to achieve or sustain profitability in the future, which raises substantial doubt about our ability to continue as a going concern.

•

If organizations do not adopt cloud-enabled, and/or software as a service-delivered cybersecurity solutions that may be based on new and untested security concepts, our ability to grow our business and results of operations may be adversely affected.

•

Competition from existing or new companies could cause us to experience downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities and loss of market share.

•

If our solutions fail or are perceived to fail to detect or prevent incidents or have or are perceived to have defects, errors, or vulnerabilities, our brand and reputation would be harmed, which would adversely affect our business and results of operations.

•

We rely on third-party data centers and our own colocation data centers to host and operate our platform, and any disruption of or interference with its use of these facilities may negatively affect our ability to maintain the performance and reliability of our platform, which could cause our business to suffer.

•

Our future success will be substantially dependent on our ability to attract, retain, and motivate the members of our management team and other key employees throughout our organization, and the loss of one or more key employees or an inability to attract and retain highly skilled employees could harm our business.

•

If we are unable to maintain successful relationships with our distribution partners, or if our distribution partners fail to perform, our ability to market, sell and distribute our platform and solutions efficiently will be limited, and our business, financial position and results of operations will be harmed.

•

Our business depends, in part, on sales to government organizations, and significant changes in the contracting or fiscal policies of such government organizations could have an adverse effect on our business and results of operations.

•	The success of our business will depend in part on our ability to protect and enforce our intellectual property rights.

•

We are subject to laws and regulations, including governmental export and import controls, sanctions, and anti-corruption laws, that could impair our ability to compete in our markets and subject us to liability if we are not in full compliance with applicable laws.

•

Our management has identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.

•	Our international operations and plans for future international expansion expose us to significant risks, and failure to manage those risks could adversely impact our business.

Except as set forth below, there have been no material changes to the risk factors set forth in the Annual Report on Form 10-K filed with the SEC on May 2, 2022. However, the risk factors described in this Quarterly Report and in the Annual Report on Form 10-K are not the only risks that we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any such risks materialize, it could have a material adverse effect on our business, financial condition, results of operations and growth prospects and cause the trading price of our common stock to decline.

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We have a history of losses and may not be able to achieve or sustain profitability in the future, which raises substantial doubt about our ability to continue as a going concern.

We have incurred net losses in all periods since our inception. We experienced net losses of $242.6 million and $55.4 million for fiscal 2022 and fiscal 2021, respectively, and net losses of $61.6 million for the six months ended July 31, 2022. As of July 31, 2022, we had an accumulated deficit of $479.3 million. We cannot predict when or whether we will ever reach or maintain profitability. We will also continue to incur significant operating expenses, which will negatively affect our results of operations if our total revenue does not increase. We cannot assure you that we will achieve increases in our total revenue or improvements in our results of operations. We also expect to incur significant additional legal, accounting, and other expenses as a public operating company. Any failure to increase our revenue as we invest in our business or to manage our costs could prevent us from achieving or maintaining profitability or positive cash flow.

Our history of losses and the factors discussed above raise substantial doubt regarding our ability to continue as a going concern, which may create negative reactions to the price of our common stock. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our financial statements, and it is likely that investors will lose all or a part of their investment. Further, the perception that we may be unable to continue as a going concern may impede our ability to pursue strategic opportunities or operate our business due to concerns regarding our ability to discharge our contractual obligations. In addition, if there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms, or at all.

We will need to raise additional capital to continue, which capital may not be available on terms acceptable to us, or at all, and which could reduce our ability to compete and could harm our business.

Retaining our current levels of personnel and products offerings may require additional funds to respond to business challenges, including the need to develop new products and enhancements to our platform, improve our operating infrastructure, or acquire complementary businesses and technologies. The failure to raise additional capital or generate the significant capital necessary to expand our operations and invest in new products could reduce our ability to compete and could harm our business. Accordingly, we may need to engage in equity or debt financings to secure additional funds. We have entered into an equity line of credit facility under which we may sell shares of common stock for proceeds of up to $175 million subject to a number of conditions and limitations set forth in the purchase agreement for the facility. Many of these limitations depend on the prevailing stock price of our common stock. Based on the current price of our common stock as of the date of this report, we estimate that we would not be able to raise more than approximately $20 million in proceeds under the facility before certain of the ownership limitations would be exceeded. In September 2022, we also entered into an agreement to borrow $10 million under a convertible promissory note with a lender and may, upon the satisfaction of a number of conditions related to the prevailing stock price and trading volume of our common stock and the requirement to have repaid or converted a portion of the initial promissory note, borrow an additional $15 million from this lender. Amounts borrowed may, depending on the trading price of our common stock at the time, be converted into shares of our common stock. Under the convertible note financing, and if we raise additional equity financing, whether under the equity line of credit facility or otherwise, stockholders may experience significant dilution of their ownership interests to the extent we issue a significant number of shares of common stock, and the market price of the common stock could decline. The current convertible debt contains restrictions on our future debt financing, but if we engage in future debt financing, the holders of debt would have priority over the holders of common stock, and we may be required to accept terms that restrict our operations or our ability to incur additional indebtedness or to take other actions that would otherwise be in the interests of the debt holders. In addition, adverse macroeconomic developments, including without limitation inflation, slowing economic growth, rising interest rates or a potential economic recession, may reduce our ability to access such capital. Any of the above could harm our business, results of operations and financial condition.

If organizations do not adopt cloud-enabled, and/or SaaS-delivered cybersecurity solutions that may be based on new and untested security concepts, our ability to grow our business and results of operations may be adversely affected.

Our future success depends on the growth in the market for cloud-enabled and/or SaaS-delivered cybersecurity solutions. The use of SaaS solutions to manage and automate security and IT operations is rapidly evolving. As such, it is difficult to predict our potential growth, customer adoption and retention rates, customer demand for our solutions, or the success of existing or future competitive products. Any expansion in our market depends on a number of factors, including the cost, performance and perceived value associated with our solutions and those of our competitors. If our solutions do not achieve widespread adoption or there is a reduction in demand for our solutions due to a lack of customer acceptance, technological challenges, competing products, privacy or other liability concerns, decreases in corporate spending, weakening economic conditions, or otherwise, it could adversely affect our business, results of operations and financial results, resulting from such things as early terminations, reduced customer retention rates, or decreased sales. Negative or worsening conditions in the general economy both in the United States and abroad, including conditions resulting from financial and credit market fluctuations and inflation, could cause a decrease in corporate spending on enterprise software in general, and in the cybersecurity industry specifically, and negatively affect the rate of growth of our business. We do not know whether the trend in adoption of cloud- enabled and/or SaaS-delivered cybersecurity solutions that we have experienced in the past will continue in the future. Furthermore, if we or other SaaS security providers experience security incidents, loss, or disclosure of customer data, disruptions in delivery, or other problems, the market for SaaS solutions as a whole, including our security solutions, could be negatively affected.

In addition to reliance on a cloud-enabled and/or SaaS-delivered model, our cybersecurity offerings utilize a novel and relatively new approach to collective defense that relies on customers sharing sensitive customer information with us. Some of that raw customer information may contain personal or confidential information, or data perceived to be personal or confidential information. From that customer information, we generate analytics that allow us to deliver threat knowledge and network intelligence at machine speed across a wide variety of industries. Because this new approach requires the sharing of sensitive customer information, concerns may exist that sharing of the customer information may violate, or be perceived as potentially violating, privacy laws or providing a competitive advantage to another entity. As a result, some current or prospective customers may decide not to procure our products or share any customer information. Such lack of acceptance could have negative effects on us, including reduced or lost revenues or inadequate information being available for our analysis, thus making our products less effective. In addition, uncertainties about the regulatory environment concerning personal information and the potential liability raised by sharing such information could further inhibit the broad-scale adoption of our solutions.

Historically, information sharing related to cybersecurity has been a very well accepted concept from a theoretical perspective but very difficult to implement in practice. Companies are generally reluctant to share their sensitive cyber information with other entities, despite knowing the advantages of doing so. Although raw customer information will not be shared with other parties, it does undergo filtering, concatenation, and other transformations within our solutions with the goal of removing any sensitive or personal information. Misperceptions may exist, however, about what information gets shared, with whom that information is shared, and the jurisdictions (including foreign countries) of the companies with which the information gets shared. Further, concerns of existing or potential customers may exist related to the ability to completely remove any indicia of the source company, general market rejection of information sharing, or specific market skepticism of our approach to collective defense, which may further add to a lack of customer acceptance.

In addition to the potential concerns related to sharing sensitive information in a system consisting of commercial or potentially competitive entities, additional concerns can arise when governments become involved as participants in the collective defense ecosystem. From a commercial perspective, companies frequently view information sharing with governments as risky, based on perceptions that the governments might use such shared information to take action against the companies or to otherwise utilize it in a way that will expose such companies to liability. Such perceptions could lead commercial entities to stop sharing, not procure our services in the first place, or terminate their relationship with us altogether. Similarly, governments (as customers) may be unable to properly process such data or utilize it in a meaningful way, or share useful information back into our solutions. Any of these concerns could lead to reduced sales or contribute to a lack of customer acceptance. In addition, the mere involvement of one or more government entities may harm our reputation with certain companies.

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The COVID-19 pandemic and other recent global events could adversely affect our business, operating results and future revenue.

The ongoing COVID-19 pandemic has and may continue to impact worldwide economic activity and financial markets. Some of the precautionary measures taken at the outset of the pandemic, many of which we have now made largely permanent and sustainable, and associated economic issues, both in the United States and across the globe, could negatively affect our cybersecurity efforts, significantly delay and lengthen our sales cycles, impact our sales and marketing efforts, reduce employee efficiency and productivity, slow our international expansion efforts, increase cybersecurity risks, and create operational or other challenges, any of which could harm our business and results of operations. Moreover, due to our subscription-based business model, the effect of the COVID-19 pandemic may not be fully reflected in our results of operations until future periods, if at all.

In addition, the COVID-19 pandemic, and variants thereof, may disrupt the operations of our prospective clients, customers, and partners for an indefinite period of time. Some of our customers have been negatively impacted by the COVID-19 pandemic, which could result in delays in accounts receivable collection, or result in decreased technology spending, including spending on cybersecurity, which could negatively affect our revenues. Some of our prospective clients have also been negatively impacted by the COVID-19 pandemic, which could result in delays in sales or lengthen purchasing decisions.

More generally, the COVID-19 pandemic, including the emergence of variant strains of COVID-19, the ongoing conflict between Russia and Ukraine, inflation higher than we have seen in decades and supply chain issues have adversely affected economies and financial markets globally, and continued uncertainty could lead to a prolonged economic downturn, which could result in a larger customer turnover than is currently anticipated, reduced demand for our products and services, and increased length of sales cycles, in which case our revenues could be significantly impacted. The impact of the COVID-19 pandemic and other global events may also exacerbate other risks discussed in this “Risk Factors” section and elsewhere in the Annual Report on Form 10-K. It is not possible at this time to estimate the impact that the COVID-19 pandemic and other global events could have on our business, as the impact will depend on future developments, which are highly uncertain and cannot be predicted.

Weakened global economic conditions, including those from the recent COVID-19 pandemic and global events, may harm our industry, business and results of operations.

Our overall performance depends in part on worldwide economic conditions. Global financial developments, downturns and global health crises or pandemics seemingly unrelated to us or the cybersecurity industry, may harm us, including due to disruptions or restrictions on our employees’ ability to work and travel. The United States and other key international economies have been affected from time to time by falling demand for a variety of goods and services, restricted credit, poor liquidity, reduced corporate profitability, volatility in credit, equity and foreign exchange markets, bankruptcies, outbreaks of COVID-19 and the resulting impact on business continuity and travel, supply chain disruptions, inflation and overall uncertainty with respect to the economy, including with respect to tariff and trade issues. For example, inflation rates, particularly in the United States, have increased recently to levels not seen in years, and increased inflation may result in decreased demand for our products and services, increases in our operating costs (including our labor costs), reduced liquidity and limits on our ability to access credit or otherwise raise capital. In addition, the Federal Reserve has raised, and may again raise, interest rates in response to concerns about inflation, which coupled with reduced government spending and volatility in financial markets may have the effect of further increasing economic uncertainty and heightening these risks. Additionally, financial markets around the world experienced volatility following the invasion of Ukraine by Russia in February 2022. In response to the invasion, the US, UK and EU, along with others, imposed significant new sanctions and export controls against Russia, Russian banks and certain Russian individuals and may implement additional sanctions or take further punitive actions in the future. The full economic and social impact of the sanctions imposed on Russia (as well as possible future punitive measures that may be implemented), as well as the counter measures imposed by Russia, in addition to the ongoing military conflict between Ukraine and Russia, which could conceivably expand into the surrounding region, remains uncertain; however, both the conflict and related sanctions have resulted and could continue to result in disruptions to trade, commerce, pricing stability, credit availability, and/or supply chain continuity, in both Europe and globally, and has introduced significant uncertainty into global markets. As the adverse effects of this conflict continue to develop and potentially spread, both in Europe and throughout the rest of the world, our customers may be negatively impacted, which in turn may cause them to delay purchasing decisions, affect subscription renewal rates and otherwise depress our customers’ spending levels. As a result, our business and results of operations may be adversely affected by the ongoing conflict between Ukraine and Russia, particularly to the extent it escalates to involve additional countries, further economic sanctions or wider military conflict. We have current and potential new customers throughout Europe. If economic conditions in Europe and other key markets for our platform continue to remain uncertain or deteriorate further, including as a result of COVID-19 or otherwise, many customers may delay or reduce their cybersecurity spending.

The factors discussed above have and may continue to influence our customers’ behavior, spending patterns and general demand for our platform and services and prompt our customers to take additional precautionary measures to limit or delay expenditures and preserve capital and liquidity as they monitor global economic conditions and the risk of a global recession. The growth of our revenues and potential profitability of our business depends on demand for our platform and services generally, and business spend management specifically. In addition, our revenues are dependent on the number of users of our services. Historically, during economic downturns there have been reductions in spending on cybersecurity as well as pressure for extended billing terms or pricing discounts, which would limit our ability to grow our business and negatively affect our operating results. These conditions affect the rate of cybersecurity spending and could adversely affect our customers’ ability or willingness to subscribe to our services, delay prospective customers’ purchasing decisions, reduce the value or duration of their subscriptions or affect renewal rates, all of which could harm our operating results.

If our customers do not renew their subscriptions for our products, our future results of operations could be harmed.

In order for us to maintain or improve our results of operations, it is important that our customers renew their subscriptions for our platform and solutions when existing contract terms expire, and that we expand our commercial relationships with our existing customers by selling additional subscriptions. Our customers have no obligation to renew their subscriptions after the expiration of their contractual subscription period, which is generally one year, and in the normal course of business, some customers have elected not to renew. In addition, our customers may renew for shorter contract subscription lengths or cease using certain solutions. Our customer retention and expansion may decline or fluctuate as a result of a number of factors, including our customers’ satisfaction with our services, our pricing, customer security and networking issues and requirements, our customers’ spending levels, mergers and acquisitions involving our customers, industry developments, competition and general economic conditions. Our public sector customers are also subject to budgetary cycles and funding authorizations, and funding reductions or delays can result in delays in such customers renewing their contracts with us. We have experienced several of these delays in the current fiscal year, which has delayed our ability to grow our annual recurring revenue and therefore reduced revenues below our previous expectations, in addition to delaying expected cash flows. If our efforts to maintain and expand our relationships with our existing customers are not successful, our business, results of operations, and financial condition may materially suffer.

A limited number of customers represent a substantial portion of our revenue. If we fail to retain these customers, our revenue could decline significantly.

We derive a substantial portion of our revenue from a limited number of customers. For the fiscal year 2022, six customers accounted for approximately one-half of our revenue, with two of those customers accounting for over 20% of our annual revenue. During the first six months of fiscal 2023, two customers also accounted for over 20% of our revenue. However, two customers who had each represented more than 10% of our revenue in the first half of 2022 were no longer significant customers in the first half of fiscal 2023.

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As a result of our customer concentration, which can vary from period to period, our revenue could fluctuate materially and could be materially and disproportionately impacted by purchasing decisions of these customers or any other significant future customer. Any of our significant customers may decide to purchase less than they have in the past, may alter their purchasing patterns at any time with limited notice, or may decide not to continue to license our products at all, any of which could cause our revenue to decline and adversely affect our financial condition and results of operations. If we do not further diversify our customer base, we will continue to be susceptible to risks associated with customer concentration.

Our results of operations may fluctuate significantly, which could make our future results difficult to predict and could cause our results of operations to fall below expectations.

Our results of operations have varied significantly from period to period, and we expect that our results of operations will continue to vary as a result of a number of factors, many of which are outside of our control and may be difficult to predict, including:

•

the impact of the COVID-19 pandemic, including the emergence of variant strains of COVID-19, on our operations, financial results, and liquidity and capital resources, including on customers, sales, expenses, and employees;

•	our ability to attract new and retain existing customers;

•	the budgeting cycles, seasonal buying patterns, and purchasing practices of customers;

•	the timing and length of our sales cycles;

•	changes in customer or distribution partner requirements or market needs;

•	changes in the growth rate of our market;

•	the timing and success of new product and service introductions by us or our competitors or any other competitive developments, including consolidation among our customers or competitors;

•	the level of awareness of cybersecurity threats, particularly advanced cyberattacks, and the market adoption of our platform;

•	our ability to successfully expand our business domestically and internationally;

•	decisions by organizations to purchase security solutions from larger, more established security vendors or from their primary IT equipment vendors;

•	changes in our pricing policies or those of our competitors;

•	any disruption in our relationship with distribution partners;

•	insolvency or credit difficulties confronting our customers, affecting their ability to purchase or pay for our solutions;

•	significant security breaches of, technical difficulties with or interruptions to, the use of our platform;

•	extraordinary expenses such as litigation or other dispute-related settlement payments or outcomes;

•	rising inflation and our ability to control costs, including our operating expenses;

•	general economic conditions, both in domestic and foreign markets;

•	future accounting pronouncements or changes in our accounting policies or practices;

•	negative media coverage or publicity;

•	political events, including the ongoing conflict between Russia and Ukraine;

•	the amount and timing of operating costs and capital expenditures related to the expansion of our business; and

•	increases or decreases in expenses caused by fluctuations in foreign currency exchange rates.

In addition, we experience seasonal fluctuations in our financial results as we can receive a higher percentage of our annual orders from new customers, as well as renewal orders from existing customers, in the fourth fiscal quarter as compared to other quarters due to the annual budget approval process of many of our customers. Any of the above factors, individually or in the aggregate, may result in significant fluctuations in our financial and other results from period to period.

As a result of this variability, our historical results of operations should not be relied upon as an indication of future performance. Moreover, this variability and unpredictability could result in our failure to meet our operating plan or the expectations of investors or analysts for any period. If we fail to meet such expectations for these or other reasons, our stock price could fall substantially, and we could face costly lawsuits, including securities class action suits.

Our business depends, in part, on sales to government organizations, and significant changes in the contracting or fiscal policies of such government organizations could have an adverse effect on our business and results of operations.

Our future growth depends, in part, on increasing sales to government organizations. Demand from government organizations is often unpredictable, subject to budgetary uncertainty and typically involves long sales cycles. We have made significant investments to address the government sector, but we cannot assure you that these investments will be successful, or that we will be able to maintain or grow our revenue from the government sector. In fiscal 2022 and so far in fiscal 2023, several contracts that we previously expected would be signed with government organizations have not yet materialized due to funding delays. Although we anticipate that they may increase in the future, sales to U.S. federal, state and local governmental agencies have not accounted for, and may never account for, a significant portion of our revenue. U.S. federal, state and local government sales are subject to a number of challenges and risks that may adversely impact our business. Sales to such government entities include the following risks:

•

selling to governmental agencies can be highly competitive, expensive and time-consuming, often requiring significant upfront time and expense without any assurance that such efforts will generate a sale;

•

government certification requirements applicable to our products may change and, in doing so, restrict our ability to sell into the U.S. federal government sector until it has attained the required certifications.

•

government demand and payment for our platform may be impacted by public sector budgetary cycles and funding authorizations, with funding reductions or delays adversely affecting public sector demand for our platform;

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•

governments routinely investigate and audit government contractors’ administrative processes, and any unfavorable audit could result in the government refusing to continue buying our platform, which would adversely impact our revenue and results of operations, or institute fines or civil or criminal liability if the audit were to uncover improper or illegal activities;

•	interactions with the U.S. federal government may be limited by post-employment ethics restrictions on members of our management;

•	foreign governments may have concerns with purchasing security products from a company that employs former NSA employees and officials, which may negatively impact sales; and

•

governments may require certain products to be manufactured, hosted, or accessed solely in their country or in other relatively high-cost manufacturing locations, and we may not manufacture all products in locations that meet these requirements, affecting our ability to sell these products to governmental agencies.

We have achieved “FedRAMP- ready” status, but such status is only available for a certain period of time before which it must be utilized. If not utilized, we would likely have to go through certain parts of the FedRAMP process again in order to sell our products to government agencies. Moreover, even if we were to achieve FedRAMP-certified status, such certification is costly to maintain, and if we were to lose such a certification in the future it would restrict our ability to sell to government customers. It is also possible that additional guidelines and/or certifications, such as the Cybersecurity Maturity Model Certification, will be required to expand participation in the government sectors.

The occurrence of any of the foregoing could cause governments and governmental agencies to delay or refrain from purchasing our solutions in the future or otherwise have an adverse effect on our business and results of operations.

Our international operations expose us to significant risks, and failure to manage those risks could adversely impact our business.

We derived 11% and 12% of our total revenue from our international customers for the six months ended July 31, 2022 and 2021, respectively. Our growth strategy includes expansion into target geographies, but there is no guarantee that such efforts will be successful. These international operations will require significant management attention and financial resources and are subject to substantial risks, including:

•	greater difficulty in negotiating contracts with standard terms, enforcing contracts, and managing collections, including longer collection periods;

•

higher costs of doing business internationally, including costs incurred in establishing and maintaining office space and equipment for international operations and creating international operating entities, where applicable;

•	management communication and integration problems resulting from cultural and geographic dispersion;

•	risks associated with trade restrictions and foreign legal requirements, including any importation, certification, and localization of our platform that may be required in foreign countries;

•	greater risk of unexpected changes in applicable foreign laws, regulatory practices, tariffs, and tax laws and treaties;

•	compliance with anti-bribery laws, including the FCPA, the U.S. Travel Act and the Bribery Act, violations of which could lead to significant fines, penalties, and collateral consequences;

•

heightened risk of unfair or corrupt business practices in certain geographies and of improper or fraudulent sales arrangements that may impact financial results and result in restatements of, or irregularities in, financial statements;

•	the uncertainty of protection for intellectual property rights in some countries;

•	general economic and political conditions in these foreign markets;

•	foreign exchange controls or tax regulations that might prevent us from repatriating cash earned outside the United States;

•	political and economic instability in some countries;

•	the potential for foreign government demands for access to information or corporate property;

•	double taxation of international earnings and potentially adverse tax consequences due to changes in the tax laws of the United States or the foreign jurisdictions in which we operate;

•	unexpected costs for the localization of services, including translation into foreign languages and adaptation for local practices and regulatory requirements;

•	requirements to comply with foreign privacy, data protection, and information security laws and regulations and the risks and costs of noncompliance;

•	greater difficulty in identifying, attracting and retaining local qualified personnel, and the costs and expenses associated with such activities;

•	greater difficulty identifying qualified distribution partners and maintaining successful relationships with such partners;

•	differing employment practices and labor relations issues; and

•	difficulties in managing and staffing international offices and increased travel, infrastructure, and legal compliance costs associated with multiple international locations.

Adverse changes in global, regional or local economic conditions, including recession or slowing growth, the COVID-19 pandemic or other global or local health issues, changes or uncertainty in fiscal, monetary, or trade policy, higher interest rates, tighter credit, inflation, lower capital expenditures by businesses including on IT infrastructure, increases in unemployment, and lower consumer confidence and spending, periodically occur. Increased costs for supply chain expenses, driven in part by inflation, have negatively impacted our results of operations and may continue to impact our results of operations. Inflation may also continue to cause increased supply, employee, facilities and infrastructure costs, decreased demand for our services and volatility in the financial markets. To the extent such inflation continues, increases or both, it may reduce our margins and have a material adverse effect on our results of operations.

Additionally, all of our sales contracts are currently denominated in U.S. dollars. However, a strengthening of the U.S. dollar could increase the cost of our solutions to our international customers, which could adversely affect our business and results of operations. In addition, an increasing portion of operating expenses is expected to be incurred outside the United States and denominated in foreign currencies, and will be subject to fluctuations due to changes in foreign currency exchange rates. If we become more exposed to currency fluctuations and are not able to successfully hedge against the risks associated with currency fluctuations, our results of operations could be adversely affected.

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In addition, international nation states continue to increase their threats of action against other countries and high profile companies in them, as has most recently been evidenced by statements made by certain leaders relating to the recent military activity in Ukraine. The fact that we provide products and services to high profile customers in many of the countries that have been and remain under such threats and the high profile of leaders associated with us make those customers and us potential targets for attacks by those nation states and their proxies creating additional risks to our ability to continue to expand and operate effectively.

Our success will depend in large part on our ability to anticipate and effectively manage these risks. The expansion of our international operations and entry into additional international markets will require significant management attention and financial resources. Our failure to successfully manage international operations and the associated risks could limit the future growth of our business.

Our business will be subject to the risks of natural catastrophic events and to interruption by man-made problems such as power disruptions, computer viruses, data security breaches or terrorism.

A significant natural disaster, such as an earthquake, a fire, a flood, or significant power outage could have a material adverse impact on our business, results of operations and financial condition. Natural disasters could affect our personnel, data centers, supply chain, manufacturing vendors, or logistics providers’ ability to provide materials and perform services such as manufacturing products or assisting with shipments on a timely basis. In addition, climate change could result in an increase in the frequency or severity of natural disasters. In the event that we or our service providers’ information technology systems or manufacturing or logistics abilities are hindered by any of the events discussed above, we could result in missed financial targets, such as revenue, for a particular quarter. In addition, computer malware, viruses and computer hacking, fraudulent use attempts and phishing attacks have become more prevalent in the cybersecurity industry, and our internal systems may be victimized by such attacks. Likewise, we could be subject to other man-made problems, including but not limited to power disruptions, terrorist acts and the ongoing conflict between Russia and Ukraine.

Although we maintain incident management and disaster response plans, in the event of a major disruption caused by a natural disaster or man-made problem, we may be unable to continue our operations and may endure system interruptions, reputational harm, delays in our development activities, lengthy interruptions in service, breaches of data security and loss of critical data, and our insurance may not cover such events or may be insufficient to compensate it for the potentially significant losses we may incur. Acts of terrorism and other geo-political unrest could also cause disruptions in our business or the business of our supply chain, manufacturers, logistics providers, partners, or customers or the economy as a whole. Any disruption to our supply chain, manufacturers, logistics providers, partners or customers that impacts sales at the end of a fiscal quarter could have a significant adverse impact on our financial results. All of the aforementioned risks may be further increased if disaster recovery plans prove to be inadequate. To the extent that any of the above should result in delays or cancellations of customer orders, or the delay in the manufacture, deployment, or shipment of our products, our business, financial condition, and results of operations would be adversely affected.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3. Defaults upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

None.

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Item 6. Exhibits

Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
2.1	Agreement and Plan of Reorganization and Merger, dated March 15, 2021.	S-4/A	333-256129	2.1	August 6, 2021

2.2	Amendment No. 1 to Agreement and Plan of Reorganization and Merger, dated August 6, 2021.	S-4/A	333-256129	2.2	August 6, 2021

3.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-39125	3.1	September 1, 2021

3.2	Amended and Restated Bylaws of the Registrant.	8-K	001-39125	3.2	September 1, 2021

10.1*	Amended and Restated Executive Employment Agreement, effective June 14, 2022, by and between the registrant and Donald Closser

10.2*	Amendment to Employment Agreement, effective as of June 21, 2022, by and between the registrant and James Gerber

31.1*	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1*	Certifications of Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS	Inline XBRL Instance Document – instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.SCH, 101.CAL, 101.DEF, 101.LAB and 101.PRE).

*

This exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in such filings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRONNET, INC.

Date: September 14, 2022	By:	/s/ James C. Gerber
James C. Gerber
Chief Financial Officer
(On behalf of the Registrant and as Principal Financial Officer)

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Exhibit 10.1

AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT, EFFECTIVE JUNE 14, 2022, BY AND BETWEEN DONALD CLOSSER

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) is entered into effective June 14, 2022 (the “Effective Date”), by and between Donald Closser (the “Executive”) and IronNet CyberSecurity, Inc. (the “Company”), and amends and restates in its entirety the Employment Agreement between the Company and Executive that was dated Sept. 19, 2019 (the “Prior Agreement”).

The Company desires to continue to employ Executive and, in connection therewith, to compensate the Executive for Executive’s personal services to the Company; and

The Executive wishes to continue to be employed by the Company and provide personal services and certain covenants to the Company in return for certain compensation and benefits.

This Agreement supersedes any and all prior and contemporaneous oral or written employment agreements or arrangements between Executive and the Company or any predecessor thereof.

Accordingly, in consideration of the mutual promises and covenants contained herein, the parties agree to the following:

1.	EMPLOYMENT BY THE COMPANY.

1.1 Position; Duties. Subject to the terms set forth herein, the Company agrees to employ Executive Donald Closser in the position of Chief Product Officer, and Executive hereby accepts such employment. During the term of Executive’s employment with the Company, Executive will devote the Executive’s best efforts, business time and attention to the business of the Company. Executive will report to the Co-CEO of the Company. Executive will perform such duties as are normally associated with his position, as assigned from time to time, subject to the oversight and direction of the Co-CEO’s. The Executive shall make such business trips to such places as may be necessary or advisable for the Company.

1.2 Company Policies. The employment relationship between the parties shall be subject to the Company’s personnel policies and procedures as they may be interpreted, adopted, revised or deleted from time to time in the Company’s sole discretion. Notwithstanding the foregoing, in the event that the terms of this Agreement differ from, or are in conflict with, the Company’s employment policies or practices, this Agreement shall control.

1.3 Expense Reimbursement. The Company will reimburse Executive for reasonable business expenses in accordance with the Company’s standard expense reimbursement policy, as the same may be modified by the Board from time to time. The Company shall reimburse Executive for all customary and appropriate business-related expenses actually incurred and documented in accordance with Company policy, as in effect from time to time. For the avoidance of doubt, to the extent that any reimbursements payable to Executive are subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”): (a) any such reimbursements will be paid no later than December 31 of the year following the year in which the expense was incurred, (b) the amount of expenses reimbursed in one year will not affect the amount eligible for reimbursement in any subsequent year, and (c) the right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.

2.	COMPENSATION AND BENEFITS.

2.1 Salary. Executive shall receive for Executive’s services to be rendered hereunder an initial base salary of $_330,000.00 on an annualized basis, subject to review and adjustment by the Company in its sole discretion, and payable subject to standard federal and state payroll withholding requirements in accordance with the Company’s standard payroll practices (“Base Salary”).

2.2 Annual Discretionary Bonus. Executive will be eligible for a discretionary annual (fiscal year) cash bonus with a target of thirty percent (30%) of Executive’s then current Base Salary, subject to review and adjustment from time to time by the Company in its sole discretion, payable subject to standard payroll withholding requirements (“Target Bonus”). Whether or not Executive receives any bonus will be dependent upon (a) the actual achievement by Executive and the Company of the applicable individual and corporate performance goals, as determined by the Board in its sole discretion, and (b) Executive’s continuous performance of services to the Company through the date any such bonus is paid. The bonus may be greater or lesser than the Target Bonus and may be zero. The annual period over which performance is measured for purposes of this bonus is the Company’s fiscal year, February 1 through January 31. The Board will determine in its sole discretion the extent to which each Executive and the Company has achieved the performance goals upon which the bonus is based and the amount of the bonus, if any. In the event the Executive leaves the employ of the Company for any reason prior to payment of any bonus, he is not eligible for such bonus, prorated or otherwise, except as provided in Section 6 below.

2.3 Equity. Executive shall be eligible to be granted such equity awards following the Effective Date as the Board shall determine in its sole discretion.

2.4 Benefits. Executive will be eligible to participate on the same basis as similarly situated employees in the Company’s benefit plans in effect from time to time during Executive’s employment. All matters of eligibility for coverage or benefits under any benefit plan shall be determined in accordance with the provisions of such plan. The Company reserves the right to change, alter, or terminate any benefit plan in its sole discretion.

3.

CONFIDENTIAL INFORMATION AND RESTRICTIVE COVENANTS. As a condition of employment, Executive agrees to execute and abide by the Employee Confidential Information, Inventions, Non-Competition and Non-Solicitation Agreement attached as Exhibit A (“Confidential Information Agreement”), which may be amended by the parties from time to time without regard to this Agreement. The Confidential Information Agreement contains provisions that are intended by the parties to survive and do survive termination of this Agreement.

4.

OUTSIDE ACTIVITIES. Except with the prior written consent of the CEO/Board, Executive will not, while employed by the Company, undertake or engage in any other employment, occupation or business enterprise that would interfere with Executive’s responsibilities and the performance of Executive’s duties hereunder except for (i) reasonable time devoted to volunteer services for or on behalf of such religious, educational, non-profit and/or other charitable organization as Executive may wish to serve, (ii) reasonable time devoted to activities in the non-profit and business communities consistent with Executive’s duties, and (iii) such other activities as may be specifically approved in writing by the CEO/Board. This restriction shall not, however, preclude the Executive (x) from owning less than one percent (1%) of the total outstanding shares of a publicly traded company, or (y) from employment or service in any capacity with Affiliates of the Company. As used in this Agreement, “Affiliates” means an entity under common management or control with the Company.

5.

NO CONFLICT WITH EXISTING OBLIGATIONS. Executive represents that Executive’s performance of all the terms of this Agreement and service as an executive of the Company do not and will not breach any agreement or obligation of any kind made prior to Executive’s employment by the Company, including agreements or obligations Executive may have with prior employers or entities for which Executive has provided services. Executive has not entered into, and Executive agrees that Executive will not enter into, any agreement or obligation, either written or oral, in conflict herewith.

6.

TERMINATION OF EMPLOYMENT. The parties acknowledge that the Executive’s employment relationship with the Company is at-will. Either Executive or the Company may terminate the employment relationship at any time, with or without Cause, subject to the notice requirements set forth in Section 6.5. The provisions in this Section 6 govern the amount of compensation, if any, to be provided to the Executive upon termination of employment and do not alter this at-will status.

6.1 Termination by the Company without Cause; Resignation for Good Reason.

a. The Company shall have the right to terminate Executive’s employment with the Company pursuant to this Section 6.1 at any time without “Cause” (as defined in Section 6.2(b) below) by giving notice as described in Sections 6.5 and 7.1 of this Agreement. A termination pursuant to Sections 6.2, 6.3, or 6.4 below is not a termination without Cause for purposes of receiving the benefits described in this Section 6.1.

b. Executive shall have the right to resign from his employment for Good Reason (as defined in Section 6. 1(i)) by following the notice and cure process outlined in Section 6.1(i), provided that the circumstance creating Good Reason is not cured by the Company pursuant to Section 6.1(i),

c. If the Company terminates Executive’s employment without Cause or Executive resigns from his employment with the Company for Good Reason, and provided that such termination constitutes a “separation from service” (as defined under Treasury Regulation Section l.409A-l(h), without regard to any alternative definition thereunder, a “Separation from Service”), then Executive shall be entitled to receive the Accrued Obligations (defined in Section 6.1(f) below). If Executive complies with the obligations in Section6.1(e) below, Executives hall be eligible to receive the following “Severance Benefits”:

i, If the termination or resignation occurs at any time except during the Change in Control Measurement Period (as defined in Section 6.1(d) below), the Company will pay Executive an amount equal to Executive’s then current Base Salary for six (6) months, less all applicable withholdings and deductions, and paid in equal installments beginning on the Company’s first regularly scheduled payroll date following the Release Effective Date (as defined below in Section6.1(e) below), with the remaining installments occurring on the Company’s regularly scheduled payroll dates thereafter. If the termination or resignation occurs during the Change in Control Measurement Period, the Company will pay Executive an amount equal to Executive’s then current Base Salary for twelve (12) months, less all applicable withholdings and deductions, in a lump sum on the Company’s first regularly scheduled payroll date following the Release Effective Date.

ii. If the termination or resignation occurs at any time except during the Change in Control Measurement Period, then if Executive timely elects continued coverage under COBRA for himself and his covered dependents under the Company’s group health plans following such termination, then the Company shall reimburse Executive for that portion of Executive’s COBRA premiums it was paying prior to the Separation Date necessary to continue Executive’s and his covered dependents’ health insurance coverage in effect for himself (and his covered dependents) on the termination date until the earliest of: (i) six (6) months from the separation date; (ii) the date when Executive becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment; or (iii) the date Executive ceases to be eligible for COBRA continuation coverage for any reason, including plan termination (such period from the termination date through the earlier of (i)-(iii), the “Non-CIC COBRA Payment Period”). Notwithstanding the foregoing, if at any time the Company determines that its payment of COBRA premiums on Executive’s behalf would result in a violation of applicable law (including, but not limited to, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of paying COBRA premiums pursuant to this Section, the Company shall pay Executive on the last day of each remaining month of the Non-CIC COBRA Payment Period, a fully taxable cash payment equal to the COBRA premium for such month, subject to applicable tax withholding for the remainder of the Non-CIC COBRA Payment Period. Nothing in this Agreement shall deprive Executive of his rights under COBRA or ERISA for benefits under plans and policies arising under his employment by the Company. If the termination or resignation occurs during the Change in Control Measurement Period, then the COBRA Payment Period shall be modified with respect to prong (i) above to twelve (12) months, but prongs (ii) and (iii) above shall remain the same (the “CIC COBRA Payment Period”).

iii. If the termination or resignation occurs after the completion of the Company’s fiscal year, but before any bonuses are paid for such fiscal year, Executive will be eligible for a bonus for the completed fiscal year pursuant to the terms and process set forth in Section 2.2 above, dependent upon the actual achievement by Executive and the Company of the applicable individual and corporate performance goals, as determined by the Board in its sole discretion. The Company will pay Executive any bonus awarded for the completed fiscal year, less applicable withholdings and deductions, payable in a lump sum on the later of (A) the date that annual performance bonuses are normally paid to other executives at the Company for that fiscal year or (B) the Release Effective Date, but in no event later than March 15 the year immediately following the year in which the termination or resignation occurs (the “Completed Year Bonus”). In addition, if the termination or resignation occurs during the Change in Control Measurement Period, then the Company will make a lump sum cash payment to Executive in an amount equal to the full Target Bonus for the fiscal year in which the termination occurs, shall be subject to standard deductions and withholdings and will be paid in a lump sum on the sixtieth (60th) day following Executive’s date of Separation from Service, provided the Release Effective Date has occurred on or before that date (the “Change in Control Bonus”).

iv. If the termination or resignation occurs outside of the Change in Control Measurement Period the vesting of all outstanding equity awards subject only to a time-based vesting schedule that are held by Executive immediately prior to the termination date (if any) shall accelerate so that an additional six (6) months of vesting shall occur effective as of the Separation Date. If the termination or resignation occurs during the Change in Control Measurement Period, the vesting and exercisability of all outstanding equity awards subject only to a time-based vesting schedule that are held by Executive immediately prior to the termination date (if any) shall be accelerated in full.

d. A termination without Cause or a resignation for Good Reason in either case on or within twelve (12) months following or three (3) months prior to the effective date of a Change in Control of the Company (as defined in the Company’s 2021 Equity Incentive Plan) is a termination or resignation during the “Change in Control Measurement Period.”

e. Executive will be paid all of the Accrued Obligations on the Company’s first payroll date after Executive’s date of termination from employment or earlier if required by law. Executive shall receive the Severance Benefits if: (i) by the 60th day following the date of Executive’s Separation from Service, he has signed and delivered to the Company a separation agreement containing an effective, general release of claims in favor of the Company and its affiliates and representatives, in a form presented by the Company that includes, among other terms, a general release of claims in favor of the Company and its affiliates and representatives and a non-competition clause (the “Release”), and which cannot be revoked in whole or part by such date (the date that the Release can no longer be revoked is referred to as the “Release Effective Date”); (ii) if he holds any other positions with the Company or any Affiliate, including a position on the Company’s Board of Directors (the “Board”), he resigns such position(s) to be effective no later than the date of Executive’s termination (or such other date as requested by the Board); (iii) he returns all Company property; (iv) he is in compliance with his post-termination obligations under this Agreement and the Confidential Information Agreement when any such Severance Benefits are due and payable; and (v) he complies with the terms of the Release, including without limitation any non-disparagement and confidentiality provisions contained in the Release. To the extent that any of the Severance Benefits are deferred compensation under Section 409A of the Code, and are not otherwise exempt from the application of Section 409A, then, if the period during which Executive may consider and sign the Release spans two calendar years, the payment of the Severance Benefits will not be made or begin until the later calendar year.

f. For purposes of this Agreement, “Accrued Obligations” are (i) Executive’s accrued but unpaid salary through the date of termination, (ii) any unreimbursed business expenses incurred by Executive payable in accordance with the Company’s standard expense reimbursement policies, (iii) payment for unused vacation (so long as the Company continues to maintain an accrual vacation policy on the date of Executive’s termination); and (iv)] benefits owed to Executive under any qualified retirement plan or health and welfare benefit plan in which Executive was a participant in accordance with applicable law and the provisions of such plan.

g. The Severance Benefits provided to Executive pursuant to this Section 6.1 are in lieu of, and not in addition to, any benefits to which Executive may otherwise be entitled under any Company severance plan, policy or program.

h. Any damages caused by the termination of Executive’s employment without Cause would be difficult to ascertain; therefore, the Severance Benefits for which Executive is eligible pursuant to this Section 6.l in exchange for the Release is agreed to by the parties as liquidated damages, to serve as full compensation, and not a penalty.

i. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following conditions without Executive’s consent, after Executive’s provision of written notice to the Company of the existence of such condition (which notice must be provided as described in Section 7.1 within thirty (30) days of the initial existence of the condition and must specify the particular condition in reasonable detail), provided that the Company has not first provided notice to Executive of its intent to terminate Executive’s employment: (i) a material (greater than 10%) reduction by the Company of Executive’s Base Salary (except in the case of either an across the board reduction in salaries or a temporary reduction due to financial exigency); (ii) the relocation of Executive’s principal place of employment by fifty (50) or more miles from Executive’s then-current principal place of employment; or (iii) a material reduction in Executive’s duties, responsibilities or authorities relative to Employee’s title, duties, authority, or responsibilities in effect immediately prior to such reduction, provided, however, that neither the conversion of the Company to a subsidiary, division or unit of an acquiring entity, nor an action taken by the Company for the purposes of either accommodating a disability of the Executive or pursuant to the Family and Medical Leave Act (”FMLA”), will be deemed a “material reduction” in and of itself. Notwithstanding the foregoing, Good Reason shall only exist if the Company is provided a thirty (30) day period to cure the event or condition giving rise to Good Reason, and it fails to do so within that cure period (and, additionally, Executive must resign for such Good Reason condition by giving notice as described in Section 7.1 within thirty (30) days after the period for curing the violation or condition has ended).

6.2	Termination by the Company for Cause.

a. The Company shall have the right to terminate Executive’s employment with the Company at any time for Cause by giving notice as described in Section 6.5(a) or (c) of this Agreement.

b. For purposes of this Agreement, “Cause” shall mean that the Board/Company has determined in its sole discretion that Executive has engaged in any of the following: (i) a material breach of any covenant or condition under this Agreement or any other agreement between the Company and Executive; (ii) any act constituting dishonesty, fraud, immoral or disreputable conduct; (iii) any conduct which constitutes a felony under applicable law; (iv) violation of any Company policy or any act of misconduct, in either case that causes, or is likely to cause, harm to the Company or its reputation; (v) refusal to follow or implement a clear and reasonable directive of the Board/Company; (vi) breach of fiduciary duty; (vii) gross negligence or gross incompetence in the performance of Executive’s duties or material failure to perform such duties in a manner satisfactory to the Company, in any case after the expiration of ten (10) days without cure after written notice of such failure.

c. In the event Executive’s employment is terminated at any time for Cause, Executive will not receive the Severance Benefits as described in Section 6.1 or any other severance compensation or benefit, except that, consistent with the Company’s standard payroll policies, the Company shall provide to Executive the Accrued Obligations.

6.3	Resignation by the Executive without Good Reason.

a. Executive may resign from Executive’s employment with the Company at any time without Good Reason by giving notice as described in Section 6.5(e).

b. In the event Executive resigns from Executive’s employment with the Company without Good Reason, Executive will not receive any Severance Benefits as described in Section 6.1 or any other severance compensation or benefit, except that, pursuant to the Company’s standard payroll policies, the Company shall provide to Executive the Accrued Obligations.

6.4	Termination by Virtue of Death or Disability of the Executive.

a. In the event of Executive’s death while employed pursuant to this Agreement, all obligations of the parties hereunder shall terminate immediately, and the Company shall, pursuant to the Company’s standard payroll practices, provide to the Executive’s legal representative(s) Executive’s Accrued Obligations.

b. Subject to applicable state and federal law, the Company shall at all times have the right, upon written notice to Executive, to terminate this Agreement based on Executive’s Disability (as defined below). Termination by the Company of Executive’s employment based on “Disability” shall mean termination because the Executive is unable due to a physical or mental condition to perform the essential functions of his/her position with or without reasonable accommodation for six (6) months in the aggregate during any twelve (12) month period or based on the written certification by two licensed physicians of the likely continuation of such condition for such period. This definition shall be interpreted and applied consistent with the Americans with Disabilities Act, the FMLA, and other applicable law. In the event Executive’s employment is terminated based on the Executive’s Disability, Executive will not receive any Severance Benefits as described in Section 6.1 or any other severance compensation or benefit, except that, pursuant to the Company’s standard payroll policies, the Company shall provide to Executive the Accrued Obligations.

6.5 Notice; Effective Date of Termination. Termination of Executive’s employment pursuant to this Agreement shall be effective on the earliest of (each, the applicable “Separation Date”):

a. immediately after the Company gives written notice to Executive of Executive’s termination without Cause or with Cause pursuant to Section 6.2(b)(i)-(vi). In the event of a termination for Cause, such notice shall specify the subsection(s) of the definition of Cause relied on to support the decision to terminate;

b. immediately upon the Executive’s death;

c. (i) ten (10) days after the Company gives written notice to Executive of its intent to terminate Executive for Cause pursuant to Section 6.2(b)(vii) if the condition giving rise to Cause is not timely cured; (ii) ten (10) days after the Company gives written notice to Executive of Executive’s termination on account of Executive’s Disability, unless the Company specifies a later date, in which case, termination shall be effective as of such later date, provided that Executive has not returned to the full time performance of Executive’s duties prior to such date;

d. immediately upon Executive’s full satisfaction of the requirements of Section 6.1(i) for a resignation for Good Reason; and

e. thirty (30) days after Executive gives written notice to the Company of Executive’s resignation without Good Reason; provided, however, the Company may, in its sole discretion, set the termination on any date during the notice period so long as it continues to pay the Executive’s base salary through the required notice period.

6.6 Cooperation After Termination of Employment. Following termination of Executive’s employment for any reason, Executive shall fully cooperate with the Company and its parent companies or affiliates in all matters relating to the winding up of Executive’s pending work including, but not limited to, any litigation in which the Company (or its parent companies or affiliates) is involved, and the orderly transfer of any such pending work to such other employees as may be designated by the Company

6.7 Application of Section 409A. It is intended that all of the severance payments payable under this Agreement satisfy ,to the greatest extent possible, the exemptions from the application of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”) provided under Treasury Regulations Sections 1.409A-1(b)(4) and 1.409A-1(b)(9), and this Agreement will be construed in a manner that complies with Section 409A. If not so exempt, this Agreement (and any definitions hereunder) will be construed in a manner that complies with Section 409A and incorporates by reference all required definitions and payment terms. No severance payments will be made under this Agreement unless Executive’s termination of employment constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)). For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulations Section 1.409A-2(b)(2)(iii)), Executive’s right to receive any installment payments under this Agreement (whether severance payments or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. To the extent that any severance payments are deferred compensation under Section 409A, and are not otherwise exempt from the application of Section 409A, then, if the period during which Executive may consider and sign the Release spans two calendar years, the severance payments will not begin until the second calendar year. If the Company determines that the severance benefits provided under this Agreement constitutes “deferred compensation” under Section 409A and if Executive is a “specified employee” of the Company, as such term is defined in Section 409A(a)(2)(B)(i) of the Code at the time of Executive’s Separation from Service, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the Severance will be delayed as follows: on the earlier to occur of (a) the date that is six months and one day after Executive’s Separation from Service, and (b) the date of Executive’s death (such earlier date, the “Delayed Initial Payment Date”), the Company will (i) pay to Executive a lump sum amount equal to the sum of the severance benefits that Executive would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the severance benefits had not been delayed pursuant to this Section 6.7 and (ii) commence paying the balance of the severance benefits in accordance with the applicable payment schedule set forth in Section 6.1. No interest shall be due on any amounts deferred pursuant to this Section 6.7.

6.8 Parachute Payments. Notwithstanding any provision of this Agreement to the contrary, if any payment or benefit that Executive would receive from the Company pursuant to this Agreement or otherwise (each a “Payment”) would: (i) constitute a “parachute payment” within the meaning of Section 280G of the Code; and (ii) but for this sentence be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount (defined below). The “Reduced Amount” will be either: (l) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax; or (2) the entire Payment, whichever amount after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate, net of the maximum reduction in federal income taxes which could be obtained from a deduction of such state and local taxes), results in Executive’s receipt, on an after-tax basis, of the greatest amount of the Payment. If a reduction in the Payment is to be made so that the Payment equals the Reduced Amount, (x) the Payment will be paid only to the extent permitted under the Reduced Amount alternative, and Executive will have no rights to any additional payments and/or benefits constituting the Payment, and (y) reduction in payments and/or benefits will occur in the following order: (A) reduction of cash payments; (B) cancellation of accelerated vesting of equity awards other than stock options; (C) cancellation of accelerated vesting of stock options; and (D) reduction of other benefits paid to Executive. In the event that acceleration of vesting of equity award compensation is to be reduced, such acceleration of vesting will be canceled in the reverse order of the date of grant of the Executive’s equity awards. In no event will the Company or any stockholder be liable to the Executive for any amounts not paid as a result of the operation of this Section 6.8. The professional firm engaged by the Company as of the day prior to the closing will perform the foregoing calculations. The Company will bear all expenses with respect to the determinations by such firm required to be made hereunder. Any good faith determinations of the firm made hereunder will be final, binding and conclusive upon the Company and Executive.

7.	GENERAL PROVISIONS.

7.1 Notices. Any notices required hereunder to be in writing shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent, if sent by electronic mail, telex or confirmed facsimile during normal business hours of the recipient, and if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at its primary office location, ATTN: CEO/BOARD OF DIRECTORS, and to Executive at Executive’s address as listed on the Company payroll or Executive’s company-provided email address, or at such other address as the Company or the Executive may designate by ten (10) days’ advance written notice to the other.

7.2 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

7.3 Waiver. If either party should waive any breach of any provisions of this Agreement, Executive or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

7.4 Complete Agreement. This Agreement, along with the Employee Confidential Information, Inventions, Non-Competition and Non-Solicitation Agreement, constitutes the entire agreement between Executive and the Company with regard to the subject matter hereof. This Agreement is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter and supersedes any prior oral discussions or written communications and agreements, including but not limited to the Prior Agreement. This Agreement is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in writing signed by the Executive and an authorized officer of the Company. The parties have entered into a separate Confidential Information Agreement and have entered or may enter into other agreements governing Executive’s equity grant(s). Any such separate agreements govern other aspects of the relationship between the parties, have or may have provisions that survive termination of the Executive’s employment under this Agreement, may be amended or superseded by the parties without regard to this Agreement and are enforceable according to their terms without regard to the enforcement provision of this Agreement

7.5 Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

7.6 Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

7.7 Successors and Assigns. The Company shall assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any company or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets, if in any such case said company or other entity shall by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder, other than to his estate upon his death.

7.8 Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of Texas.

7.9 Resolution of Disputes. To ensure the rapid and economical resolution of disputes that may arise in connection with Executive’s employment with the Company, Executive and the Company agree that any and all disputes, claims, or causes of action, in law or equity, including but not limited to statutory claims, arising from or relating to the enforcement, breach, performance, or interpretation of this Agreement, Executive’s employment with the Company, or the termination of Executive’s employment, shall be resolved pursuant to the Federal Arbitration Act, 9 U.S.C. §1-16, to the fullest extent permitted by law, by final, binding and confidential arbitration conducted by Judicial Arbitration and Mediation Services, Inc. or its successor (“JAMS”) in the greater Leander, TX area, under JAMS’ then-applicable rules and procedures for employment disputes before a single arbitrator (available upon request and also currently available at: https://www.jamsadr.com/rules-employment-arbitration/).Executive acknowledges that by agreeing to this arbitration procedure, both Executive and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. In addition, all claims, disputes, or causes of action under this Section, whether by Executive or the Company, must be brought in an individual capacity, and shall not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The arbitrator may not consolidate the claims of more than one person or entity, and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences regarding class claims or proceedings are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class shall proceed in a court of law rather than by arbitration. This paragraph shall not apply to any action or claim that cannot be subject to mandatory arbitration as a matter of law to the extent such claims are not permitted by applicable law(s) to be submitted to mandatory arbitration and the applicable law(s) are not preempted by the Federal Arbitration Act or otherwise invalid (collectively, the “Excluded Claims”). In the event Executive intends to bring multiple claims, including one of the Excluded Claims listed above, the Excluded Claims may be filed with a court, while any other claims will remain subject to mandatory arbitration. Executive will have the right to be represented by legal counsel at any arbitration proceeding. Questions of whether a claim is subject to arbitration under this Agreement shall be decided by the arbitrator. Likewise, procedural questions which grow out of the dispute and bear on the final disposition are also matters for the arbitrator. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator shall be authorized to award all relief that Executive or the Company would be entitled to seek in a court of law and any such awards may be entered into and enforced as judgments in federal and state courts of any competent jurisdiction. The Company shall pay all AAA/JAMS arbitration fees in excess of the administrative fees that Executive would be required to pay if the dispute were decided in a court of law. Except as modified in the Confidential Information Agreement, each party is responsible for its own attorneys’ fees. Nothing in this Agreement is intended to prevent either Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction.

7.10 IN WITNESS WHEREOF, the parties have executed this Executive Employment Agreement on the day and year first written above.

IRONNET CYBER SECURITY, INC.

By:                                          June 14, 2022

Name: Donald Closser

Title: Chief Product Officer

Executive:

                             June 15, 2022

William Welch

Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT, EFFECTIVE AS OF JUNE 21, 2022, BY AND BETWEEN THE REGISTRANT AND JAMES GERBER

This is an amendment to the Employment Agreement dated September 6, 2019 between IronNet Cybersecurity, Inc. (now IronNet, Inc.) and James Gerber (“Employment Agreement”), and is effective on June 21, 2022.

1. The initial paragraph of Section 4 of the Employment Agreement is amended to read as follows:

“4. Severance Benefits (Outside of Change in Control). If Executive is subject to an Involuntary Termination (as defined in Section 4.b below) other than within twelve (12) months following a Change in Control (as defined below), the Company will: (i) pay Executive a single lump sum cash severance payment in an amount equal to the sum of (a) six (6) months of Executive’s base salary, and (b) a portion of Executive’s annual bonus opportunity for the fiscal year in which the Involuntary Termination occurred (based on the extent to which the relevant target milestones applicable to Executive have been achieved as of the date of such Involuntary Termination, as determined by the Board in its discretion) (with such severance payment subject to all applicable taxes and withholdings), and (ii) provide for twelve (12) months of accelerated vesting of all then outstanding restricted stock units (RSUs) held by Executive that are subject to service-based vesting. In addition, should Executive timely elect and be eligible to continue receiving group health insurance pursuant to “COBRA,” the Company will, until the earlier of (x) the date that is six (6) months following the date of Involuntary Termination, and (y) the date on which Executive obtains alternative coverage (as applicable, the “COBRA Contribution Period”), reimburse Executive on a monthly basis for the full amount of the premiums for such COBRA coverage. To the extent that such reimbursement payments are taxable to Executive, then such reimbursements shall be grossed up by the Company. The remaining balance of any premium costs during the COBRA Contribution Period, and all premium costs thereafter, shall be paid by Executive on a monthly basis for as long as, and to the extent that, Executive remains eligible for COBRA continuation. Executive agrees that, should Executive obtain alternative health insurance coverage prior to the date that is six (6) months following the date of Involuntary Termination, Executive will so inform the Company in writing within five (5) business days of obtaining such coverage.”

2. The remaining provisions of the Employment Agreement will remain in full force and effect.

IRONNET CYBERSECURITY, INC.:

By:
Name:	Scott Alridge
Title:	Chief Legal Officer & Secretary

EXECUTIVE:

James Gerber

Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Keith B. Alexander, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of IronNet, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: September 14, 2022	By:	/s/ GEN Keith B. Alexander (Ret.)
GEN. Keith B. Alexander (Ret.)
Co-Chief Executive Officer, President and Chairman (Principal Executive Officer)

Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, James C. Gerber, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of IronNet, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: September 14, 2022	By:	/s/ James C. Gerber
James C. Gerber
Chief Financial Officer (Principal Financial Officer)

Exhibit 32.1

CERTIFICATIONS OF

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of IronNet, Inc. (the “Company”) on Form 10-Q for the quarter ended July 31, 2022 as filed with the Securities and Exchange Commission on the date hereof, to which this Certification is attached as Exhibit 32.1 (the “Report”), I hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and the results of operations of the Company for the periods covered in the financial statements in the Report.

Dated: September 14, 2022

By	/s/ GEN. Keith B. Alexander (Ret.)	By:	/s/ James C. Gerber
	GEN. Keith B. Alexander (Ret.)		James C. Gerber
	Co-Chief Executive Officer, President and Chairman (Principal Executive Officer)		Chief Financial Officer (Principal Financial Officer)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2022

IronNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39125	83-4599446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place, Suite 400

McLean, VA 22102

(Address of principal executive offices, including zip code)

(443) 300-6761

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IRNT	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	IRNT.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Convertible Note

On September 14, 2022, IronNet, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) under which the Company agreed to sell and issue to the Investor senior unsecured convertible promissory notes (the “Convertible Notes”) in the aggregate principal amount of up to $25,750,000. The Convertible Notes are convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to certain conditions and limitations.

On September 15, 2022, the Company issued a Convertible Note to the Investor in the principal amount of $10,300,000. Upon the satisfaction of additional conditions set forth in the Purchase Agreement, the Company may issue an additional Convertible Note to the Investor in the principal amount of $15,450,000 at a second closing.

The Convertible Notes bear interest at an annual rate of 5.0% per annum, payable monthly on the first of each month (the “Installment Date”), beginning the first month that is 90 days following the issuance date of such Convertible Note, payable in cash and/or shares of Common Stock, at the Company’s option. The interest rate will increase to an annual rate of 10.0% per annum upon the occurrence and during the continuance of an event of default under the Convertible Notes. Each Convertible Note issued pursuant to the Purchase Agreement will have a maturity date of 18 months from issuance, which may be extended at the option of the Investor in certain instances.

The Convertible Notes provide a conversion right, in which the Investor may, at any time after the issuance date, convert any portion of the principal amount of the Convertible Notes, together with any accrued and unpaid interest and any other unpaid amounts, into shares of Common Stock at a conversion price of $7.50 per share (the “Conversion Price”), subject to adjustment in accordance with the terms of the Convertible Notes. The Company shall not issue any shares of Common Stock upon conversion of any Convertible Notes, or otherwise, if the issuance of such Common Stock, together with any Common Stock issued in connection with the Purchase Agreement and the transaction contemplated thereby, would exceed 20,373,592 shares (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the NYSE for issuances of shares of Common Stock in excess of such amount.

On each monthly Installment Date for a Convertible Note, the Company shall repay the lesser of (i) $686,666.67, and (ii) the principal amount then outstanding under such Convertible Note, plus accrued and unpaid interest on the Convertible Note, in cash and/or shares of Common Stock, at the Company’s option (collectively the “Installment Amount”). In certain instances, the Investor will also have the right to accelerate some of the monthly repayment obligations. For any Installment Amount paid in the form of shares of Common Stock, the applicable conversion price will be equal to the lesser of (a) the Conversion Price, and (b) the greater of (x) 95% of the lowest VWAP in the five trading days immediately prior to such conversion, and (y) a “floor price” of approximately $0.44 (equal to 20% of the closing price of the Common Stock on the NYSE on September 9, 2022), subject to adjustment in accordance with the terms of the Convertible Notes. For any Installment Amount paid in cash, the price paid will be equal to 105% of the Installment Amount.

If, at any time while any Convertible Note is outstanding, the Company or any of its subsidiaries shall carry out certain Common Stock and/or Common Stock equivalent financing transactions in excess of $5,000,000 in gross proceeds, the Investor shall have the right, subject to certain exceptions, to require the Company to first use up to 30% of the net proceeds of such financing to redeem all or a portion of such Convertible Note for an amount in cash equal to 105% of the sum of (i) the principal amount of such Convertible Note subject to such redemption, plus (ii) accrued but unpaid interest on the Convertible Note subject to such redemption, plus (iii) any other amounts, if any, then owing to the Investor in respect of such Convertible Note (the “Redemption Price”).

In connection with a “Change of Control” (as defined in the Convertible Notes), the Investor shall have the right, subject to certain exceptions, to require the Company to redeem all or any portion of the Convertible Notes in cash at a price equal to the Redemption Price.

The Convertible Notes provide the Company, subject to certain conditions, with a redemption right pursuant to which the Company, upon 20 trading days’ prior written notice to the Investor (a “Redemption Notice”), may redeem in cash at a price equal to the greater of (a) the Redemption Price, and (b) solely in certain instances the product of (x) the number of shares issued at the applicable Conversion Price with respect to the principal amount being redeemed, multiplied by (y) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding the date of such Redemption Notice and ending on the trading day immediately prior to the date the Company makes the voluntary redemption.

The Convertible Notes include customary covenants and set forth certain events of default after which the Convertible Notes may be declared immediately due and payable and set forth certain types of bankruptcy or insolvency events of default involving the Company after which the Convertible Notes become automatically due and payable. At any time after the earlier of (x) the Investor’s receipt of a required notice of an event of default, and (y) the Investor becoming aware of an event of default, and ending on the tenth trading day after the later of (x) the date such event of default is cured, and (y) the Investor’s receipt of an event of default notice, the Investor may require the Company to redeem, subject to certain exceptions, all or any portion of the Convertible Notes at a price equal to the greater of (a) 110% of the sum of (i) the principal amount subject to such redemption, plus (ii) accrued but unpaid interest on the Convertible Note, plus (iii) any other amounts, if any, then owing to the Investor in respect of such Convertible Note and (b) the product of (i) the number of shares issued at the applicable conversion price with respect to the principal amount being redeemed, multiplied by (ii) the product of (A) 105%, multiplied by (B) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date the Company makes such redemption.

Registration Rights Agreement

On September 14, 2022, in connection with the Company’s entry into the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the “SEC”), within 60 calendar days following the date of the Registration Rights Agreement, a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the outstanding Convertible Note. Pursuant to the Registration Rights Agreement, the Company is required to use commercially reasonable efforts to have such registration statement declared effective by the SEC within a specified number of days.

The foregoing summaries of the terms of the Convertible Notes, the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Convertible Note, which is attached as Exhibit 4.1 hereto and incorporated by reference herein, the full text of the Purchase Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein, and the full text of the Registration Rights Agreement, which is attached as Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On September 14, 2022, the Company issued a press release announcing its financial results for its second fiscal quarter ended July 31, 2022. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02, and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained above in Item 1.01 with respect to the issuance of the Convertible Notes is hereby incorporated by reference into this Item 2.03.

Item 2.05	Costs Associated with Exit or Disposal Activities

Due to market conditions, on September 14, 2022, the Company committed to and communicated a workforce reduction plan. In connection with this plan, the Company will reduce its number of employees by approximately 250 employees, which represents approximately 35% of its total employees. The Company expects to substantially complete this workforce reduction by the end of September 2022.

As a result of this workforce reduction, the Company expects to incur a pre-tax cash charge for one-time termination benefits, which consist of severance and related costs, of approximately $1.0 million. The Company expects such costs to be the only direct expense of the workforce reduction. The Company expects substantially all charges associated with the workforce reduction to be incurred during the quarter ending October 31, 2022, with related cash payments expected to be substantially paid out by the end of December 2022.

The workforce reduction is part of a broader plan by the Company to reduce overall expenses and preserve cash.

Item 3.02	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 with respect to the issuance of the Convertible Notes and the potential issuance of shares of Common Stock upon conversion thereof is hereby incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of James Gerber as Chief Financial Officer

On September 9, 2022, James Gerber resigned from his position as Chief Financial Officer of IronNet, Inc., effective September 15, 2022, and will be departing the Company to join a private cybersecurity company. In connection with his resignation, the Company and Mr. Gerber are entering into a Separation Agreement (the “Separation Agreement”), effective as of the effective time of his resignation. Pursuant to the Separation Agreement, and subject to the Company’s receipt of an effective release and waiver of claims from Mr. Gerber, Mr. Gerber will receive severance benefits consistent with his employment agreement with the Company, as amended to date, as follows: (i) a single lump sum cash severance payment in an amount equal to six (6) months of his base salary, subject to standard payroll deductions and withholdings, and a prorated quarterly bonus based on the portion of time that he worked during the quarter in which his separation occurred; (iii) acceleration of vesting of outstanding unvested restricted stock units with respect to 85,501 shares, representing shares that would have otherwise vested through September 15, 2023; and (iv) COBRA payments for up to six (6) months or, if earlier, such time as Mr. Gerber becomes eligible for health insurance at another employer or through self-employment.

For the six (6) months following the termination of Mr. Gerber’s employment, he has agreed to cooperate with the Company in connection with the transition of his responsibilities and is expected to provide up to ten (10) hours per month of service. If his required cooperation exceeds that amount he will be paid an hourly rate for his excess time.

The foregoing summary of the Separation Agreement is qualified by the full text of the Separation Agreement, the form of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Appointment of Cameron Pforr as Chief Financial Officer

On September 9, 2022, the Company’s Board of Directors (the “Board”) appointed Cameron Pforr as the Company’s Chief Financial Officer, effective as of the effective time of Mr. Gerber’s resignation. Prior to joining the Company, Mr. Pforr, 58, served as President of Fidelis Cybersecurity, a cybersecurity company, a position he held since March 2022 after having previously served as Fidelis’s Chief Financial Officer from April 2020 to March 2022. From 2016 to April 2020, Mr. Pforr served as Vice President of Strategy and Corporate Development at Jenzabar, a provider of information technology services and consulting for the higher education industry. He previously held senior management roles at Permabit Technology Corporation, a software company later acquired by Red Hat, Inc., and WhipTail Technologies, Inc., a data storage array company that was acquired by Cisco Systems. Earlier in his career, Mr. Pforr was an investment banker with Revolution Partners and Deutsche Bank Securities and a consultant with Bain and Company. Prior to his business career, Mr. Pforr served as a Foreign Service Officer for the U.S. Department of State and an analyst for the U.S. Department of Defense. Mr. Pforr received a B.S. in Computer Science from the College of William and Mary, an M.A. in International Studies from the University of Pennsylvania, and an M.B.A. from the University of Pennsylvania’s Wharton School.

There are no family relationships between Mr. Pforr and any of the Company’s current or former directors or executive officers. Mr. Pforr is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

In connection with his appointment, the Company has entered into an employment agreement with Mr. Pforr, effective as of September 13, 2022, pursuant to which he will receive an annual base salary of $350,000 and will be eligible to receive an annual cash performance bonus with an initial target bonus percentage equal to 30% of his base salary. Mr. Pforr will also be entitled to reimbursement of certain business and travel expenses, and will be eligible to participate in the Company’s employee benefit plans, policies and arrangements that are applicable to its other executive officers.

In connection with his employment, Mr. Pforr was granted a restricted stock unit award for 1,000,000 shares. The award will vest as to 25% of the underlying shares on August 22, 2023, with the remainder vesting in 36 monthly installments thereafter through August 22, 2025, subject to Mr. Pforr’s continued service on the applicable vesting date.

Mr. Pforr’s employment agreement also provides for certain severance benefits, each subject to a requirement that Mr. Pforr provide the Company with a general release of claims in a termination agreement acceptable to the Company:

•

In the event his employment is terminated without cause or he resigns for good reason (each as defined in the employment agreement), other than in connection with a change in control, he will be entitled to receive (i) continuation of his base salary for six (6) months, less applicable withholdings and deductions, (ii) if the termination or resignation occurs after the completion of the Company’s fiscal year, his bonus for the completed year based on actual achievement, (iii) six (6) months acceleration of the vesting of his outstanding equity awards, and (iv) payment or reimbursement of COBRA premiums for six (6) months or, if earlier, the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment.

•

If his employment is terminated without cause or he resigns for good reason during the three (3) months before or twelve (12) months after the effective date of a change of control (as defined in the employment agreement), he will be eligible to receive (i) a lump sum cash payment equal to twelve (12) months of his base salary, less applicable withholdings and deductions, (ii) 100% of his target cash bonus for the year in which termination occurs, (iii) full acceleration of the vesting of all of his outstanding equity awards, and (iv) payment or reimbursement of COBRA premiums for twelve (12) months or, if earlier, the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment.

The foregoing summary of Mr. Pforr’s employment agreement is qualified by reference to the full text of the employment agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending October 31, 2022.

Separation of William Welch as co-Chief Executive Officer and Director

On September 13, 2022, William Welch, the Company’s co-Chief Executive Officer, mutually agreed with the Board that he would resign from that position effective following a transition period. Mr. Welch has also notified the Company that he intends to resign from the Board, to be effective upon the effectiveness of his resignation as co-Chief Executive Officer. Following Mr. Welch’s separation, the Company expects that the office of co-Chief Executive Officer will be eliminated and GEN Keith Alexander (Ret.) will continue to serve as the Chief Executive Officer of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Senior Unsecured Convertible Note, dated September 15, 2022, issued to the Investor.

10.1*	Securities Purchase Agreement, dated September 14, 2022, by and between IronNet, Inc. and the Investor.

10.2	Registration Rights Agreement, dated September 14, 2022, by and between IronNet, Inc. and the Investor.

10.3	Form of Separation Agreement, by and between James C. Gerber and IronNet, Inc., to be effective as of September 15, 2022.

99.1	Press Release issued by IronNet, Inc. on September 14, 2022.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*	The exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONNET, INC.

	By:	/s/ GEN Keith B. Alexander (Ret.)
Date: September 15, 2022		GEN Keith B. Alexander (Ret.) Co-Chief Executive Officer

Exhibit 4.1

THE ISSUE AND SALE OF THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), THE COMPANY WILL, BEGINNING TEN DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON WRITTEN REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). SUCH WRITTEN REQUEST MAY BE MADE TO IRONNET, INC., 7900 TYSONS ONE PLACE, SUITE 400, MCLEAN, VA 22102, ATTENTION CHIEF FINANCIAL OFFICER.

IRONNET, INC.

SENIOR UNSECURED CONVERTIBLE NOTE

Issuance Date: September 15, 2022	Original Principal Amount: U.S. $10,300,000

FOR VALUE RECEIVED, IronNet, Inc., a Delaware corporation (the “Company”), hereby promises to pay to 3i, LP or its registered assigns (“Holder”) the amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date, on any Installment Date with respect to the Installment Amount due on such Installment Date (each as defined below), or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set forth above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date, on any Installment Date with respect to the Installment Amount due on such Installment Date, or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Unsecured Convertible Note (including all Senior Unsecured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is issued pursuant to Article II of that certain Securities Purchase Agreement, dated as of September 14, 2022 (the “Subscription Date”), by and among the Company and the investor (the “Buyer”) referred to therein, as amended from time to time (the “Securities Purchase Agreement”). Certain capitalized terms used herein are defined in Section 32 and capitalized terms not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

1. PAYMENTS OF PRINCIPAL. On each Installment Date, the Company shall pay to the Holder an amount equal to the Installment Amount due on such Installment Date in accordance with Section 8. On the Maturity Date, the Company shall pay to the Holder an amount in cash (excluding any amounts paid in shares of Common Stock on the Maturity Date in accordance with Section 8) representing all outstanding Principal and accrued and unpaid Interest thereon. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal and accrued and unpaid Interest thereon. Notwithstanding anything herein to the contrary, with respect to any conversion or redemption hereunder, as applicable, the Company shall convert or redeem, as applicable, First, all accrued and unpaid Interest hereunder, Second, all other amounts owed to the Holder under any Transaction Document, and Third, all Principal outstanding hereunder.

2. INTEREST; INTEREST RATE.

(a) Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears on each Interest Date, commencing with the initial Installment Date. Interest shall be payable on each such Interest Date to the record holder of this Note immediately before 9:00 a.m., New York City time on the applicable Interest Date, in shares of Common Stock (“Interest Shares”) so long as there has been no Equity Conditions Failure as of the date of delivery of such Interest Shares with respect to the applicable Interest Date; provided, however, that the Company may, at its option following notice to the Holder, pay Interest on any Interest Date in cash (“Cash Interest”) or in a combination of Cash Interest and Interest Shares. To exercise its option to pay Cash Interest or any combination of Cash Interest and Interest Shares with respect to any Interest Date, the Company shall deliver a written notice (each, an “Interest Election Notice”) to each holder of the Notes on or prior to the Interest Notice Due Date (the date such notice is delivered to the Holder, the “Interest Notice Date”), which notice (i) elects to pay Interest as Cash Interest or a combination of Cash Interest and Interest Shares and specifies the amount of Interest that shall be paid as Cash Interest and the amount of Interest, if any, that shall be paid in Interest Shares, and (ii) if such Interest payment includes Interest shares, certifies that there has been no Equity Conditions Failure as of the Interest Notice Date; provided, however, that the Company shall be deemed to have certified that no Equity Conditions Failure exists if the Company does not deliver any notice to the contrary. If an Equity Conditions Failure has occurred as of the Interest Notice Date, then unless the Company has elected to pay such Interest as Cash Interest, the Interest Election Notice shall indicate that unless the Holder waives the Equity Conditions Failure, the Interest shall be paid as Cash Interest. Notwithstanding anything herein to the contrary, if no Equity

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Conditions Failure has occurred as of the Interest Notice Date but an Equity Conditions Failure subsequently occurs at any time prior to the applicable Interest Date, (A) the Company shall provide the Holder a subsequent notice to that effect, and (B) unless the Holder waives the Equity Conditions Failure, the Interest shall be paid in cash. Interest to be paid on an Interest Date in Interest Shares shall be paid in a number of fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 3(a)) of Common Stock equal to the quotient of (1) the amount of Interest payable on such Interest Date less any Cash Interest paid and (2) the Installment Conversion Price in effect on the applicable Interest Date.

(b) When any Interest Shares are to be paid on an Interest Date, the Company shall (i) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Interest Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (ii) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver on the applicable Interest Date, to the address set forth in the register maintained by the Company for such purpose pursuant to the Securities Purchase Agreement or to such address as specified by the Holder in writing to the Company at least two (2) Business Days prior to the applicable Interest Date, a certificate, registered in the name of the Holder or its designee, for the number of Interest Shares to which the Holder shall be entitled.

(c) Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount on each Conversion Date in accordance with Section 3(b)(i) or upon any redemption in accordance with Section 13 or any required payment upon any Bankruptcy Event of Default. From and after the occurrence and during the continuance of any Event of Default (regardless of whether the Company has delivered an Event of Default Notice to the Holder or if the Holder has delivered an Event of Default Redemption Notice to the Company or otherwise notified the Company that an Event of Default has occurred), the Interest Rate shall automatically be increased to ten percent (10.0%) per annum (the “Default Rate”). In the event that such Event of Default is subsequently cured (and no other Event of Default then exists, including, without limitation, for the Company’s failure to pay such Interest at the Default Rate on the applicable Interest Date), the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure.

3. CONVERSION OF THE NOTE. At any time after the Issuance Date, this Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock, on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a

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share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount; provided, however, that if any tax, cost, expense or duty is due because the Holder requested such shares to be registered in a name other than the Holder’s name, then the Holder will pay such tax, cost, expense or duty and, until having received a sum sufficient to pay such tax, cost, expense or duty, the Company may refuse to deliver any such shares to be issued in a name other than that of the Holder.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (A) the portion of the Principal of this Note to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal of this Note, and (C) any other unpaid amounts pursuant to the Transaction Documents, if any.

(ii) “Conversion Price” means, as of any Conversion Date or other date of determination, $7.50, subject to adjustment as provided herein.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (each, a “Conversion Notice”) to the Company. If required by Section 3(c)(iii), within two (2) Trading Days following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 19(a)). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by electronic mail an acknowledgment, in the form attached hereto as Exhibit II, of confirmation of receipt of such Conversion Notice and representation as to whether such shares of Common Stock may then be resold pursuant to Rule 144 under the Securities Act (“Rule 144”) by a Person (as defined below) that is not an affiliate (as defined in Rule 144 as in effect on the Issuance Date) of the Company, and that has not been an affiliate (as defined in Rule 144 as in effect on the Issuance Date) of the Company during the three months immediately preceding such date, or an effective and available registration statement to the Holder and the Transfer Agent which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date

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on which the Company has received a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Company shall (1) provided that the Transfer Agent is participating in DTC Fast Automated Securities Transfer Program (“FAST”), credit such aggregate number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in FAST, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion. If this Note is physically surrendered for conversion pursuant to Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as reasonably practicable and in no event later than two (2) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 19(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. In the event of a partial conversion of this Note pursuant hereto, the Principal amount converted shall be deducted from the Installment Amount(s) relating to the Installment Date(s) as set forth in the applicable Conversion Notice. Notwithstanding anything to the contrary contained in this Note or the Registration Rights Agreement, within five (5) days after the effective date of the Registration Statement (as defined in the Registration Rights Agreement), the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to the Holder (or its designee) in connection with any sale of Registrable Securities (as defined in the Registration Rights Agreement) with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which the Holder has not yet settled.

(ii) Company’s Failure to Timely Convert. If on or prior to the Share Delivery Deadline (A) if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such shares of Common Stock on the Company’s share register or, (B) if the Transfer Agent is participating in FAST, the Transfer Agent shall fail to credit the balance account of the Holder or the Holder’s designee with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (collectively, a “Conversion Failure”), and if on or after such Share Delivery Deadline and prior to the cure of such Conversion Failure the Holder acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such conversion that the Holder is entitled to receive from the Company and has not received from the Company in connection with or as a result of, such Conversion Failure, then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after receipt of the Holder’s request and in the Holder’s discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price

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(including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of this Note as required pursuant to the terms hereof.

(iii) Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the name and address of the holder of the Note and the principal amount (and stated interest) of the Note held by such holder (the “Registered Note”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holder of the Note shall treat each Person whose name is recorded in the Register as the owner of the Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Note by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 19, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3(c)(i)) or

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(B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. If the Company does not update the Register to record such Principal and Interest converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. Any Holder that sells a participation in this Note shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register substantially similar to the Register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the participated Notes (the “Participant Register”); provided such Holder shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant) to the Company except to the extent that such disclosure is necessary to establish that the Note is in registered form under Treasury Regulations Section 5f.103-1(c). The entries in the Participant Register shall be conclusive and binding absent manifest error, and Holder shall treat the Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Note notwithstanding any notice to the contrary. This Section 3(c)(iii) shall be construed so that the Note is at all times maintained in “registered form” within the meaning of Internal Revenue Code of 1986, as amended (the “IRC”) Sections 163(f), 871(h)(2) and 881(c)(2) and any related regulations (or any successor provisions of the IRC or such regulations).

(d) Limitations on Conversions.

(i) Beneficial Ownership. The Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a

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limitation on conversion or exercise analogous to the limitation contained in this Section 3(d)(i). For purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3(d)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written request of the Holder, the Company shall within one (1) Business Day confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d)(i) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

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(ii) Compliance with Rules of Trading Market.

1) Exchange Cap. Notwithstanding anything herein to the contrary, if the Company has not obtained Shareholder Approval, then the Company may not issue, upon conversion of this Note, the payment of any Interest Shares, the payment of any redemption in shares of Common Stock or otherwise, a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued in connection with any other related transactions that may be considered part of the same series of transactions , would exceed the Exchange Cap.

2) Shareholder Approval. In the event the Company is prohibited from issuing any shares of Common Stock pursuant to Section 3(d)(ii)(1) (an “Exchange Cap Share Failure” and such number of shares of Common Stock that is determined to be unavailable for issuance upon the conversion of this Note, the “Exchange Cap Excess Shares”), then the Company shall, as soon as practicable after the date of occurrence of such Exchange Cap Share Failure, but in no event later than one hundred and twenty (120) days thereafter, hold a meeting of its stockholders to seek the Shareholder Approval. In connection with such meeting and any subsequent stockholder meetings, the Company shall provide each stockholder with a proxy statement in compliance with applicable SEC rules and regulations and shall use its best efforts to solicit the approval of its stockholders of the Shareholder Approval and to cause its board of directors to recommend to the stockholders that they approve such proposal. If, despite the Company’s best efforts, the Shareholder Approval is not obtained at the first stockholder meeting, the Company shall cause an additional stockholder meeting to be held semi-annually thereafter to seek Shareholder Approval until the earlier of (i) the date such Shareholder Approval is obtained and (ii) the date on which the Note is no longer outstanding. In the event the Company is prohibited from issuing shares of Common Stock pursuant to the conversion of the Note, the payment of any Interest Shares, the payment of any redemption in shares of Common Stock or otherwise, due to the Exchange Cap, and the Company fails to obtain Shareholder Approval as required by this Section 3(d)(ii)(2), then, in exchange for the cancellation of such portion of this Note, interest or other amounts convertible into such Exchange Cap Excess Shares, the Company shall pay cash to the Holder at a price equal to the product of (A) such number of Exchange Cap Excess Shares and (B) the Closing Sale Price of the Common Stock on the Conversion Date. For the avoidance of doubt, if the Company is required to and fails to obtain Shareholder Approval, the Exchange Cap shall be applicable for all purposes of this Note.

(e) Right of Alternate Conversion Upon An Event of Default.

(i) General. Subject to Section 3(d), at any time after the occurrence of an Event of Default that has not been subsequently cured (regardless of whether the Company has delivered an Event of Default Notice to the Holder or whether the Holder has delivered an Event of Default Redemption Notice to the Company or otherwise notified the Company that an Event of Default has occurred), the Holder may, at the Holder’s option, convert (each, an “Alternate Conversion”, and the date of such Alternate Conversion, each, an “Alternate Conversion Date”) all, or any part of, the Conversion Amount (such portion of the Conversion Amount subject to such Alternate Conversion, each, an “Alternate Conversion Amount”) into shares of Common Stock at the Alternate Conversion Price.

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(ii) Mechanics of Alternate Conversion. On any Alternate Conversion Date, the Holder may voluntarily convert any Alternate Conversion Amount pursuant to Section 3(c) (with “Alternate Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Alternate Conversion and with “Redemption Premium of the Conversion Amount” replacing “Conversion Amount” in clause (x) of the definition of Conversion Rate above with respect to such Alternate Conversion) by designating in the Conversion Notice delivered pursuant to this Section 3(e) of this Note that the Holder is electing to use the Alternate Conversion Price for such conversion; provided that in the event of the Conversion Floor Price Condition, on the applicable Alternate Conversion Date the Company shall also deliver to the Holder the applicable Alternate Conversion Floor Amount. Notwithstanding anything to the contrary in this Section 3(e), but subject to Section 3(d), until the Company delivers shares of Common Stock representing the applicable Alternate Conversion Amount to the Holder, such Alternate Conversion Amount may be converted by the Holder into shares of Common Stock pursuant to Section 3(c) without regard to this Section 3(e).

4. RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default” and each of the events in clauses (vi), (vii) and (viii) shall constitute a “Bankruptcy Event of Default”:

(i) the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(ii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or (B) written notice to the Holder of the Note, including, without limitation, by way of public announcement, at any time, of its intention not to comply, as required, with a request for conversion of the Note into shares of Common Stock that is requested in accordance with the provisions of the Note, other than pursuant to Section 3(d);

(iii) the Company’s failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest and other amounts when and as due, in which case only if such failure remains uncured for a period of at least five (5) Trading Days;

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(iv) the Company fails to remove any restrictive legend (excluding, for the avoidance of doubt, the OID legend) on any certificate or any shares of Common Stock issued to the Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Securities Purchase Agreement) acquired by the Holder under the Securities Purchase Agreement (including this Note) as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) days;

(v) [reserved];

(vi) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

(vii) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(viii) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

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(ix) a final judgment or judgments for the payment of money aggregating in excess of $4,000,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $4,000,000 amount set forth above;

(x) the Company and/or any Subsidiary, individually or in the aggregate, fails to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness for borrowed money in excess of $4,000,000 due to any third party (other than, with respect to unsecured indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for borrowed monies owed or owing in an amount in excess of $4,000,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, in each case where such failure, breach or violation is not cured or waived;

(xi) other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) consecutive Trading Days;

(xii) either (i) any representation or warranty made or deemed made by the Company herein or in any other Transaction Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made or (ii) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure, or (C) as to whether any Event of Default has occurred;

(xiii) any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of Sections 15(b), (c), (d), (e), (m), (n) or (o) of this Note;

(xiv) any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document;

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(xv) the failure of the applicable Registration Statement to be filed with the SEC on or prior to the date that is five (5) Trading Days after the applicable Filing Deadline (as defined in the Registration Rights Agreement) or the failure of the applicable Registration Statement to be declared effective by the SEC on or prior to the date that is five (5) Trading Days after the Effectiveness Deadline (as defined in the Registration Rights Agreement);

(xvi) while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or such Registration Statement (or the prospectus contained therein) is unavailable to any Holder of Registrable Securities for sale of all of such Holder’s Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive Trading Days; or

(xvii) following the occurrence of an Exchange Cap Share Failure, the Company fails to obtain Shareholder Approval at its first regularly scheduled meeting of its stockholders after such Exchange Cap Share Failure (which in no event shall be later than one hundred twenty (120) calendar days after such Exchange Cap Share Failure).

(b) Notice of an Event of Default; Redemption Right. Upon actual knowledge by the Company of the occurrence of an Event of Default that is continuing with respect to this Note, the Company shall within one (1) Business Day deliver written notice thereof via electronic mail or overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. An Event of Default Notice shall include: (I) a reasonable description of the applicable Event of Default, (II) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default, and (III) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the date of such cure. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default (such earlier date, the “Event of Default Right Commencement Date”) and ending (such ending date, the “Event of Default Right Expiration Date”, and each such period, an “Event of Default Redemption Right Period”) on the tenth (10th) Trading Day after the later of (x) the date such Event of Default is cured and (y) the Holder’s receipt of an Event of Default Notice that includes (I) a reasonable description of the applicable Event of Default, (II) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (III) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the applicable Event of

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Default Right Expiration Date, the Holder may require the Company to redeem (regardless of whether such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem; provided, that the Holder has not previously delivered to the Company a Conversion Notice for an Alternate Conversion pursuant to Section 3(e) relating to the same portion of this Note. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) 1.10 and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 4(b) (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 13. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, but subject to the limitations set forth in Section 3(d), until the Event of Default Redemption Price is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of this Note. In the event of the Company’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Redemption Premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption of this Note upon an Event of Default shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved.

(c) Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing (i) all outstanding Principal and accrued and unpaid Interest thereon, multiplied by (ii) the Redemption Premium, in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity, provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.

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5. RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity (if other than the Company) assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements, including agreements to deliver to the Holder of the Note in exchange for such Note a security of the Successor Entity (if other than the Company) evidenced by a written instrument substantially similar in form and substance to the Note, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rate of the Note held by such Holder, having similar conversion rights as the Note and having a similar ranking to the Note, and (ii) the Successor Entity (or Parent Entity, as applicable) (if other than the Company) is a publicly traded corporation whose common stock (or equivalent) is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity (if other than the Company) shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity (if other than the Company), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity (if other than the Company) shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 6 and 16, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Note prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (or Parent Entity, as applicable) (if other than the Company) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5(a) to permit the Fundamental Transaction without the assumption of this Note. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

(b) Notice of a Change of Control; Redemption Right. No later than ten (10) Trading Days prior to the expected consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via electronic mail or overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice or the Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending on twenty (20) Trading Days after the later of (A) the

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date of consummation of such Change of Control, or (B) the date of receipt of such Change of Control Notice, or (C) the date of the public announcement of such Change of Control, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount of this Note the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the product of (i) the Redemption Premium multiplied by (ii) the corresponding Conversion Amount being redeemed with respect to such redemption (the “Change of Control Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 13 and shall have priority to payments to stockholders in connection with such Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event of the Company’s redemption of any portion of this Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

6. RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 7 or 16 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note pursuant to Section 3(a) (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Installment Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to

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such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation).

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion price for such consideration commensurate with the Conversion Price. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

7. RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 6 or Section 16, if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 6 or Section 16, if the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7(a) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(a) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

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(b) Holder’s Right of Adjusted Conversion Price. In addition to and not in limitation of the other provisions of this Section 7, if the Company in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, Options or Convertible Securities (other than pursuant to the Equity Line (as defined in the Securities Purchase Agreement) or additional Notes pursuant to the Securities Purchase Agreement) (any such securities, “Variable Price Securities”), after the Subscription Date that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via electronic mail or overnight courier to the Holder on the date of such agreement and the issuance of such Common Stock, Convertible Securities or Options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities (other than pursuant to the Equity Line), the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of this Note by designating in the Conversion Notice delivered upon any conversion of this Note that solely for purposes of such conversion the Holder is relying on the Variable Price rather than the Conversion Price then in effect. The Holder’s election to rely on a Variable Price for a particular conversion of this Note shall not obligate the Holder to rely on a Variable Price for any future conversion of this Note.

(c) [Reserved].

(d) Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 7(d) will increase the Conversion Price as otherwise determined pursuant to this Section 7; provided, further, that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(e) Calculations. All calculations under this Section 7 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

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(f) Voluntary Adjustment by Company. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Note, with the prior written consent of the Holder, reduce (but not increase) the then current Conversion Price of the Note to any amount and for any period of time deemed appropriate by the board of directors of the Company.

8. INSTALLMENT CONVERSION OR REDEMPTION.

(a) General. On each applicable Installment Date, the Company shall pay to the Holder of this Note the applicable Installment Amount due on such date; provided, however, that the Company may, at its option following notice to the Holder as set forth below, pay the Installment Amount (i) by redeeming such Installment Amount in cash (a “Installment Redemption”), or (ii) so long as there has been no Equity Conditions Failure as of the applicable Installment Date, (x) by converting such Installment Amount in accordance with this Section 8 (an “Installment Conversion”), or (y) by any combination of an Installment Conversion and an Installment Redemption, in each case, so long as all of the outstanding applicable Installment Amount due on any Installment Date shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 8. On the date which is the sixth (6th) Trading Day prior to each Installment Date, the Company shall deliver written notice (each, an “Installment Notice” and the date the Holder receives such notice is referred to as the “Installment Notice Date”), to the Holder of the Note and such Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of such Holder’s Note shall be converted in whole pursuant to an Installment Conversion or (B) (1) state that the Company elects to redeem for cash, or is required to redeem for cash in accordance with the provisions of the Note, in whole or in part, the applicable Installment Amount pursuant to an Installment Redemption and (2) specify the portion of such Installment Amount which the Company elects or is required to redeem pursuant to an Installment Redemption (such amount to be redeemed in cash, the “Installment Redemption Amount”) and the portion of the applicable Installment Amount, if any, with respect to which the Company will, and is permitted to, effect an Installment Conversion (such amount of the applicable Installment Amount so specified to be so converted pursuant to this Section 8 is referred to herein as the “Installment Conversion Amount”), which amounts when added together, must at least equal the entire applicable Installment Amount and (ii) if the applicable Installment Amount is to be paid, in whole or in part, pursuant to an Installment Conversion, certify that there is not then an Equity Conditions Failure or an Exchange Cap Share Failure as of the applicable Installment Notice Date. Each Installment Notice shall be irrevocable. If the Company does not timely deliver an Installment Notice in accordance with this Section 8 with respect to a particular Installment Date, then the Company shall be deemed to have delivered an irrevocable Installment Notice confirming an Installment Conversion of the entire Installment Amount and shall be deemed to have certified that there is not then an Equity Conditions Failure or an Exchange Cap Share Failure in connection with such Installment Conversion. Except as expressly provided in this Section 8, an Installment Notice shall apply to each outstanding Note and the Company shall convert and/or redeem the applicable Installment Amount of each outstanding Note pursuant to this Section 8 in

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the same ratio of cash and shares. The applicable Installment Conversion Amount (whether set forth in the applicable Installment Notice or by operation of this Section 8) shall be converted in accordance with Section 8(b) and the applicable Installment Redemption Amount shall be redeemed in accordance with Section 8(c). Notwithstanding anything herein to the contrary, and for the avoidance of doubt, (x) Interest paid (whether Cash Interest and/or Interest Shares) pursuant to Section 2 shall be deemed to be included within the Installment Amount and not in addition to any Interest component of the Installment Amount; and (y) in the case of any conflict between an Interest Election Notice and an Installment Notice, regarding the form of payment of Interest, the provisions of the Installment Notice shall control and govern.

(b) Mechanics of Installment Conversion. Subject to Section 3(d), if the Company delivers an Installment Notice or is deemed to have delivered an Installment Notice certifying that such Installment Amount is being paid, in whole or in part, in an Installment Conversion in accordance with Section 8(a), then the Holder may, at any time thereafter, convert such Installment Conversion Amount at the Installment Conversion Price in accordance with the conversion procedures set forth in Section 3 hereunder (with “Installment Conversion Price” replacing “Conversion Price” for all purposes therein), mutatis mutandis; provided, however, that the Equity Conditions are then satisfied (or waived in writing by the Holder) on the applicable Installment Date and an Installment Conversion is not otherwise prohibited under any other provision of this Note; provided further, that if a Conversion Floor Price Condition exists with respect to such Conversion Date, the Company shall also deliver to the Holder the Conversion Installment Floor Amount on the applicable Share Delivery Date. If the Company confirmed (or is deemed to have confirmed by operation of Section 8(a)) the conversion of the applicable Installment Conversion Amount, in whole or in part, and there was no Equity Conditions Failure as of the applicable Installment Notice Date (or is deemed to have certified that the Equity Conditions in connection with any such conversion have been satisfied by operation of Section 8(a)) but an Equity Conditions Failure occurred between the applicable Installment Notice Date and any time through the applicable Installment Date (the “Interim Installment Period”), the Company shall provide the Holder a subsequent notice to that effect. If there is an Equity Conditions Failure (which is not waived in writing by the Holder) during such Interim Installment Period or an Installment Conversion is not otherwise permitted under any other provision of this Note, then, at the option of the Holder designated in writing to the Company, the Holder may require the Company to do any one or more of the following: (i) the Company shall redeem all or any part designated by the Holder of the unconverted Installment Conversion Amount (such designated amount is referred to as the “Designated Redemption Amount”) and the Company shall pay to the Holder within two (2) Business Days of such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to 110% of such Designated Redemption Amount and/or (ii) the Installment Conversion shall be null and void with respect to all or any part designated by the Holder of the unconverted Installment Conversion Amount and the Holder shall be entitled to all the rights of a holder of this Note with respect to such designated part of the Installment Conversion Amount. If the Company fails to redeem any Designated Redemption Amount by the second (2nd) Business Day following the applicable Installment Date by payment of such amount by such date, then the Holder shall have the rights set forth in Section 4(b) and Section 4(c)

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as if the Company failed to pay the applicable Installment Redemption Price (as defined below) and all other rights under this Note (including, without limitation, such failure constituting an Event of Default described in Section 4(a)). The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock in any Installment Conversion hereunder; provided, however, that if any tax, cost, expense or duty is due because the Holder requested such shares to be registered in a name other than the Holder’s name, then the Holder will pay such tax, cost, expense or duty and, until having received a sum sufficient to pay such tax, cost, expense or duty, the Company may refuse to deliver any such shares to be issued in a name other than that of the Holder.

(c) Mechanics of Installment Redemption. If the Company elects or is required to effect an Installment Redemption, in whole or in part, in accordance with Section 8(a), then the Installment Redemption Amount, if any, shall be redeemed by the Company in cash on the applicable Installment Date by wire transfer to the Holder of immediately available funds in an amount equal to 105% of the applicable Installment Redemption Amount (the “Installment Redemption Price”). If the Company fails to redeem such Installment Redemption Amount on such Installment Date by payment of the Installment Redemption Price, then, at the option of the Holder designated in writing to the Company (any such designation shall be a “Conversion Notice” for purposes of this Note), the Holder may require the Company to convert all or any part of the Installment Redemption Amount at the Installment Conversion Price (determined as of the date of such designation). Conversions required by this Section 8(c) shall be made in accordance with the provisions of Section 3(c). Notwithstanding anything to the contrary in this Section 8(c), until the Installment Redemption Price is paid in full, the Installment Redemption Amount may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event the Holder elects to convert all or any portion of the Installment Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Installment Redemption Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice. Redemptions required by this Section 8(c) shall be made in accordance with the provisions of Section 13.

(d) Acceleration of Installment Amounts. Notwithstanding anything herein to the contrary, during any period commencing on an Installment Date (a “Current Installment Date”) and ending on the Trading Day immediately prior to the next Installment Date, at the option of the Holder, at one or more times during any calendar month, but not exceeding an amount equal to one (1) aggregate payment of the Installment Amount during any such calendar month (unless otherwise agreed to between the Holder and the Company), the Holder may convert an additional Installment Amount (each, an “Acceleration”, and each such amount, an “Acceleration Amount”, and the Conversion Date of any such Acceleration, each an “Acceleration Date”), in whole or in part, at the Installment Conversion Price of such Acceleration Date in accordance with the conversion procedures set forth in Section 3 hereunder (with “Installment Conversion Price” replacing “Conversion Price” for all purposes therein), mutatis mutandis. Additionally, the Holder shall have the right to convert an amount not to exceed 10% of the daily trading volume of the Common Stock on the Principal Trading Market at the Installment Conversion Price

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(the “Additional Acceleration Amount”) when such daily trading volume exceeds $2,500,000, subject to the Floor Price (an “Additional Acceleration” and the Conversion Date of any such Additional Acceleration, an “Additional Acceleration Date”). Notwithstanding the foregoing, (1) the Holder may not (unless otherwise agreed to between the Holder and the Company) elect to effect any Acceleration (i) prior to the first Installment Date or (ii) when a Conversion Floor Price Condition exists, and (2) no Acceleration Amount (including any Additional Acceleration Amount) shall exceed $2,500,000 in the aggregate in any calendar quarter of any year. Each Acceleration Amount (including any Additional Acceleration Amount) shall be applied first to the Installment Amount due on the Installment Date nearest to the Maturity Date.

9. MANDATORY REDEMPTION AT ELECTION OF HOLDER. Subject to the provisions of this Section 9, if, at any time while this Note is outstanding, the Company shall carry out any individual Subsequent Financing in excess of $5,000,000 in gross proceeds, excluding any Subsequent Financing under the Common Stock Purchase Agreement, the Holder shall have the right to require the Company to first use up to 30% of the net proceeds of such Subsequent Financing to redeem all or a portion of this Note for an amount in cash (such amount, the “Mandatory Redemption Amount”) to equal to 1.05 multiplied by the sum of the principal amount subject to the Mandatory Redemption, plus accrued but unpaid interest and any other amounts, if any, then owing to the Holder in respect of this Note (a “Mandatory Redemption”). The Company shall deliver notice to the Holder of the Subsequent Financing at least five (5) Trading Days prior to the expected closing of the Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Holder if it wants to review the details of such financing (such additional notice, a “Mandatory Redemption Notice” and the date such Mandatory Redemption Notice is deemed delivered hereunder, the “Mandatory Redemption Notice Date”). If the Holder exercises its right herein to require a Mandatory Redemption by delivering written notice to the Company within five (5) Trading Days of the Mandatory Redemption Notice Date, the Company shall effect the Mandatory Redemption and pay the Mandatory Redemption Amount to the Holder on or prior to the fifth (5th) Trading Day following the consummation of the Subsequent Financing. Notwithstanding the foregoing, this Section 9 shall not apply with respect to Excluded Securities, except that no Variable Price Securities shall be an Excluded Security unless otherwise expressly stated in the Transaction Documents.

10. REDEMPTIONS AT THE COMPANY’S ELECTION. At any time the Company shall have the right to redeem all or any portion of the Conversion Amount then remaining under this Note (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (defined below) (a “Company Optional Redemption”). The portion of this Note subject to redemption pursuant to this Section 10 shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to the greater of (i) 105% of the Conversion Amount being redeemed as of the Company Optional Redemption Date and (ii) solely if an Equity Conditions Failure then exists as of the Company Optional Redemption Date (as defined below), the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed as of the Company Optional Redemption Date multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Company Optional Redemption Notice Date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made under this Section 10. The Company may exercise its right to

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require redemption under this Section 10 by delivering a written notice thereof by electronic mail and overnight courier to the Holder of the Note (the “Company Optional Redemption Notice” and the date the Holder of the Note receives such notice is referred to as the “Company Optional Redemption Notice Date”). The Company may deliver only one Company Optional Redemption Notice in any twenty (20) Trading Day period and any such Company Optional Redemption Notice shall be irrevocable; provided that such Company Optional Redemption Notice may state that such notice is conditioned upon the effectiveness of specified future transactions, in which case such notice may be revoked by the Company (by notice to the Holder on or prior to the specified effective date) if such condition is not satisfied. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall not be less than ten (10) Trading Days nor more than twenty (20) Trading Days following the Company Optional Redemption Notice Date, and (y) state the Conversion Amount of the Note which is being redeemed in such Company Optional Redemption Amount on the Company Optional Redemption Date. All Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 10 shall be made in accordance with Section 13. In the event of the Company’s redemption of any portion of this Note under this Section 10, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 10 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. For the avoidance of doubt, the Company shall have no right to effect a Company Optional Redemption if any Event of Default has occurred and continuing, but any Event of Default shall have no effect upon the Holder’s right to convert this Note in its discretion.

11. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Charter (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to convert this Note in full for any reason (other than pursuant to restrictions set forth in Section 3(d) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such conversion into shares of Common Stock.

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12. RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. So long as the Note remains outstanding, the Company shall at all times reserve a number of shares equal to at least the Exchange Cap (the “Required Reserve Amount”).

(b) Insufficient Authorized Shares. If, notwithstanding Section 12(a), and not in limitation thereof, at any time while the Note remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Note at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Note then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than one hundred and twenty (120) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock pursuant to the terms of this Note due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Company and ending on the date of such issuance and payment under this Section 12(a); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in Section 12(a) or this Section 12(b) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

13. REDEMPTIONS. The Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company’s receipt of such

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notice otherwise. Subject to Section 8(c), the Company shall deliver the applicable Installment Redemption Price to the Holder in cash on the applicable Installment Date. The Company shall deliver the applicable Company Optional Redemption Price to the Holder in cash on the applicable Company Optional Redemption Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time the Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of the Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to the Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 19(d)), to the Holder, and in each case the principal amount of this Note or such new Note (as the case may be) shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 13, if applicable) minus (2) the Principal portion of the Conversion Amount submitted for redemption.

14. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the Delaware General Corporation Law) and as expressly provided in this Note.

15. COVENANTS. Until all the Note has been converted, redeemed or otherwise satisfied in accordance with their terms:

(a) Rank. All payments due under this Note (i) shall be senior to all other indebtedness of the Company and its subsidiaries other than Permitted Senior Indebtedness and (ii) shall rank pari passu with indebtedness under clauses (iv), (vi), (vii), (viii), (ix) and (x) of the definition of “Permitted Indebtedness”.

(b) Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any indebtedness for borrowed money (other than (i) indebtedness evidenced by this Note and (ii) Permitted Indebtedness).

(c) [Reserved].

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(d) Restricted Payments and Investments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any indebtedness (other than the Notes, the Permitted Senior Indebtedness and indebtedness under clauses (iv), (vi), (vii), (viii) and (x) of the definition of “Permitted Indebtedness”) whether by way of payment in respect of principal of (or premium, if any) or interest on, such indebtedness or make any investment (other than intercompany investments), as applicable, if at the time such payment with respect to such indebtedness and/or investment, as applicable, is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(e) Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock, except (i) with respect to any capital stock of a wholly-owned Subsidiary owned by the Company or another wholly-owned Subsidiary of the Company, (ii) the Company may make cash payments in lieu of fractional shares, and (iii) so long as no Event of Default has occurred and is continuing or would result therefrom, redeem or repurchase capital stock of present and former employees, officers, directors or consultants (or their family members or trusts or other entities for the benefit of any of the foregoing) or make severance payments to such Persons in connection with the death, disability or termination of employment or consultancy of any such officer, employee, director or consultant, in each case, in the ordinary course of business at no greater than the market price of such securities.

(f) [Reserved].

(g) [Reserved].

(h) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Subscription Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(i) Preservation of Existence, Etc. The Company shall maintain and preserve, its existence, rights and privileges, and become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(j) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

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(k) Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(l) Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(m) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except (i) intercompany transactions, (ii) reasonable and customary director, officer and employee compensation and other customary benefits including retirement, health, stock option and other benefit plans and indemnification arrangements approved by the Company’s board of directors, and (iii) transactions in the ordinary course of business in a manner and to an extent consistent with past practice, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

(n) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the Holder of the Note issue any Notes (other than as contemplated by the Securities Purchase Agreement) that would cause a breach or default under the Note.

(o) Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

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(p) Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

16. DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Sections 6(a) or 7, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Installment Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

17. AMENDING THE TERMS OF THIS NOTE. Except for Section 3(d), which may not be amended, modified or waived by the parties hereto, the prior written consent of the Holder shall be required for any change, waiver or amendment to this Note.

18. TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 4.1 of the Securities Purchase Agreement and Section 3(c)(iii) hereof.

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19. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 19(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 19(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 19(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 19(a) or Section 19(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest on the Principal from the Issuance Date.

20. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief). No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company

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covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 7).

21. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the Original Principal Amount hereof.

22. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

23. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 23 shall permit any waiver of any provision of Section 3(d).

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24. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, an Installment Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such Installment Conversion Price, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 24 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

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(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

25. NOTICES; CURRENCY; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

(b) Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyer, shall initially be as set forth in the Securities Purchase Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

26. CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

27. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

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28. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Except as otherwise required by Section 24 above, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 24. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

29. JUDGMENT CURRENCY.

(a) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 29 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Note, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 29(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 29(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

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(c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

30. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

31. MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

32. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d) “Alternate Conversion Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Alternate Conversion Date and (II) the

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applicable Alternate Conversion Price and (B) the difference obtained by subtracting (I) the number of shares of Common Stock delivered (or to be delivered) to the Holder on the applicable Share Delivery Deadline with respect to such Alternate Conversion from (II) the quotient obtained by dividing (x) the applicable Conversion Amount that the Holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price without giving effect to clause (x) of such definition.

(e) “Alternate Conversion Price” means, with respect to any Alternate Conversion that price which shall be the lower of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, (ii) the greater of (x) the Floor Price and (y) 90% of the lowest VWAP of the Common Stock during the five (5) consecutive Trading Day period ending on and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice (such period, the “Alternate Conversion Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Alternate Conversion Measuring Period.

(f) “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the Subscription Date pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

(g) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(h) “Bloomberg” means Bloomberg, L.P.

(i) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

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(j) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(k) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 24. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(l) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement.

(m) “Common Stock” means (i) the Company’s shares of common stock, no par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(n) “Common Stock Purchase Agreement” means the Common Stock Purchase Agreement with Tumim Stone Capital, LLC, dated as of February 11, 2022, as amended, restated or otherwise modified from time to time.

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(o) “Conversion Floor Price Condition” means that the Installment Conversion Price (without giving effect to clause (y) of such definition) is less than the Floor Price.

(p) “Conversion Installment Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Share Delivery Date and (II) the applicable Installment Conversion Price and (B) the difference obtained by subtracting (I) the number of shares of Common Stock delivered (or to be delivered) to the Holder on the applicable Share Delivery Date with respect to such Installment Conversion from (II) the quotient obtain by dividing (x) the applicable Installment Amount subject to such Installment Conversion, by (y) the applicable Installment Conversion Price without giving effect to clause (y) of such definition.

(q) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(r) “Current Subsidiary” means any Person in which the Company on the Subscription Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries”.

(s) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market, or the Nasdaq Global Market.

(t) “Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Conversion Notices of the Holder, if any, (b) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or all of the shares of Common Stock issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 by a Person that is not an affiliate (as defined in Rule 144 as in effect on the Issuance Date) of the Company, and that has not been an affiliate (as defined in Rule 144 as in effect on the Issuance Date) of the Company during the three months immediately preceding such date, without volume or manner-of-sale restrictions or current public information requirements, (c) the Common Stock is trading on an Eligible Market and all of the shares issuable pursuant to the Transaction

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Documents are listed or quoted for trading on such Eligible Market (and the Company believes, in good faith, that trading of the Common Stock on such Eligible Market will continue uninterrupted for the foreseeable future), (d) there is a sufficient number of authorized but unissued shares of Common Stock and/or shares of Common Stock reserved for the Notes or otherwise unreserved for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (e) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (f) the Holder is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates that the Company controls, that constitutes, or may constitute, material non-public information, (g) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (h) the Company has timely filed (exclusive of any grace period) all of its SEC Reports during the time period in question, (i) the daily VWAP of the Common Stock exceeds 110% of the Floor Price on the Principal Trading Market during each Trading Day for the twenty (20) Trading Days prior to the applicable date in question and (j) the average daily trading volume of the Common Stock on the Principal Trading Market during each Trading Day for the twenty (20) Trading Days prior to the applicable date in question exceeds $500,000.

(u) “Equity Conditions Failure” means that on any day during the period commencing twenty (20) Trading Days prior to the applicable Installment Notice Date or Interest Date through the later of the applicable Installment Date or Interest Date and the date on which the applicable shares of Common Stock are actually delivered to the Holder, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(v) “Excluded Securities” means (i) shares of Common Stock or standard options to purchase Common Stock issued to directors, officers or employees of the Company or other key contributors (including consultants, advisors and non-employee agents) retained by the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above), provided that (A) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the Subscription Date pursuant to this clause (i) do not, in the aggregate, exceed more than 5% of the Common Stock issued and outstanding immediately prior to the Subscription Date and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects the Buyer; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Subscription Date, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities or Options (other than

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standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects the Buyer; (iii) the shares of Common Stock issuable upon conversion of the Note or otherwise pursuant to the terms of the Note; provided, that the terms of the Note are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date), and (iv) shares of Common Stock issued pursuant to the Equity Line, subject to the restrictions set forth in Section 7(c).

(w) “Floor Price” means $0.44 (or such lower amount as permitted, from time to time, by the Principal Market), subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events.

(x) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise

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in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Note calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(y) “GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

(z) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(aa) “Installment Amount” means the sum of (A) (i) with respect to any Installment Date other than the Maturity Date, the lesser of (x) $686,666.67 and (y) the Principal amount then outstanding under this Note as of such Installment Date, and (ii) with respect to the Installment Date that is the Maturity Date, the Principal amount then outstanding under this Note as of such Installment Date (in each case, as any such Installment Amount may be reduced pursuant to the terms of this Note, whether upon conversion or redemption), (B) any Acceleration Amount accelerated pursuant to Section 8(d) and included in such Installment Amount in accordance therewith and (C) in each case of clauses (A) and (B) above, the sum of any accrued and unpaid Interest as of such Installment Date under this Note, if any, under this Note as of such Installment Date. In the event the Holder shall sell or otherwise transfer any portion of this Note, the transferee shall be allocated a pro rata portion of each unpaid Installment Amount hereunder. Notwithstanding the foregoing, if the Company has elected to pay all or any portion of the Interest due on the applicable Installment Date as Cash Interest, the amount of accrued and unpaid pursuant under the foregoing clause (C) shall be reduced accordingly to avoid any double counting of Interest.

(bb) “Installment Conversion Price” means the lower of (i) the Conversion Price and (ii) the greater of (x) 95% of the lowest VWAP in the five (5) Trading Days immediately prior to each Conversion Date, Interest Date, Installment Date, Acceleration Date or Additional Acceleration Date, as applicable, and (y) the Floor Price.

(cc) “Installment Date” means (i) with respect to the first (1st) Installment Redemption, December 1, 2022, and (ii) with respect to all Installment Redemptions subsequent to the first Installment Redemption, the first (1st) of each month commencing on January 1, 2023, and terminating upon the full redemption of this Note.

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(dd) “Interest Conversion Price” shall mean the lesser of (x) the Conversion Price and (y) 95% of the lowest VWAP during the five (5) consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Interest Date.

(ee) “Interest Date” means, with respect to any given calendar month, (x) if after the Maturity Date, the first Trading Day of such calendar month or (y) if on or after the initial Installment Date, but on or prior to the Maturity Date, such Installment Date, if any, in such calendar month.

(ff) “Interest Notice Due Date” means the second (2nd) Trading Day immediately preceding the applicable Interest Date.

(gg) “Interest Rate” means five percent (5%) per annum, as may be adjusted from time to time in accordance with Section 2.

(hh) “Maturity Date” shall mean March 15, 2024; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Change of Control Notice is delivered prior to the Maturity Date, provided further that if the Holder elects to convert some or all of this Note pursuant to Section 3 hereof, and the Conversion Amount would be limited pursuant to Section 3(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note.

(ii) “New Subsidiary” means, as of any date of determination, any Person in which the Company after the Subscription Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries”.

(jj) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(kk) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

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(ll) “Permitted Indebtedness” means (i) indebtedness existing on the Closing Date, (ii) indebtedness evidenced by this Note, (iii) Permitted Senior Indebtedness, (iv) intercompany indebtedness, (v) indebtedness contractually subordinated to the obligations under this Note and the other Transaction Documents, (vi) indebtedness incurred in connection with cash management services, including corporate credit cards, (vii) reimbursement obligations arising from letters of credit issued by financial institutions, (viii) indebtedness incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets (whether or not constituting purchase money indebtedness), including capital lease obligations and any indebtedness assumed in connection with the acquisition of any such assets or secured by a lien on any such assets prior to the acquisition thereof, (ix) other unsecured indebtedness not otherwise permitted pursuant to this defined term, in an aggregate amount outstanding not to exceed $500,000, (x) indebtedness of the Company or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations, in each case provided in the ordinary course of business, (xi) guarantees of Permitted Indebtedness, (xii) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in clauses (i) through (xi) above. Notwithstanding anything herein or the other Transaction Documents to the contrary, and for the avoidance of doubt, the term “indebtedness” shall not include: (a) trade accounts payable, (b) post-closing payment adjustments, earn-outs, milestones, non-compete payments or other similar deferred purchase price obligations to which the seller in any investment or acquisition is or may become entitled until such obligations are due and payable, (c) amounts that any member of management, the employees or consultants of the Company or any of its Subsidiaries may become entitled to under any cash incentive plan in existence from time to time, (d) contingent obligations incurred in the ordinary course of business or in respect of operating leases and not in respect of borrowed money, (e) deferred or prepaid revenues, (f) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, or (g) current liabilities due to affiliates in connection with cash management arrangements in the ordinary course of business.

(mm) “Permitted Senior Indebtedness” means a senior secured non-convertible note, loan or credit facility issued after the Issuance Date to a single investor in an aggregate amount of not less than $5 million, provided, however, that the aggregate outstanding principal amount of such Indebtedness permitted hereunder does not at any time exceed $100 million.

(nn) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(oo) “Principal Market” means, at any time, the Eligible Market on which the Common Stock trades at such time. Initially, the Principal Market is the New York Stock Exchange.

(pp) “Redemption Notices” means, collectively, the Event of Default Redemption Notices, the Installment Notices with respect to any Installment Redemption, the Company Optional Redemption Notices and the Change of Control Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

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(qq) “Redemption Premium” means 105%.

(rr) “Redemption Prices” means, collectively, Event of Default Redemption Prices, the Change of Control Redemption Prices, the Company Optional Redemption Prices and the Installment Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

(ss) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(tt) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(uu) “Subsequent Financing” means any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration (excluding a sale of Common Stock pursuant to the Equity Line), indebtedness or a combination of units thereof from the date hereof until this Note is no longer outstanding in a bona fide capital raise.

(vv) “Subsidiaries” means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

(ww) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(xx) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(yy) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as

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reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 24. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

33. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 33 shall limit any obligations of the Company, or any rights of the Holder, under Section 4.6 of the Securities Purchase Agreement.

(a) ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

44

34. TAX MATTERS.

(a) The Company shall be entitled to deduct and withhold from payments due pursuant to this Note such amounts as are required to be deducted and withheld under applicable law. Any amounts withheld shall be timely paid over the appropriate governmental authority in accordance with applicable law and shall be treated for all purposes of this Note as having been paid to the person in respect of whom such deduction and withholding was made. If a payment is payable (in whole or in part) in consideration other than cash and if the cash portion of any such payment is insufficient to satisfy all required tax withholding obligations (or the payment consists entirely of non-cash consideration), the Company shall retain an amount of the non-cash consideration otherwise payable equal in value to the amount required to satisfy any applicable withholding taxes (as reasonably determined by the Company).

(b) Any Holder (including for purposes of this Section 35(b) any successor, assign, participant or other transferee) that is entitled to an exemption from or reduction of withholding tax (including, without limitation, any withholding tax imposed under any of IRC Sections 1441 through 1446, IRC Sections 1471 through 1474, and/or IRC Sections 3401 through 3406) under the law of the United States, or an applicable treaty to which such jurisdiction is a party, with respect to payments under the Note or any other Transaction Document shall deliver to the Company, at the time or times prescribed by applicable law and at any times reasonably requested by the Company, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or backup withholding or withholding at a reduced rate, including, for any Holder that is a “United States person” as defined in IRC Section 7701(a)(30), Internal Revenue Service (“IRS”) Form W-9 and, for any Holder that is not a “United States person”, the appropriate series of IRS Form W-8 and all required attachments.

(c) In addition, if a payment made to Holder in connection with this Note would be subject to U.S. federal withholding tax imposed by FATCA if Holder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in IRC Section 1471(b) or 1472(b), as applicable), Holder shall deliver to Company at the time or times prescribed by law and at such time or times reasonably requested by the Company such documentation prescribed by applicable law (including as prescribed by IRC Section 1471(b)(3)(C)(i)) and such additional documentation reasonably requested by the Company as may be necessary for the Company to comply with its obligations under FATCA and to determine that Holder has complied with Holder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from payments to such Holder. “FATCA” means (a) IRC Sections 1471 through 1474, as of the date of this Note (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to IRC Section 1471(b)(1), (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction with the purpose (in either case) of facilitating the implementation of (a) above, and (c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the IRS, the United States government or any governmental or taxation authority in the United States.

(d) Holder agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall deliver promptly to the Company updated or other appropriate documentation (including any new documentation reasonably requested by the Company).

[signature page follows]

45

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

IRONNET, INC.

By:	/s/ James C. Gerber
Name: James C. Gerber
Title: Chief Financial Officer

Senior Convertible Note - Signature Page

EXHIBIT I

IRONNET, INC.

CONVERSION NOTICE

Reference is made to the Senior Unsecured Convertible Note (the “Note”) issued to the undersigned by IronNet, Inc., a Delaware corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, no par value per share (the “Common Stock”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Installment Amount(s) to be reduced (and corresponding Installment Date(s)) and amount of reduction:

☐	If this Conversion Notice is being delivered with respect to an Alternate Conversion, check here if Holder is electing to use the following Alternate Conversion Price:____________

☐

If this Conversion Notice is being delivered with respect to an Acceleration, check here if Holder is electing to use _________ as the Installment Conversion Price (as applicable) related to the following Installment Date:____________

Please issue the Common Stock into which the Note is being converted to Holder, or for its benefit, as follows:

☐   Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __,

Name of Registered Holder

By:
Name:
Title:

Tax ID:_____________________

E-mail Address:

Exhibit II

ACKNOWLEDGMENT

The Company hereby (a) acknowledges this Conversion Notice, (b) certifies that the above indicated number of shares of Common Stock are eligible to be resold by the Holder without restriction and hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Company and acknowledged and agreed to by ________________________.

IRONNET, INC.

By:
Name:
Title:

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 14, 2022, between IronNet, Inc., a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (including its successors and assigns, the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” means any action, lawsuit, complaint, claim, petition, suit, audit, examination, assessment, arbitration, mediation or inquiry, or any proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which the Federal Bank of New York is closed.

“Bylaws” shall have the meaning ascribed to such term in Section 3.2(c).

“Charter” shall have the meaning ascribed to such term in Section 3.2(c).

“Closing Dates” means each of the First Closing Date and the Second Closing Date.

“Closings” means each of the First Closing pursuant to Section 2.1(a) and the Second Closing pursuant to Section 2.1(b).

“Commission” means the United States Securities and Exchange Commission.

“Commission Documents” means all reports, schedules, forms, proxy statements, statements and other documents required to be filed by the Company with the Commission pursuant to the reporting requirements of the 1934 Act (and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein), including, for the avoidance of doubt, (1) Predecessor IronNet’s registration statement on Form S-4 (File No. 333-256129) initially filed with the Commission on May 14, 2021 and declared effective by the Commission on August 6, 2021, including any related prospectus or prospectuses, for the registration of the Common Stock to be issued pursuant to the Agreement and Plan of Reorganization and Merger, dated March 15, 2021 and as amended August 6, 2021, by and among Predecessor IronNet, LGL Systems Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of Predecessor IronNet, and Legacy IronNet, on file with the Commission at the time such registration statement became effective, including the financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the effective date of such registration statement under the Securities Act (the “Form S-4 Registration Statement”), (2) Predecessor IronNet’s proxy statement/prospectus, dated August 6, 2021, included in the Form S-4 Registration Statement at the time of effectiveness, including the Annexes thereto and accompanying financial statements and all related soliciting materials under Rule 14a-12 under the Exchange Act, and all documents incorporated therein by reference, in the form in which such proxy statement/prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Merger Proxy Statement/Prospectus”) and (3) the Company’s current report on Form 8-K, dated August 26, 2021 and filed with the Commission on September 1, 2021, including all documents, financial statements and other information attached thereto or incorporated by reference therein as Exhibits thereto (the “Merger Form 8-K”).

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Cooley LLP.

“Conversion Price” shall have the meaning ascribed to such term in the Notes.

“Conversion Shares” shall have the meaning ascribed to such term in the Notes.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.2.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Conversion Notices of the Purchaser, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Purchaser in respect of the Note, (c)(i) there is an effective Registration Statement pursuant to which the Purchaser is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Purchaser, (d) the Common Stock is trading on the Principal Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Principal Market (and the Company believes, in good faith, that trading of the Common Stock on the Principal Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents that may be issued without Shareholder Approval, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would reasonably be expected to constitute an Event of Default, (g) the issuance of the shares in question (or, in the case of a Company Optional Redemption or Installment Redemption, the shares issuable upon conversion in full of the Company Optional Redemption Amount or Installment Redemption Amount) to the Purchaser would not violate the limitations set forth in Section 3(d) of the Note, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (i) the Purchaser is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information, (j) the Company has timely filed (exclusive of any grace period) all of its SEC Reports during the time period in question, (k) the daily VWAP of the Common Stock exceeds $1.50 on the Principal Trading Market during each Trading Day for the twenty (20) Trading Days prior to the applicable date in question, (l) the average daily trading volume of the Common Stock on the Principal Trading Market during each Trading Day for the twenty (20) Trading Days prior to the applicable date in question exceeds $1,500,000 and (m) the outstanding principal balance of the Note issued at the First Closing is less than $3,000,000.

“Equity Line” means the Common Stock Purchase Agreement, dated as of February 11, 2022, by and between the Company and Tumim Stone Capital LLC, pursuant to which Tumim Stone Capital LLC has committed to purchase up to $175,000,000 of the Company’s Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” shall have the meaning ascribed to such term in Section 4.18(a).

“Exchange Cap Limitation” shall have the meaning ascribed to such term in Section 4.18(a).

“Exchange Cap Share Failure” shall have the meaning ascribed to such term in Section 4.18(b).

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of the compensation committee of the Company, (b) securities upon the conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended after the date of this Agreement to increase the number of such securities or to decrease the conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities and (c) shares of Common Stock sold by the Company pursuant to the Equity Line, subject to the restrictions set forth in Section 4.12(e).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“First Closing” shall have the meaning ascribed to such term in Section 2.1(a).

“First Closing Date” shall have the meaning ascribed to such term in Section 2.1(a).

“First Subscription Amount” means $10,000,000.

“GAAP” shall have the meaning ascribed to such term in Section 3.2(g)(ii).

“Governmental Authority” means any federal, state, provincial, municipal, local, international, supranational or foreign government, governmental authority, regulatory or administrative agency (which for the purposes of this Agreement shall include the SEC), governmental commission, department, board, bureau, agency, court, arbitral tribunal, securities exchange or similar body or instrumentality thereof.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.2(r)(ii).

“Irrevocable Transfer Agent Instructions” shall mean the Irrevocable Transfer Agent Instructions, dated as of the date of each Closing, among the Company and the Transfer Agent, in the form attached hereto as Exhibit D.

“Knowledge” means the actual knowledge of (i) the Company’s co-Chief Executive Officers or (ii) its Chief Financial Officer, in each case after reasonable inquiry.

“Legacy IronNet” means IronNet Cybersecurity, Inc., a Delaware corporation, prior to the effective time of its merger with LGL Systems Merger Sub Inc., a Delaware corporation, on August 26, 2021.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of the Transaction Documents or the transactions contemplated thereby, (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under any of the Transaction Documents to which it is a party; provided, however, that no facts, circumstances, changes or effects exclusively and directly resulting from, relating to or arising out of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (b) changes generally affecting the industries in which the Company and its Subsidiaries operate, provided such changes shall not have affected the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner as compared to other similarly situated companies; (c) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; (d) changes arising in connection with earthquakes, pandemics, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such pandemic, hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof; (e) any action taken by the Purchaser with respect to the transactions contemplated by this Agreement; and (f) the effect of any changes in applicable laws or accounting rules, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies.

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.18.

“Money Laundering Laws” shall have the meaning assigned to such term in Section 3.2(jj).

“Notes” means the Senior Unsecured Convertible Notes due, subject to the terms therein, eighteen (18) months from their dates of issuance, issued by the Company to the Purchaser hereunder, in the form of Exhibit A attached hereto.

“OFAC” means the Office of Foreign Assets Control.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Predecessor IronNet” means LGL Systems Acquisition Corp., a Delaware corporation, prior to the effective time of the transactions contemplated by the Agreement and Plan of Reorganization and Merger, dated March 15, 2021 and as amended August 6, 2021, by and among Legacy IronNet, Predecessor IronNet and LGL Systems Merger Sub Inc., a Delaware corporation.

“Principal Trading Market” means The New York Stock Exchange.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Prospectus Supplement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the date hereof, among the Company and the Purchaser, in the form of Exhibit B attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchaser as provided for in the Registration Rights Agreement.

“Related Party” shall have the meaning ascribed to such term in Item 404 of Regulation S-K.

“Required Minimum” means the maximum aggregate number of shares of Common Stock, then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon conversion in full of all Notes (including Underlying Shares issuable as payment of interest on the Notes), ignoring any conversion limits set forth therein, and assuming (a) on the Maturity Date (as defined in the Notes) the Notes are fully converted and (b) the Notes convert into shares of Common Stock at the Floor Price (as defined in the Notes).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sanctions” shall have the meaning ascribed to such term in Section 3.2(kk).

“Sarbanes-Oxley Act” shall have the meaning ascribed to such term in Section 3.2(g)(v).

“Second Closing” shall have the meaning ascribed to such term in Section 2.1(b).

“Second Closing Date” shall have the meaning ascribed to such term in Section 2.1(b).

“Second Closing Notice” shall have the meaning ascribed to such term in Section 2.1(b).

“Second Subscription Amount” means $15,000,000.

“Securities” means the Notes and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the NYSE American/the Nasdaq Stock Market/The New York Stock Exchange (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including (a) the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the First Closing Date and (b) any subsequent issuance(s) of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock as a consequence of any corporate action including the implementation of a reverse stock split.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Subscription Amount” means collectively the First Subscription Amount and the Second Subscription Amount.

“Subsidiary” means any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

“Tax Return” means any return, declaration, report, statement, information statement or other document filed or required to be filed with any Governmental Authority with respect to Taxes, including any claims for refunds of Taxes, any information returns and any amendments or supplements of any of the foregoing.

“Taxes” means all federal, state, local, foreign or other taxes imposed by any Governmental Authority, including all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, alternative or add-on minimum, or estimated taxes, and including any interest, penalty, or addition thereto.

“Trading Day” means a day on which the Principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock will, in accordance with the terms hereof, be listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; OTC Markets; the OTC Bulletin Board or the OTC Markets Group Inc. (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Notes, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable pursuant to the terms of the Notes, including without limitation, the Conversion Shares and the shares of Common Stock issued and issuable in lieu of the cash payment of interest on the Notes in accordance with the terms of the Notes, in each case without respect to any limitation or restriction on the conversion of the Notes.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.12(a).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ARTICLE II.

PURCHASE AND SALE

2.1 (a) First Closing. The first closing of the offer and sale of the Note described in Section 2.2(a) below (the “First Closing”) shall occur at 10:00 am (New York City time) at the offices of Morrison & Foerster LLP, 2100 L Street NW, Washington, DC 20037, on the first (1st) Trading Day on which the conditions to the First Closing set forth in Section 2.3 hereof are satisfied or waived in writing as provided elsewhere herein, or on such other date and time as agreed to by the Company and the Purchaser (the “First Closing Date”); provided that the First Closing Date shall occur no later than five (5) Trading Days after the date of this Agreement.

(b) Second Closing.

(i) Subject to the satisfaction (or express waiver) of (i) the conditions set forth in this Section 2.1 and Section 2.3 and (ii) the Equity Conditions, the Company shall have the right to require the Purchaser to purchase the Note described in Section 2.2(c) below on the Second Closing Date by delivering to the Purchaser an irrevocable written notice (the “Second Closing Notice”) that the Company has exercised its right to require the Purchaser to purchase such Note.

(ii) The Second Closing Notice shall state (A) the date and time of the a second closing (the “Second Closing”), which shall be at 10:00 a.m. (New York City time), on a date that is no earlier than the ninetieth (90th) calendar day after the First Closing Date (the “Second Closing Date”); and (B) that all the conditions to the Second Closing set forth in this Section 2.1 and Section 2.3 hereof are satisfied or waived in writing. Subject to compliance with the applicable federal securities laws, the Company and the Purchaser may mutually agree on such other date and time for the Second Closing. Notwithstanding anything herein to the contrary, if the Second Closing does not occur by March 15, 2024, the Company’s right to effect a Second Closing hereunder shall automatically terminate. To this end, the parties hereto shall use their commercially reasonable efforts to effectuate the Second Closing.

2.2 Deliveries.

(a) On or prior to the First Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a legal opinion of Company Counsel, substantially in the form of Exhibit C attached hereto;

(iii) a Note having a principal amount of $10,300,000, duly executed by the Company and registered in the name of the Purchaser;

(iv) the Company’s wire instructions, on Company letterhead and executed by a co-Chief Executive Officer or the Chief Financial Officer;

(v) the Registration Rights Agreement duly executed by the Company;

(vi) the Irrevocable Transfer Agent Instructions duly executed by the Company and the Transfer Agent;

(vii) the Disclosure Schedules, updated as of such First Closing Date;

(viii) an officer’s certificate and compliance certificate, each in a form reasonably acceptable to the Purchaser’s counsel; and

(ix) such other opinions, certificates, statements and agreements as the Purchaser’s counsel may reasonably require.

(b) On or prior to the First Closing Date, the Purchaser shall deliver or cause to be delivered to the Company, the following:

(i) this Agreement duly executed by the Purchaser;

(ii) the First Subscription Amount by wire transfer in immediately available funds to the account specified in writing by the Company; and

(iii) the Registration Rights Agreement duly executed by the Purchaser.

(c) On or prior to the Second Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) a Note having a principal amount of $15,450,000, duly executed by the Company and registered in the name of the Purchaser;

(ii) the Disclosure Schedules, updated as of such Second Closing Date;

(iii) the Irrevocable Transfer Agent Instruction Letter duly executed by the Company and the Transfer Agent;

(iv) an opinion from the Company’s counsel in a form reasonably acceptable to the Purchaser’s counsel;

(v) an officer’s certificate and compliance certificate, indicating among other matters, that the Equity Conditions have been satisfied, in a form reasonably acceptable to the Purchaser’s counsel; and

(vi) such other opinions, certificates, statements and agreements as the Purchaser’s counsel may reasonably require.

(d) On or prior to the Second Closing Date, the Purchaser shall deliver the Second Subscription Amount by wire transfer in immediately available funds to the account specified in writing by the Company.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date for such Closing of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date for such Closing shall have been performed; and

(iii) the delivery by the Purchaser of the items set forth in Section 2.2(b) or Section 2.2(d), as applicable, of this Agreement.

(b) The obligations of the Purchaser hereunder in connection with each Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date for such Closing of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date for such Closing shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) or Section 2.2(c), as applicable, of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default (as defined in the Note);

(v) from the date hereof to the Closing Date for such Closing, trading in the Common Stock shall not have been suspended by the Commission or the Company’s Principal Trading Market and, at any time prior to such Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Securities at such Closing;

(vi) the Company meets the current public information requirements under Rule 144 in respect of the Conversion Shares and any other shares of Common Stock issuable under the Notes;

(vii) any other conditions contained herein or the other Transaction Documents, including those set forth in Section 2.2; and

(viii) the Company has submitted a Supplemental Listing Application (or its equivalent) with The New York Stock Exchange with respect to each issuance of Securities pursuant to this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of each Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization and Standing of the Purchaser. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Authorization and Power. The Purchaser has the requisite limited partnership power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to purchase or acquire the Notes in accordance with the terms hereof. The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited partnership action, and no further consent or authorization of the Purchaser or its partners is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

(c) No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of such Purchaser’s certificate of limited partnership, partnership agreement or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party or by which it or any of its property or assets are bound, (iii) create or impose any lien, charge or encumbrance on any property of the Purchaser under any agreement or any commitment to which the Purchaser is party or under which the Purchaser is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Purchaser to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The Purchaser is not required under any applicable federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement or to purchase or acquire the Securities in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and warranties and the compliance with the relevant covenants and agreements of the Company in the Transaction Documents to which it is a party.

(d) Investment Purpose. The Purchaser is acquiring the Securities for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Purchaser does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a Registration Statement filed pursuant to the Registration Rights Agreement or an applicable exemption under the Securities Act. The Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Securities.

(e) Accredited Investor Status. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(f) Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(g) Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Notes which have been requested by the Purchaser have been furnished or otherwise made available to the Purchaser or its advisors, including, without limitation, the Commission Documents filed with or furnished to the Commission as of the applicable date or time this representation is made. The Purchaser understands that its investment in the Securities involves a high degree of risk. The Purchaser is able to bear the economic risk of an investment in the Securities, including a total loss thereof, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a proposed investment in the Securities. The Purchaser and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the financial condition and business of the Company and other matters relating to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or in any other Transaction Document to which the Company is a party or the Purchaser’s right to rely on any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby (including, without limitation, the form of opinions and opinions of the Company’s counsel delivered pursuant to Sections 2.2(a)(ii) and 2.2(c)(iv), respectively). The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

(h) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(i) No General Solicitation. The Purchaser is not purchasing or acquiring the Securities as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Notes.

3.2 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein as of each Closing Date to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or, where specifically set forth below with respect to certain specified representations and warranties, the Commission Documents (the “Disclosure Schedules”), the Company hereby makes the following representations and warranties to the Purchaser:

(a) Organization, Good Standing and Power. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to issue the Securities (including, for the avoidance of doubt, the issuance of the Conversion Shares issuable upon conversion of the Notes) in accordance with the terms hereof and thereof. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

(c) Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the Commission Documents as of the dates reflected therein. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Except as set forth in the Commission Documents, this Agreement and the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the Commission Documents, no shares of Common Stock are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Commission Documents, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any of the other Transaction Documents or the consummation of the transactions described herein or therein. The Company has filed with the Commission true and correct copies of the Company’s Amended and Restated Certificate of Incorporation as in effect on the applicable Closing Date (the “Charter”), and the Company’s Amended and Restated Bylaws as in effect on the applicable Closing Date (the “Bylaws”).

(d) Issuance of the Securities. The Notes have been duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly authorized and validly issued, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable and free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(e) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the Company’s Charter or Bylaws, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected (including federal and state securities laws and regulations and the rules and regulations of the Principal Trading Market), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement or the Registration Rights Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency (including, without limitation, the Principal Trading Market) in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which it is a party, or to issue the Securities to the Purchaser in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the First Closing Date); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Purchaser in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement and the Registration Rights Agreement.

(f) No Violations of Governing Documents. The Company is not in violation, breach or default under the Company’s Charter or Bylaws.

(g) Commission Documents, Financial Statements; Disclosure Controls and Procedures; Internal Controls Over Financial Reporting; Accountants.

(i) Since August 26, 2021, the Company has timely filed all Commission Documents required to be filed with or furnished to the Commission by the Company under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the Commission under Section 13(a) or Section 15(d) of the Exchange Act. As of the date of this Agreement, no Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date, each Commission Document filed with or furnished to the Commission prior to the applicable Closing Date complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable (or, if amended or superseded by a filing prior to the applicable Closing Date, on the date of such amended or superseded filing). Each Registration Statement, on the date it is filed with the Commission, on the date it is declared effective by the Commission and on the applicable Closing Date shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from such Registration Statement made in reliance upon and in conformity with information relating to the Purchaser furnished to the Company in writing by or on behalf of the Purchaser expressly for use therein. The Prospectus and each Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement after the First Closing Date, when taken together, on its date and on each Closing Date shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Purchaser furnished to the Company in writing by or on behalf of the Purchaser expressly for use therein. Each Commission Document (other than the initial Registration Statement or any new Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto) to be filed with or furnished to the Commission after the Closing Date and incorporated by reference in the initial Registration Statement or any new Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto required to be filed pursuant to this Agreement or the Registration Rights Agreement, when such document is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable. There are no comments provided to the Company by the Commission’s staff relating to any of the Commission Documents filed with or furnished to the Commission as of the applicable date or time this representation is being made hereof that remain outstanding or unresolved. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(ii) The historical consolidated financial statements of the Company included or incorporated by reference in the Commission Documents filed by the Company after August 26, 2021, in each case together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates indicated, and the results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. The historical consolidated financial statements of Legacy IronNet and its Subsidiaries included or incorporated by reference in the Form S-4 Registration Statement, the Merger Proxy Statement/Prospectus and the Merger Form 8-K, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of Legacy IronNet, and its consolidated Subsidiaries as of the dates indicated, and the consolidated results of operations, cash flows and changes in stockholders’ equity of Legacy IronNet and its consolidated Subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with GAAP applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. The unaudited pro forma condensed combined financial statements and any other pro forma financial statements or data included or incorporated by reference in the Form S-4 Registration Statement, the Merger Proxy Statement/Prospectus and the Merger Form 8-K, and any other pro forma financial statements or data included or incorporated by reference in any Commission Documents filed by the Company with the Commission after August 26, 2021 (as applicable) comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Commission Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Commission Documents that are not included or incorporated by reference as required. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20), not described in Commission Documents which are required to be described in the Commission Documents. All disclosures contained or incorporated by reference in the Commission Documents, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(iii) Except as disclosed in the Commission Documents, from and after August 26, 2021, the Company and each of its Subsidiaries have maintained and continue to maintain a system of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Commission Documents, the initial Registration Statement or any new Registration Statement fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Commission Documents, since August 26, 2021, the Company and its Subsidiaries’ internal controls over financial reporting are effective and the Company and its Subsidiaries are not aware of any material weakness in their internal controls over financial reporting. Since the date of the latest audited financial statements included in the Commission Documents, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting adversely.

(iv) The Company maintains disclosure controls and procedures (as defined under Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to the Company and any subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective, except as disclosed in the Commission Documents.

(v) To the Company’s Knowledge, PricewaterhouseCoopers LLP (the “Accountant”), whose report on the consolidated financial statements of the Company as of January 31, 2022 and 2021, and for each of the two years in the period ended January 31, 2022, and the related notes, which report is included in the 2021 Form 10-K, (x) was during the periods covered by their report an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and (y) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(vi) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith.

(h) Subsidiaries. The latest Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year filed with the Commission sets forth each Subsidiary of the Company as of the applicable Closing Date, other than those that may be omitted pursuant to Item 601 of Regulation S-K, showing its jurisdiction of incorporation or organization, and the Company does not have any other Subsidiaries as of the applicable Closing Date. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Commission Documents or as would not reasonably be expected to have a Material Adverse Effect.

(i) No Material Adverse Effect or Material Adverse Change. Except as otherwise disclosed in any Commission Documents and on the Disclosure Schedule, since August 26, 2021, (a) neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of its Subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants, upon the conversion of outstanding shares of preferred stock or other convertible securities or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect or any development that would be reasonably expected to result in a Material Adverse Effect.

(j) No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses since January 31, 2022 and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(k) No Undisclosed Events or Circumstances. No event or circumstance has occurred, and to the Knowledge of the Company no information exists, with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company at or before the First Closing but which has not been so publicly announced or disclosed, except for events or circumstances which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(l) Solvency. Since August 26, 2021, the Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any Bankruptcy Law. The Company is financially solvent and is generally able to pay its debts as they become due.

(m) Title to Assets. The Company and each of its Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Commission Documents.

(n) Absence of Proceedings. There are no Actions pending or, to the Company’s Knowledge, currently threatened against the Company or any of its Subsidiaries or their respective assets or properties (i) other than Actions accurately described in all material respects in the Commission Documents and Actions that, individually and in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under, or consummate the transactions contemplated by, the Transactions Documents or (ii) that are required to be described in the Commission Documents and are not so described.

(o) Compliance With Laws. The business of the Company and the Subsidiaries has been since August 26, 2021 and is presently being conducted in compliance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents and except for such non-compliance which, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation of any Governmental Authority applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for any such violations which could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. There are no statutes, laws, rules, regulations or ordinances of any Governmental Authority, self-regulatory organization or body that are applicable to the Company or any of its Subsidiaries or to their respective businesses, assets or properties that are required to be described in any Commission Document that are not described therein as required.

(p) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.2(p) incurred by the Company or its Subsidiaries that may be due or payable in connection with the transactions contemplated by the Transaction Documents.

(q) Disclosure. The Company confirms that neither it nor any Person acting on its behalf has provided the Purchaser or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.6. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting resales of the Securities. All disclosure provided to Purchaser regarding the Company and its Subsidiaries, their businesses and the transactions contemplated by the Transaction Documents (including, without limitation, the representations and warranties of the Company contained in the Transaction Documents to which it is a party (as modified by the Disclosure Schedule)) furnished in writing by or on behalf of the Company or any of its Subsidiaries for purposes of or in connection with the Transaction Documents (other than forward-looking information and projections and information of a general economic nature and general information about the Company’s industry), taken together, is true and correct in all material respects on the date on which such information is dated or certified, and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at such time.

(r) Operation of Business.

(i) The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except, in each case, as described in the Commission Documents. This Section 3.2(r)(i) does not relate to environmental matters, such items being the subject of Section 3.2(s).

(ii) Except as described in the Commission Documents, (i) the Company and its Subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names and other intellectual property, including any and all registrations, applications for registration, and goodwill associated with any of the foregoing (collectively, “Intellectual Property Rights”) currently employed by them in connection with the business as described in the Commission Documents, except where the failure to own, possess, license, have the right to use any of the foregoing would not reasonably be expected to result in a Material Adverse Effect; (ii) the Intellectual Property Rights owned by the Company and its Subsidiaries and, to the Company’s Knowledge, the Intellectual Property Rights exclusively licensed to the Company and its Subsidiaries, in each case, which are material to the conduct of the business of the Company and its subsidiaries as described in the Commission Documents are valid, subsisting and enforceable, and there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its Subsidiaries has received any written notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to have a Material Adverse Effect; (iv) all Intellectual Property Rights owned or purported to be owned by the Company or its Subsidiaries are owned solely by the Company or its Subsidiaries and are owned free and clear of all liens, encumbrances, defects and other restrictions, except for liens, encumbrances, defects and restrictions as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; (v) to the Company’s Knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company, except to the extent that the infringement, misappropriation or violation, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; (vi) to the Company’s Knowledge, neither the Company nor any of its Subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights of a third party; (vii) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any Subsidiary have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable Subsidiary, and to the Company’s Knowledge no such agreement has been breached or violated; and (viii) the Company and its Subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.

(s) Environmental Compliance. Except as set forth in the Commission Documents, the Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit or approval where, in the case of each of clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(t) Material Agreements. Except as set forth in the Commission Documents, neither the Company nor any Subsidiary of the Company is a party to any contract, a copy of which would be required to be filed with the Commission as an exhibit to an annual report on Form 10-K (collectively, “Material Agreements”). Each of the Material Agreements described in the Commission Documents conform in all material respects to the descriptions thereof contained or incorporated by reference therein. Except as set forth in the Commission Documents, the Company and each of its Subsidiaries have performed in all material respects all the obligations then required to be performed by them under the Material Agreements, have received no notice of default or an event of default by the Company or any of its Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other contracting party thereto are in default under any Material Agreement now in effect, the result of which would be reasonably expected to have a Material Adverse Effect. Except as set forth in the Commission Documents, each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company and/or any of its Subsidiaries and, to the Knowledge of the Company, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(u) Transactions with Affiliates and Employees. Except as set forth in the Commission Documents, none of the officers or directors of the Company and, to the Knowledge of the Company, none of the Company’s stockholders, the officers or directors of any stockholder of the Company, or any family member or Affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction that is required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(v) Employees; Labor Laws. Except as set forth in the Commission Documents, neither the Company nor any of its Subsidiaries is bound by or subject to (and none of their assets or properties is bound by or subject to) any contract with any labor union, and, to the Company’s Knowledge, no labor union has requested or has sought to represent any of the employees of the Company or any of its Subsidiaries. There is no strike or other labor dispute involving the Company or any of its Subsidiaries pending, or to the Company’s Knowledge, threatened, that has had or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, nor, to the Knowledge of the Company, is there any labor organization activity involving the employees of the Company or any of its Subsidiaries. With respect to all current and former Persons who have performed services for or on behalf of the Company or any of its Subsidiaries, each of the Company and its Subsidiaries has complied in all material respects with all applicable state and federal equal employment opportunity, wage and hour, compensation and other laws related to employment, including but not limited to, overtime requirements, classification of employees and independent contractors under federal and state laws (including for tax purposes and for purposes of determining eligibility to participate in any Employee Plan (as defined below)), hours of work, leaves of absence, equal opportunity, sexual and other harassment, whistleblower protections, immigration, occupational health and safety, workers’ compensation, and the withholding and payment of all applicable Taxes, and there are no material arrears in the payments of wages, unemployment insurance premiums or other similar obligations. There are no material claims, disputes, grievances, or controversies pending or, to the Knowledge of the Company, threatened involving any employee or group of employees of the Company or any of its Subsidiaries. There are no material charges, investigations, administrative proceedings or formal complaints of (i) discrimination or retaliation (including discrimination, harassment or retaliation based upon sex, age, marital status, race, national origin, sexual orientation, disability or veteran status), (ii) unfair labor practices, (iii) violations of health and safety laws, (iv) workplace injuries or (v) whistleblower retaliation against the Company or any of its Subsidiaries, in each case that (y) pertain to any current or former employee and (z) have been threatened in writing by such employee or are pending before the Equal Employment Opportunity Commission, the National Labor Relations Board, the U.S. Department of Labor, the U.S. Occupational Health and Safety Administration, the Workers Compensation Appeals Board, or any other Governmental Authority.

(w) Use of Proceeds. The proceeds from the sale of the Notes by the Company to the Purchaser shall be used by the Company and its Subsidiaries for general corporate purposes.

(x) Investment Company. The Company is not, and as a result of the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds from the sale of the Notes as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement the Company will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y) ERISA. Except as set forth in the Commission Documents, neither the Company nor any of its Subsidiaries is a party to an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which: (i) is subject to Title IV of ERISA and (ii) is or was at any time maintained, administered or contributed to by the Company or any of its ERISA Affiliates (as defined hereafter). Each plan is referred to herein as an “Employee Plan.” An “ERISA Affiliate” of any Person means any other Person which, together with that Person, could be treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”). Each Employee Plan has been maintained in material compliance with its terms and the requirements of applicable law. Except as disclosed in the Commission Documents, there is no liability in respect of post-retirement health and medical benefits for retired employees of the Company or any of its ERISA Affiliates, other than medical benefits required to be continued under applicable law. No “prohibited transaction”(as defined in either Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Plan; and each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification, except where such occurrence or failure to qualify would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. With respect to each Employee Plan, no Actions (other than routine claims for benefits in the ordinary course of business) are pending or, to the Knowledge of the Company, threatened, and, to the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such Actions. No Employee Plan is currently under investigation or audit by any Governmental Authority and, to the Knowledge of the Company, no such investigation or audit is contemplated or under consideration. Each Employee Plan that is a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been maintained and administered in all material respects in accordance with its terms and in operational and documentary compliance with Section 409A of the Code and all regulations and other applicable regulatory guidance (including notices and rulings) thereunder.

(z) Taxes. Each of the Company and its Subsidiaries has (a) filed all material foreign, federal, state and local Tax Returns required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and (b) paid all material Taxes shown as due and payable on such returns that were filed and has paid all material Taxes imposed on or assessed against the Company or such respective Subsidiary. The provisions for Taxes payable, if any, shown on the financial statements included in the Commission Documents are adequate in accordance with GAAP for all accrued and unpaid Taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. To the Company’s Knowledge, no issues have been raised (and are currently pending) by any taxing authority in connection with any of the Tax Returns or Taxes asserted as due from the Company or its Subsidiaries, and no waivers of statutes of limitation with respect to the returns or collection of Taxes have been given by or requested from the Company or its Subsidiaries, in each case that would be reasonably likely to result in a Material Adverse Effect.

(aa) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, in the Company’s reasonable judgment, are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company.

(bb) Exemption from Registration. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Purchaser, the offer and sale of the Notes from the Company to the Purchaser in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D. The issuance and sale of the Notes hereunder does not contravene the rules and regulations of the Principal Trading Market.

(cc) No General Solicitation or Advertising. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Notes.

(dd) No Integrated Offering. None of the Company or any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer, issuance and sale by the Company to the Purchaser of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Trading Market. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the offer, issuance and sale by the Company to the Purchaser of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with any other offering of securities of the Company.

(ee) Manipulation of Price. Neither the Company, nor to the Knowledge of the Company, any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. Neither the Company nor any of its officers, directors or Affiliates will during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

(ff) Securities Act. The Company has complied and shall comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Notes hereunder, including, without limitation, the applicable requirements of the Securities Act. Each Registration Statement, upon filing with the Commission and at the time it is declared effective by the Commission, shall satisfy all of the requirements of the Securities Act to register the resale of the Securities included therein by the Purchaser in accordance with the Registration Rights Agreement on a delayed or continuous basis under Rule 415 under the Securities Act at then-prevailing market prices, and not fixed prices. The Company is not currently an issuer identified in, or subject to, Rule 144(i)(1). The Company filed current “Form 10 information” (as defined in Rule 144(i)(3)) with the Commission on September 1, 2021 reflecting its status as an entity that is no longer an issuer described in Rule 144(i)(1).

(gg) Listing and Maintenance Requirements; DTC Eligibility. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not received notice from the Principal Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Trading Market. As of each Closing Date, the Company is in compliance with all such listing and maintenance requirements. The Common Stock is eligible for participation in the DTC book entry system.

(hh) Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents (as applicable), including, without limitation, as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(ii) No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor any director or officer, nor, to the Knowledge of the Company, any employee, agent, representative or Affiliate of the Company, has taken within the past five years any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage (to the extent acting on behalf of or providing services to the

Company); and the Company and its Subsidiaries have conducted their businesses within the past five years in compliance with the FCPA, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, the U.K. Bribery Act 2010 and other applicable anti-corruption, anti-money laundering and anti-bribery laws, and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(jj) Money Laundering Laws. The operations of the Company are and have been conducted at all times within the past five years in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code Section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) OFAC. Neither the Company nor any of its Subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s Knowledge, any agent, Affiliate or representative of the Company, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the sale of Securities under this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (a) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (b) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). During the past five years, neither the Company nor any of its Subsidiaries have knowingly engaged in, or are now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ll) U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(mm) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(nn) Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(oo) Acknowledgement Regarding Purchaser’s Acquisition of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement and the transactions contemplated by the Transaction Documents. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Purchaser or any of its representatives or agents in connection therewith is merely incidental to the Purchaser’s acquisition of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation of the transactions contemplated thereby by the Company and its representatives. The Company acknowledges and agrees that the Purchaser has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Section 3.2.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be transferred in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of the Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

THE ISSUE AND SALE OF THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), THE COMPANY WILL, BEGINNING TEN DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON WRITTEN REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). SUCH WRITTEN REQUEST MAY BE MADE TO IRONNET, INC., 7900 TYSONS ONE PLACE, SUITE 400, MCLEAN, VA 22102, ATTENTION [TITLE].

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) if such Underlying Shares are eligible for sale under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly if required by the Transfer Agent to effect the removal of the legend hereunder, or if reasonably requested by the Purchaser (if any of the foregoing conditions are satisfied), respectively. If all or any portion of a Note is converted at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Article IV. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend.

(d) In addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $5 per Trading Day for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by the Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Shares that the Company was required to deliver to the Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by the Purchaser to the Company of the applicable Underlying Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(e) The Purchaser agrees with the Company that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information; Public Information.

(a) Until the Purchaser no longer owns Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144 (i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of the aggregate Subscription Amount of the Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Underlying Shares pursuant to Rule 144. The payments to which the Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the fifth (5rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Public Information Failure, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Notes in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Notes for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5 Conversion Procedures. The form of Notice of Conversion included in the Notes sets forth the totality of the procedures required of the Purchaser in order to convert the Notes. Without limiting the preceding sentences no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to convert the Notes. No additional legal opinion, other information or instructions shall be required of the Purchaser to convert its Notes. The Company shall honor conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and the Purchaser or any of its Affiliates on the other hand, shall terminate. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).

4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.8 Non-Public Information. Neither the Company or any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company to the Purchaser, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any of its Subsidiaries, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Purchaser), if the Purchaser is holding any Securities at the time of the disclosure of such material, non-public information, (i) the Purchaser shall promptly provide written notice of such breach to the Company and (ii) after such notice has been provided to the Company and, provided that the Company shall have failed to (a) publicly disclose such material, non-public information within 24 hours following demand therefor by the Purchaser or (b) demonstrate to the Purchaser that such information does not constitute material, non-public information, in addition to any other remedy provided herein or in the other Transaction Documents, the Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents. The Purchaser shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure.

4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Notes hereunder for general corporate purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices); (b) for the redemption of any Common Stock or Common Stock Equivalents; (c) for the settlement of any outstanding litigation; or (d) in violation of FCPA or OFAC regulations.

4.10 Indemnification of the Purchaser. Subject to the provisions of this Section 4.10, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, managers, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, managers, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time (in all cases at least a minimum of 10 days from the date that the Company is notified in writing by the Purchaser Party of such action) to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred, subject to reimbursement by the applicable Purchaser Party if a final judicial judgment is made (that can no longer be appealed whatsoever) that such Purchaser Party was not entitled to an indemnity due to the reasons set forth in sub-clauses (y) and (z) in the immediately foregoing sentence. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Minimum.

The Company shall, if applicable: (i) in the time and manner required by the Principal Trading Market, prepare and file with such Trading Market a supplemental listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application; (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter; (iii) provide to the Purchaser evidence of such listing or quotation; and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.12 Subsequent Equity Sales.

(a) From the date hereof until such time as the Purchaser does not hold any Notes, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. The Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(b) From the date hereof until such time as the Purchaser does not hold any Notes, neither the Company nor any Subsidiary shall, directly or indirectly, effect or enter into (or publicly announce or recommend to its shareholders the approval or adoption thereof by such shareholders) any agreement, plan, arrangement or transaction structured in accordance with, based upon, or related or pursuant to Section 3(a)(9) or Section 3(a)(l0) of the Securities Act, without the prior written consent of the holder (which consent may be withheld, delayed or conditioned in the sole discretion of such holder).

(c) Unless Shareholder Approval has been obtained and deemed effective, neither the Company nor any Subsidiary shall make any issuance whatsoever of Common Stock or Common Stock Equivalents which would cause any adjustment of the Conversion Price to the extent the holders of Notes would not be permitted, pursuant to Section 3(d)(ii) of the Notes to convert their respective outstanding Notes in full, ignoring for such purposes the other conversion limitations therein. The Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(d) Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance unless otherwise expressly stated herein.

(e) For a period of five (5) Trading Days after the Company receives a Notice of Conversion, the Company shall not effect a sale of its Common Stock pursuant to the Equity Line without the prior written consent of the Purchaser.

4.13 Certain Transactions and Confidentiality. The Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.6, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) the Purchaser makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6, (ii) the Purchaser shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6 and (iii) the Purchaser shall not have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.6. Notwithstanding the foregoing, in the case that the Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.14 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at each Closing under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon request of the Purchaser.

4.15 Capital Changes. For so long as any Notes are outstanding, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchaser except as may be required to meet any exchange requirement for continued listing.

4.16 Subsequent Debt. Neither the Company nor any Subsidiary shall without the prior written consent of the Purchaser incur any indebtedness or enter into any agreement to incur or announce to incur any indebtedness (other than trade payables in the ordinary course of the Company’s business and consistent with prior practice).

4.17 Related Party Transactions. So long as the Notes remain outstanding, neither the Company nor any Subsidiary shall without the prior written consent of the Purchaser (which consent shall not unreasonably be withheld or delayed) enter into any transaction with a Related Party or an Affiliate; provided that no such consent shall be required with respect to any compensation to be issued to any employee, executive or director of the Company or any Subsidiary (including the issuance of any Common Stock or Common Stock Equivalents in an Exempt Issuance) and so long as such compensation is approved by majority of the members of the compensation committee of the Company.

4.18 Compliance with Rules of Trading Market.

(a) Exchange Cap. Subject to Section 4.18(b) and the applicable rules of the Principal Trading Market, the Company shall not issue any Underlying Shares to the Purchaser if, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed 20,373,592 (such number of shares equal to 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the date of this Agreement), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Principal Trading Market (such maximum number of shares, the “Exchange Cap” and such limitation on the Company’s issuance of shares to the Purchaser, the “Exchange Cap Limitation”).

(b) Shareholder Approval. In the event the Company is prohibited from issuing any shares of Common Stock pursuant to Section 4.18(a) (an “Exchange Cap Share Failure”), then the Company shall, as soon as practicable after the date of occurrence of such Exchange Cap Share Failure, but in no event later than ninety (90) days thereafter, the Company shall hold a meeting of its stockholders to seek the Shareholder Approval. In connection with such meeting and any subsequent stockholder meetings, the Company shall provide each stockholder with a proxy statement in compliance with applicable Commission rules and regulations and shall use commercially reasonable efforts to solicit the approval of its stockholders of the Shareholder Approval and to cause its Board of Directors to recommend to the stockholders that they approve such proposal. If, despite the Company’s efforts, the Shareholder Approval is not obtained at the first stockholder meeting, the Company shall cause an additional stockholder meeting to be held semi-annually thereafter to seek Shareholder Approval until the earlier of (i) the date such Shareholder Approval is obtained and (ii) the date on which none of the Notes are outstanding. For the avoidance of doubt, if the Company is required to and fails to obtain Shareholder Approval, the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement.

(c) General. The Company shall not issue any Underlying Shares pursuant to this Agreement and the transactions contemplated hereby if such issuance would reasonably be expected to result in (A) violation of the Securities Act or (B) breach of the rules of the Principal Trading Market. The provisions of this Section 4.18 shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 4.18 only if necessary to ensure compliance with the Securities Act and the applicable rules of the Trading Market. The limitations contained in this Section 4.18 may not be waived by the Company or the Purchaser.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by the Purchaser, as to the Purchaser’s obligations hereunder, by written notice to the Company, if the First Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof, provided, however, that no such termination will affect the right of the Purchaser to sue for any breach by the Company.

5.2 Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that, the Company shall pay, on or prior to the First Closing Date, by wire transfer of immediately available funds to an account designated by the Purchaser, an aggregate amount of up to $75,000 (reduced by the $50,000 previously paid to the Purchaser as an initial deposit) as reimbursement for the Purchaser’s reasonable and documented out-of-pocket expenses (including the Purchaser’s legal fees and expenses), in connection with the transactions contemplated by the Transaction Documents (the “Investor Expense Reimbursement”). No further amounts shall be payable by the Company after the First Closing Date for the Investor Expense Reimbursement. Except as set forth above or as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all (i) Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion notice delivered by the Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser, and (ii) all fees, disbursements, and expenses in connection with the transactions contemplated herein, including, without limitation, the Company’s legal and accounting fees and disbursements, the costs incident to the preparation, printing and distribution of any registration statement and filing fees.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10 and this Section 5.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other

Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in The City of New York, Borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations, warranties, agreements and covenants contained herein shall survive each Closing and the delivery of the Securities until such time as the Purchaser no longer holds any Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by the Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

5.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.21 Electronic Signatures. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement or any other Transaction Document are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures. The Purchaser expressly agrees that this Agreement and all other Transaction Documents are “transferable records” as defined in applicable regulations relating to electronic transaction and that it may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by such applicable regulations.

5.22 Set-Off. In addition to any rights now or hereafter granted under applicable regulations and not by way of limitation of any such rights, the Purchaser is hereby authorized by the Company at any time or from time to time, without notice or demand to the Company or to any other Person, any such notice or demand being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness or other amounts at any time held or owing by the Company or any Subsidiary to or for the credit or the account of the Company or any of its Affiliates against and on account of any amounts due by the Company or any of its Affiliates to the Purchaser under any Transaction Documents (including from the purchase price to be disbursed hereunder), irrespective of whether or not (a) the Purchaser shall have made any demand hereunder or (b) the principal of or the interest on the Notes or any other obligation shall have become due and payable and although such obligations and liabilities, or any of them, may be contingent or unmatured.

5.23 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

IRONNET, INC.

By:	/s/ James C. Gerber
Name:	James C. Gerber
Title:	Chief Financial Officer

Address for Notice:

Email: scott@ironnet.com

With a copy to (which shall not constitute notice): Brian F. Leaf

Email: bleaf@cooley.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

3i, LP

By:	/s/ Maier J. Tarlow
Name:	Maier J. Tarlow
Title:	Manager on Behalf of the GP

Address for Notice:

Email: mjtarlow@3ifund.com;

With a copy to (which shall not constitute notice): Andrew P. Campbell

Email: AndyCampbell@mofo.com

Exhibit A

FORM OF NOTE

Exhibit B

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT C

FORM OF LEGAL OPINION

Exhibit D

FORM OF TRANSFER AGENT INSTRUCTIONS

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 14, 2022 is by and between 3i LP, a Delaware limited partnership (the “Investor”), and IronNet, Inc., a Delaware corporation (the “Company”).

RECITALS

A. The Company and the Investor have entered into that certain Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell to the Investor the Notes (as defined in the Purchase Agreement) which will be convertible into Conversion Shares (as defined in the Purchase Agreement) in accordance with the terms of the Notes.

B. Pursuant to the terms of, and in consideration for the Investor entering into, the Purchase Agreement, and to induce the Investor to execute and deliver the Purchase Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Registrable Securities (as defined herein) as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Company and the Investor hereby agree as follows:

1.	Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “Agreement” shall have the meaning assigned to such term in the preamble of this Agreement.

(b) “Allowable Grace Period” shall have the meaning assigned to such term in Section 3(p).

(c) “Blue Sky Filing” shall have the meaning assigned to such term in Section 6(a).

(d) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(e) “Claims” shall have the meaning assigned to such term in Section 6(a).

(f) “Commission” means the U.S. Securities and Exchange Commission or any successor entity.

(g) “Common Stock” means the Company’s common stock, par value $0.0001 per share.

(h) “Company” shall have the meaning assigned to such term in the preamble of this Agreement.

(i) “Current Public Information Failure” shall have the meaning assigned to such term in Section 2(g).

(j) “Effective Date” means the date that the applicable Registration Statement has been declared effective by the Commission.

(k) “Effectiveness Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the earlier of the (A) 90th calendar day after the date of this Agreement (or if such day is not a Business Day, the next following Business Day) and (B) third (3rd) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be reviewed or will not be subject to further review and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the earlier of the (A) 60th calendar day following the date on which the Company was required to file such additional Registration Statement (or if such day is not a Business Day, the next following Business Day) and (B) third (3rd) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be reviewed or will not be subject to further review.

(l) “Effectiveness Failure” shall have the meaning assigned to such term in Section 2(g).

(m) “Filing Deadline” means, (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the 60th calendar day immediately following the date of this Agreement (or if such day is not a Business Day, the next following Business Day), and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the date on which the Company was required to file such additional Registration Statement pursuant to the terms of this Agreement.

(n) “Filing Failure” shall have the meaning assigned to such term in Section 2(g).

(o) “Indemnified Damages” shall have the meaning assigned to such term in Section 6(a).

(p) “Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

(q) “Investor Party” and “Investor Parties” shall have the meaning assigned to such terms in Section 6(a).

(r) “Legal Counsel” shall have the meaning assigned to such term in Section 2(b).

(s) “Maintenance Failure” shall have the meaning assigned to such term in Section 2(g).

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(t) “Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

(u) “Prospectus” means the prospectus in the form included in a Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

(v) “Prospectus Supplement” means any prospectus supplement to a Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

(w) “Purchase Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

(x) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the Commission.

(y) “Registrable Securities” means all of (i) the Conversion Shares (assuming the Notes are converted in full without regard to any conversion limitations therein), (ii) all shares of Common Stock issued and issuable as interest or principal on the Notes assuming all permissible interest and principal payments are made in shares of Common Stock and the Notes are held until maturity, (iii) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Notes (without giving effect to any limitations on conversion set forth in the Notes), (iv) any shares of Common Stock issued or issuable with respect to any shares described in clauses (i), (ii) or (iii) as a result of any stock split, stock dividend, recapitalization, exchange or similar event and (v) shares of capital stock of the Company into which the shares of Common Stock described in clauses (i), (ii), (iii) or (iv) are converted or exchanged and shares of capital stock of a successor entity into which the shares of Common Stock described in clauses (i), (ii), (iii) or (iv) are converted or exchanged.

(z) “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale by the Investor of Registrable Securities, as such registration statement or registration statements may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein.

(aa) “Registration Delay Payments” shall have the meaning assigned to such term in Section 2(g).

(bb) “Registration Period” shall have the meaning assigned to such term in Section 3(a).

(cc) “Required Registration Amount” means, as of any time of determination, 100% of the maximum aggregate number of Underlying Shares issuable upon conversion of the Notes then outstanding (including any Underlying Shares issuable as payment of interest on the Notes), assuming for purposes hereof that (i) the Notes are convertible at the Floor Price (as defined in the Notes), (ii) interest on the Notes shall accrue through the applicable Maturity Date (as defined in the Notes) and will be converted in shares of Common Stock at the Floor Price and (iii) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes, subject to adjustment as provided in Section 2(c) and/or Section 2(e).

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(dd) “Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission that may at any time permit the Investor to sell securities of the Company to the public without registration.

(ee) “Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission providing for offering securities on a delayed or continuous basis.

(ff) “Staff” shall have the meaning assigned to such term in Section 2(e).

(gg) “Violations” shall have the meaning assigned to such term in Section 6(a).

2.	Registration.

(a) Mandatory Registration. The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the Commission an initial Registration Statement on Form S-3 covering the resale of all of the Registrable Securities, provided that such initial Registration Statement shall register for resale at least the number of shares of Common Stock equal to the Required Registration Amount as of the date such Registration Statement is initially filed with the Commission. Such initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of this Agreement, shall contain (except if otherwise directed by the Investor) the “Selling Stockholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B. The Company shall use its commercially reasonable efforts to have such initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of this Agreement, declared effective by the Commission as soon as practicable, but in no event later than the applicable Effectiveness Deadline for such Registration Statement.

(b) Legal Counsel. Subject to Section 5 hereof, the Investor shall have the right to select one legal counsel to review, solely on the Investor’s behalf, each Registration Statement filed with the Commission pursuant to this Section 2 (“Legal Counsel”), which shall be Morrison & Foerster LLP, or such other counsel as thereafter designated by the Investor.

(c) Sufficient Number of Shares Registered. In the event the number of shares available under any Registration Statement is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement, the Company shall amend such Registration Statement (if permissible), or file with the Commission a new Registration Statement on Form S-3, or both, so as to cover at least the Required Registration Amount as of the Trading Day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) Trading Days after the necessity therefor arises (but taking account of any Staff position with respect to the date on which the Staff will permit such amendment to the Registration Statement and/or such new Registration Statement (as the case may be) to be filed with the Commission). The Company shall use its commercially reasonable efforts to

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cause such amendment to such Registration Statement and/or such new Registration Statement (as the case may be) to become effective as soon as practicable following the filing thereof with the Commission, but in no event later than the applicable Effectiveness Deadline for such Registration Statement. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of shares of Common Stock available for resale under the applicable Registration Statement is less than the product determined by multiplying (i) the Required Registration Amount as of such time by (ii) 0.90. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on conversion, amortization and/or redemption of the Notes (and such calculation shall assume (A) that the Notes are then convertible in full into shares of Common Stock at the then prevailing Conversion Rate (as defined in the Notes), and (B) the initial outstanding principal amount of the Notes remains outstanding through the scheduled Maturity Date (as defined in the Notes) and no redemptions of the Notes occur prior to the scheduled Maturity Date.

(d) No Inclusion of Other Securities. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement pursuant to Section 2(a) or Section 2(c) without consulting the Investor and Legal Counsel prior to filing such Registration Statement with the Commission.

(e) Offering. Notwithstanding anything to the contrary contained in this Agreement, but subject to the payment of the Registration Delay Payments pursuant to Section 2(g), if the staff of the Commission (the “Staff”) or the Commission seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices) by the Investor without being named therein as an “underwriter”, or if after the filing of any Registration Statement pursuant to Section 2(a) or Section 2(c), the Company is otherwise required by the Staff or the Commission to reduce the number of Registrable Securities included in such Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Registration Statement (after consultation with the Investor and Legal Counsel as to the specific Registrable Securities to be removed therefrom) until such time as the Staff and the Commission shall so permit such Registration Statement to become effective and be used as aforesaid. In addition, in the event that the Staff or the Commission requires the Investor to be specifically identified as an “underwriter” in order to permit a Registration Statement filed pursuant to this Agreement to become effective, and the Investor does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of the Investor, until such time as the Staff or the Commission does not require such identification or until the Investor accepts such identification and the manner thereof. Any reduction pursuant to this paragraph will first reduce all Registrable Securities other than those issued pursuant to the Purchase Agreement. In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall use its commercially reasonable efforts to file one or more new Registration Statements with the Commission in accordance with Section 2(c) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the Prospectuses contained therein are available for use by the Investor or the Investor agrees to be named as an underwriter in any such Registration Statement in a manner acceptable to the Investor as to all Registrable Securities held by the Investor and that have not theretofore been included in a Registration Statement under this Agreement. Notwithstanding any provision herein or in the Purchase Agreement to the contrary, the Company’s obligations to register Registrable Securities (and any related conditions to the Investor’s obligations) shall be qualified as necessary to comport with any requirement of the Staff or the Commission as addressed in this Section 2(e).

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(f) Ineligibility to Use Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on Form S-1 or another appropriate form reasonably acceptable to the Investor and (ii) undertake to register the resale of the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of all Registration Statements then in effect until such time as a Registration Statement on Form S-3 covering the resale of all the Registrable Securities has been declared effective by the Commission and the Prospectus contained therein is available for use.

(g) Effect of Failure to File and Obtain and Maintain Effectiveness of any Registration Statement. If (i) a Registration Statement covering the resale of all of the Registrable Securities required to be covered thereby (disregarding any reduction pursuant to Section 2(e)) and required to be filed by the Company pursuant to this Agreement is (A) not filed with the Commission on or before the Filing Deadline for such Registration Statement (a “Filing Failure”) (it being understood that if the Company files a Registration Statement without affording the Investor and Legal Counsel the opportunity to review and comment on the same as required by Section 3(c) hereof, the Company shall be deemed to not have satisfied this clause (i)(A) and such event shall be deemed to be a Filing Failure) or (B) not declared effective by the Commission on or before the Effectiveness Deadline for such Registration Statement (an “Effectiveness Failure”) (it being understood that if on the Business Day immediately following the Effective Date for such Registration Statement the Company shall not have filed a “final” prospectus for such Registration Statement with the Commission under Rule 424(b) in accordance with Section 3(b) (whether or not such a prospectus is technically required by such rule), the Company shall be deemed to not have satisfied this clause (i)(B) and such event shall be deemed to be an Effectiveness Failure), (ii) other than during an Allowable Grace Period (as defined below), on any day after the Effective Date of a Registration Statement sales of all of the Registrable Securities required to be included on such Registration Statement (disregarding any reduction pursuant to Section 2(e)) cannot be made pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a suspension or delisting of (or a failure to timely list) the shares of Common Stock on the Principal Trading Market (as defined in the Purchase Agreement) or any other limitations imposed by the Principal Trading Market, or a failure to register a sufficient number of shares of Common Stock or by reason of a stop order) or the prospectus contained therein is not available for use for any reason (a “Maintenance Failure”), or (iii) if a Registration Statement is not effective for any reason or the Prospectus contained therein is not available for use for any reason, and either (x) the Company fails for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (y) the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Current Public Information Failure”) as a result of which the Investor is unable to sell Registrable Securities without restriction under Rule 144 (including, without limitation, volume restrictions), then, as partial relief for the damages to the Investor by reason of any such delay in, or reduction of, its ability to sell the

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underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance), the Company shall pay to the Investor an amount in cash equal to two percent (2%) of the Investor’s then outstanding principal amount under the Investor’s Notes (1) on the date of such Filing Failure, Effectiveness Failure, Maintenance Failure or Current Public Information Failure, as applicable, and (2) on every thirty (30) day anniversary of (I) a Filing Failure until such Filing Failure is cured; (II) an Effectiveness Failure until such Effectiveness Failure is cured; (III) a Maintenance Failure until such Maintenance Failure is cured; and (IV) a Current Public Information Failure until the earlier of (i) the date such Current Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144 (in each case, pro-rated for periods totaling less than thirty (30) days). The payments to which a holder of Registrable Securities shall be entitled pursuant to this Section 2(g) are referred to herein as “Registration Delay Payments.” Following the initial Registration Delay Payment for any particular event or failure (which shall be paid on the date of such event or failure, as set forth above), without limiting the foregoing, if an event or failure giving rise to the Registration Delay Payments is cured prior to any thirty (30) day anniversary of such event or failure, then such Registration Delay Payment shall be made on the third (3rd) Business Day after such cure. In the event the Company fails to make Registration Delay Payments in a timely manner in accordance with the foregoing, such Registration Delay Payments shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full. Notwithstanding the foregoing, no Registration Delay Payments shall be owed to the Investor (other than with respect to a Maintenance Failure resulting from a suspension or delisting of (or a failure to timely list) the shares of Common Stock on the Principal Trading Market) with respect to any period during which all of the Investor’s Registrable Securities may be sold by the Investor without restriction under Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

3.	Related Obligations.

The Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, the Company shall have the following obligations:

(a) Subject to Allowable Grace Periods, the Company shall use commercially reasonable efforts to keep each Registration Statement effective (and the Prospectus contained therein available for use) pursuant to Rule 415 for resales by the Investor on a continuous basis at then-prevailing market prices (and not fixed prices) at all times until the earliest of (i) the date on which the Investor shall have sold all of the Registrable Securities covered by such Registration Statement or (ii) the date as of which the Investor may sell all of the Registrable Securities required to be covered by such Registration Statement (disregarding any reduction pursuant to Section 2(e)) without restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (the “Registration Period”). Notwithstanding anything to the contrary contained in this Agreement (but subject to the provisions of Section 3(p) hereof), the Company shall use its commercially reasonable efforts to ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the Prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading.

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(b) Subject to Section 3(p) of this Agreement, the Company shall use its commercially reasonable efforts to prepare and file with the Commission such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the Prospectus used in connection with each such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective (and the Prospectus contained therein current and available for use) at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Investor as set forth in such Registration Statement. Without limiting the generality of the foregoing, the Company covenants and agrees that at or before 8:30 a.m. (New York City time) on the Trading Day immediately following the Effective Date of any Registration Statement (or any post-effective amendment thereto), the Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with issuances and/or conversions pursuant to such Registration Statement (or post-effective amendment thereto). In the case of amendments and supplements to any Registration Statement on Form S-1 or Prospectus related thereto which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 3(b)) by reason of the Company filing a report on Form 8-K, Form 10-Q or Form 10-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement and Prospectus, if applicable, or shall file such amendments or supplements to the Registration Statement or Prospectus with the Commission on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement or Prospectus, for the purpose of including or incorporating such report into such Registration Statement and Prospectus. The Company consents to the use of the Prospectus (including, without limitation, any supplement thereto) included in each Registration Statement in accordance with the provisions of the Securities Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Registrable Securities may be sold by the Investor, in connection with the resale of the Registrable Securities and for such period of time thereafter as such Prospectus (including, without limitation, any supplement thereto) (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with resales of Registrable Securities.

(c) The Company shall (A) permit Investor and Legal Counsel an opportunity to review and comment upon each Registration Statement and all amendments and supplements thereto at least two (2) Business Days prior to its filing with the Commission and (B) shall reasonably consider any reasonable comments of the Investor and Legal Counsel on any such Registration Statement or amendment or supplement thereto or to any Prospectus contained therein. Investor shall use its reasonable best efforts to comment, and cause Legal Counsel to comment, upon any such Registration Statement or amendment or supplement thereto provided by the Company within one (1) Business Day of receipt. The Company shall promptly furnish to Legal Counsel, without charge, electronic copies of any correspondence from the Commission or the Staff to the Company or its representatives relating to each Registration Statement (which correspondence shall be redacted to exclude any material, non-public information regarding the Company or any of its Subsidiaries).

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(d) Without limiting any obligation of the Company under the Purchase Agreement, the Company shall promptly furnish to the Investor, without charge, (i) after the same is prepared and filed with the Commission, at least one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, all exhibits thereto, (ii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto and (iii) such other documents, including, without limitation, copies of any final Prospectus and any Prospectus Supplement thereto, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor; provided, however, the Company shall not be required to furnish any document to the Investor to the extent such document is available on EDGAR.

(e) The Company shall take such action as is reasonably necessary to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investor of the Registrable Securities covered by a Registration Statement under such other securities or “Blue Sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and the Investor of the receipt by the Company of any written notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “Blue Sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify Legal Counsel and the Investor in writing of the happening of any event, as promptly as reasonably practicable after becoming aware of such event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries), and, subject to Section 3(p), promptly prepare a supplement or amendment to such Registration Statement and such Prospectus contained therein to correct such untrue statement or omission and deliver one (1) electronic copy of such supplement or amendment to Legal Counsel and the Investor (or such other number of copies as Legal Counsel or the Investor may reasonably request). The Company shall also promptly notify Legal Counsel and the Investor in writing (i) when a Prospectus or any Prospectus Supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and the Investor by facsimile or e-mail on the same day of such effectiveness), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. The Company shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to a Registration Statement or any amendment thereto.

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(g) The Company shall (i) use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or the use of any Prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible time and (ii) notify Legal Counsel and the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding.

(h) The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required to be disclosed in such Registration Statement pursuant to the Securities Act, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i) Without limiting any obligation of the Company under the Purchase Agreement, the Company shall use its commercially reasonable efforts either to (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on the Principal Trading Market or (ii) secure designation and quotation of all of the Registrable Securities covered by each Registration Statement on another Trading Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under the preceding sentence. In addition, the Company shall reasonably cooperate with the Investor and any Broker-Dealer through which the Investor proposes to sell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as reasonably requested by the Investor.

(j) The Company shall cooperate with the Investor and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts (as the case may be) as the Investor may reasonably request from time to time and registered in such names as the Investor may request.

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(k) Upon the written request of the Investor, the Company shall as soon as reasonably practicable after receipt of notice from the Investor and subject to Section 3(p) hereof, (i) incorporate in a Prospectus Supplement or post-effective amendment such information as the Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such Prospectus Supplement or post-effective amendment after being notified of the matters to be incorporated in such Prospectus Supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or Prospectus contained therein if reasonably requested by the Investor.

(l) The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to consummate the disposition of such Registrable Securities.

(m) The Company shall make generally available to its security holders (which may be satisfied by making such information available on EDGAR) as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of each Registration Statement.

(n) The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(o) Within one (1) Business Day after each Registration Statement which covers Registrable Securities is declared effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such Registration Statement has been declared effective by the Commission in the form attached hereto as Exhibit A.

(p) Notwithstanding anything to the contrary contained herein or in the Purchase Agreement (but subject to the last sentence of this Section 3(p)), at any time after the Effective Date of a particular Registration Statement, the Company may, upon written notice to the Investor, suspend the Investor’s use of any prospectus that is a part of any Registration Statement (in which event the Investor shall discontinue sales of the Registrable Securities pursuant to such Registration Statement contemplated by this Agreement, but shall settle any previously made sales of Registrable Securities) if the Company (x) is pursuing an acquisition, merger, tender offer, reorganization, disposition or other similar transaction and the Company determines in good faith that (A) the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Registration Statement or other registration statement or (B) such transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause any Registration Statement (or such filings) to be used by Investor or to promptly amend or supplement any Registration Statement contemplated by this Agreement on a post effective basis, as applicable, or (y) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially adversely affect the Company (each, an “Allowable Grace Period”); provided, however, that in no event shall the Investor be suspended from selling Registrable Securities pursuant to any Registration Statement for a period that exceeds 20 consecutive Trading Days or an aggregate of 60 Trading Days in any 365-day period without the

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Investor’s consent; and provided, further, the Company shall not effect any such suspension during the first 10 consecutive Trading Days after the Effective Date of the particular Registration Statement. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice, but in any event within one Business Day of such disclosure or termination, to the Investor and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement (including as set forth in the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable). Notwithstanding anything to the contrary contained in this Section 3(p), the Company shall cause its transfer agent to deliver shares of Common Stock, free from all restrictive legends (except as otherwise required by this Agreement, the Purchase Agreement or applicable federal or state securities laws), to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which (i) the Company has made a sale to Investor and (ii) the Investor has entered into a contract for sale, and delivered a copy of the Prospectus included as part of the particular Registration Statement to the extent applicable, in each case prior to the Investor’s receipt of the notice of an Allowable Grace Period and for which the Investor has not yet settled.

4.	Obligations of the Investor.

(a) At least five (5) Business Days prior to the first anticipated filing date of each Registration Statement (or such shorter period to which the parties agree), the Company shall notify the Investor in writing of the information the Company requires from the Investor with respect to such Registration Statement, and the Investor shall (i) promptly furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such Registrable Securities, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and (ii) promptly execute such documents in connection with such registration as the Company may reasonably request.

(b) The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder.

(c) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(p) or the first sentence of 3(f), the Investor shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(p) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary in this Section 4(c), the Company shall cause its transfer agent to deliver shares of Common Stock, free from all restrictive legends (except as otherwise required by this Agreement, the Purchase Agreement or applicable federal or state securities laws), to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(p) or the first sentence of Section 3(f) and for which the Investor has not yet settled.

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(d) The Investor covenants and agrees that it shall use commercially reasonable efforts to comply with the prospectus delivery and other requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

5.	Expenses of Registration.

All expenses of the Company incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 of this Agreement, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6.	Indemnification.

(a) In the event any Registrable Securities are included in any Registration Statement under this Agreement, to the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each of its directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act and each of the directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party” and collectively, the “Investor Parties”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees, costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an Investor Party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “Blue Sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented) or in any Prospectus Supplement or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Investor Parties, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Investor Party arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to

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the Company by such Investor Party for such Investor Party expressly for use in connection with the preparation of such Registration Statement, Prospectus or Prospectus Supplement or any such amendment thereof or supplement thereto; (ii) shall not be available to the Investor to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the Prospectus (as amended or supplemented) made available by the Company (to the extent applicable), including, without limitation, a corrected Prospectus, if such Prospectus (as amended or supplemented) or corrected Prospectus was timely made available by the Company pursuant to Section 3(d) and then only if, and to the extent that, following the receipt of the corrected Prospectus no grounds for such Claim would have existed; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

(b) In connection with any Registration Statement in which the Investor is participating, the Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Company Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information relating to the Investor furnished to the Company by the Investor expressly for use in connection with such Registration Statement, the Prospectus included therein or any Prospectus Supplement thereto; and, subject to Section 6(c) and the below provisos in this Section 6(b), the Investor shall reimburse a Company Party any legal or other expenses reasonably incurred by such Company Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld or delayed; and provided, further that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement, Prospectus or Prospectus Supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

(c) Promptly after receipt by an Investor Party or Company Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Investor Party or Company Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Investor Party or the Company Party (as the case may be); provided, however, an Investor

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Party or Company Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Investor Party or Company Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Investor Party or Company Party (as the case may be) and the indemnifying party, and such Investor Party or such Company Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Investor Party or such Company Party and the indemnifying party (in which case, if such Investor Party or such Company Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof on behalf of the indemnified party and such counsel shall be at the expense of the indemnifying party, provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for all Investor Parties or Company Parties (as the case may be). The Company Party or Investor Party (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Party or Investor Party (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Company Party or Investor Party (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Company Party or Investor Party (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Party or Investor Party (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Company Party. For the avoidance of doubt, the immediately preceding sentence shall apply to Sections 6(a) and 6(b) hereof. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Company Party or Investor Party (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Investor Party or Company Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

(d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred; provided that any Person receiving any payment pursuant to this Section 6 shall promptly reimburse the Person making such payment for the amount of such payment to the extent a court of competent jurisdiction determines that such Person receiving such payment was not entitled to such payment.

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(f) The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Company Party or Investor Party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.	Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to such Registration Statement. Notwithstanding the provisions of this Section 7, the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Investor from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that the Investor has otherwise been required to pay, or would otherwise be required to pay under Section 6(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

8.	Reports Under the Exchange Act.

With a view to making available to the Investor the benefits of Rule 144, the Company agrees to:

(a) use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

(b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit any of the Company’s obligations under the Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

(c) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the applicable requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the Commission if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration; and

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(d) take such additional action as is reasonably requested by the Investor to enable the Investor to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s transfer agent as may be reasonably requested from time to time by the Investor and otherwise fully cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144.

9.	Assignment of Registration Rights.

All or any portion of the rights under this Agreement shall be automatically assignable by the Investor to any transferee or assignee (as the case may be) of all or any portion of the Investor’s Registrable Securities or Notes if: (i) the Investor agrees in writing with such transferee or assignee (as the case may be) to assign all or any portion of such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such transfer or assignment (as the case may be); (ii) the Company is, within a reasonable time after such transfer or assignment (as the case may be), furnished with written notice of (a) the name and address of such transferee or assignee (as the case may be), and (b) the securities with respect to which such registration rights are being transferred or assigned (as the case may be); (iii) immediately following such transfer or assignment (as the case may be) the further disposition of such securities by such transferee or assignee (as the case may be) is restricted under the Securities Act or applicable state securities laws if so required; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence such transferee or assignee (as the case may be) agrees in writing with the Company to be bound by all of the provisions contained herein; (v) such transfer or assignment (as the case may be) shall have been made in accordance with the applicable requirements of the Purchase Agreement and the Notes (as the case may be); and (vi) such transfer or assignment (as the case may be) shall have been conducted in accordance with all applicable federal and state securities laws.

10.	Amendment or Waiver.

No provision of this Agreement may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11.	Miscellaneous.

(a) Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

17

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be given in accordance with Section 5.4 of the Purchase Agreement.

(c) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) The Transaction Documents set forth the entire agreement and understanding of the parties solely with respect to the subject matter thereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, solely with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to the subject matter hereof not expressly set forth in the Transaction Documents. Notwithstanding anything in this Agreement to the contrary and without implication that the contrary would otherwise be true, nothing contained in this Agreement shall limit, modify or affect in any manner whatsoever any of the Company’s obligations under the Purchase Agreement.

(f) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the parties hereto, their respective successors and the Persons referred to in Sections 6 and 7 hereof (and in such case, solely for the purposes set forth therein).

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(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(h) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

12.	Termination.

This Agreement shall terminate in its entirety upon the date on which the Investor shall have sold all the Registrable Securities; provided, that the provisions of Sections 6, 7, 9, 10 and 11 shall remain in full force and effect.

[Signature Pages Follow]

19

IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

IRONNET, INC.:

By:	/s/ James C. Gerber
Name: James C. Gerber
Title: Chief Financial Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTOR:

3i, LP

By:	/s/ Maier J. Tarlow
Name: Maier J. Tarlow
Title: Manager on Behalf of the GP

[Signature Page to Registration Rights Agreement]

EXHIBIT A

Form of Confirmation

FORM OF NOTICE OF

EFFECTIVENESS OF

REGISTRATION STATEMENT

[NAME & ADDRESS]

Re:	IronNet, Inc.

Ladies and Gentlemen:

The undersigned is Chief Legal Officer of IronNet, Inc. a Delaware corporation (the “Company”), which has entered into that certain Securities Purchase Agreement, dated [•], 2022 (the “Purchase Agreement”), by and among the Company and the Investor named therein (the “Holder”) pursuant to which the Company issued to the Holder senior unsecured convertible notes (the “Notes”) convertible into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement, dated [•], 2022, with the Holder (the “Registration Rights Agreement”), pursuant to which the Company agreed, among other things, to register the offer and sale by the Holder of the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on [•], 2022, the Company filed a Registration Statement on Form S-3 (File No. 333-[•]) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the Registrable Securities which names the Holder as a selling stockholder thereunder.

In connection with the foregoing, based solely on my review of the Commission’s EDGAR website, I advise you that the Registration Statement became effective under the Securities Act on [•], 2022. In addition, based solely on my review of the information made available by the

Commission at http://www.sec.gov/litigation/stoporders.shtml, I confirm that the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and to my knowledge, no proceedings for that purpose are pending or have been instituted or threatened by the Commission.

This letter shall serve as our standing opinion to you that the shares of Common Stock underlying the Notes are freely transferable by the Holder pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of such shares of Common Stock to the Holder as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated [•], 2022.

Very truly yours,

By:
cc: 3i, LP		Name: S. Scott Alridge
Title: Chief Legal Officer

EXHIBIT B

Initial Registration Statement Sections

SELLING STOCKHOLDER

The shares of common stock being offered by the selling stockholder are those issuable to the selling stockholder upon conversion of the notes. For additional information regarding the issuance of the notes see “[Private Placement of Notes]” above. We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the ownership of the notes issued pursuant to the Purchase Agreement and our entry into the previously disclosed Common Stock Purchase Agreement, dated as of February 11, 2022, with Tumim Stone Capital LLC, an affiliate of the selling stockholder, the selling stockholder has not had any material relationship with us within the past three years. As used in this prospectus, the term “selling stockholder” means 3i, LP.

The table below lists the selling stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its respective ownership of shares of common stock and notes, as of [•], 2022, assuming conversion of the notes held by the selling stockholder on that date but taking account of any limitations on conversion and exercise set forth therein.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholder and does not take in account any limitations on conversion of the notes set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the notes, this prospectus generally covers the resale of 100% of the maximum number of shares of common stock issued or issuable pursuant to the Notes, including payment of interest on the notes through their maturity date, determined as if the outstanding notes (including interest on the notes through their maturity date) were converted in full (without regard to any limitations on conversion contained therein solely for the purpose of such calculation) at the floor price of $[•]. Because the conversion price of the notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the notes, the selling stockholder may not convert the notes to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 9.99% of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. The selling stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering				Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering
	Number(1)		Percent(2)				Number(3)		Percent(2)
3i, LP(4)	[	•]	[	•]	[	•]	[	•]	[	•]

(1)

The Purchase Agreement prohibits us from issuing any shares of our common stock to 3i to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by 3i, would cause 3i’s beneficial ownership of our common stock to exceed the 9.99% Maximum Percentage. The Purchase Agreement also prohibits us from issuing shares of our common stock under the Purchase Agreement in excess of the 19.99% Exchange Cap Limitation, unless we obtain stockholder approval to do so. Neither the Maximum Percentage nor the Exchange Cap Limitation (to the extent applicable under NYSE rules) may be amended or waived under the Purchase Agreement.

(2)	Applicable percentage ownership is based on [•] shares of our common stock outstanding as of [•].

(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the notes to permit the resale of these shares of common stock by the holder of the notes from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder may sell all or a portion of the shares of common stock held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholder may pledge or grant a security interest in some or all of the notes or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the selling stockholder may be less than or in excess of customary commissions. Neither we nor the selling stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the selling stockholder.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[•] in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Exhibit 10.3

September 9, 2022

James Gerber

1612 Mt. Abbey Way #202

Ft. Myers, FL 33908

Re: Separation Agreement

Dear James:

This letter sets forth the substance of the separation agreement (the “Agreement”) which IronNet Cybersecurity, Inc. (the “Company”) is offering to you to aid in your employment transition.

1. Separation. The Company has accepted your resignation effective September 15, 2022 (the “Separation Date”). You and the Company agree that as of the Separation Date, you will be deemed to have resigned from your roles as an officer of the Company and from any other positions you hold with the Company and/or any of the Company Parties (as defined below). You agree to complete such documentation as may be reasonably requested by the Company to effect your resignation from these positions.

2. Accrued Salary. By the next regular payroll date following the Separation Date, the Company will pay you all accrued salary earned through the Separation Date, subject to standard payroll deductions and withholdings. You will receive these payments regardless of whether or not you sign this Agreement.

3. Severance Benefits. In accordance with Section 4 of the Employment Agreement between you and the Company dated September 6, 2019, as amended on June 21, 2022 (the “Employment Agreement”), if you execute this Agreement within the twenty-one (21) day consideration period but no earlier than the Separation Date and do not revoke it, and fully comply with your obligations hereunder, the Company will provide you with the following “Severance Benefits”:

(a) The Company will pay you, as severance, the equivalent of six (6) months of your base salary in effect as of the Separation Date, subject to standard payroll deductions and withholdings. This amount will be paid in a lump sum in the next payroll cycle following the Effective Date as defined below, provided the Company has received the executed Agreement from you on or before that date.

James Gerber

September 9, 2022

(b) As an additional severance benefit, if you are participating in the Company’s group health insurance plans and you timely elect continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 or any applicable state equivalent (“COBRA”), and timely execute and return this Agreement and allow it to become effective, the Company will pay the COBRA premium payments sufficient to continue your group coverage at its current level (including coverage for your eligible dependents, if applicable) until the earlier of: (A) six (6) months following the Separation Date, (B) the expiration of your eligibility for the continuation coverage under COBRA, or (C) such time as you become eligible for health insurance at another employer or through self-employment (such period from the Separation Date through the earliest of (A) through (C), the “COBRA Payment Period”). If you elect COBRA coverage and are not eligible for Company payments as described above, you will be responsible to pay the premiums. Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that the payment of the COBRA medical premiums would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Internal Revenue Code or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then provided you remain eligible in accordance with this Section 3(b), in lieu of providing the COBRA medical premiums, the Company will instead pay you on the last day of each remaining month of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA medical premiums for that month, subject to applicable tax withholdings for the remainder of the COBRA Payment Period, plus an additional payment such that the net amount retained by you after deduction for all payments required to be made to any federal, state or local authorities equals the amount of the monthly COBRA premium. In the event you become covered under another employer’s group health plan or otherwise cease to be eligible for COBRA coverage, you must immediately notify the Company within five (5) days of obtaining such coverage, and the Company’s obligation to pay COBRA premiums shall cease.

(c) As described in Section 5 of this Agreement, the Company will also accelerate vesting of certain outstanding restricted stock units (“RSUs”) that are held by you as of the Separation Date and are subject to service-based vesting.

The Company is offering the Severance Benefits to you in reliance on Treasury Regulation Section 1.409A-1(b)(9) and the short-term deferral exemption in Treasury Regulation Section 1.409A-1(b)(4). Any payments made in reliance on Treasury Regulation Section 1.409A-1(b)(4) will be made not later than March 15, 2023. For purposes of Code Section 409A, your right to receive any installment payments under this letter (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment.

4. Benefit Plans.

If you are currently participating in the Company’s group health insurance plans, your participation as an employee will end on the Separation Date. Thereafter, to the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish.

Your participation in other applicable insurance will cease as of the Separation Date.

Deductions for the 401(k) Plan will end with your last regular paycheck. You will receive information by mail concerning 401(k) plan rollover procedures should you be a participant in this program.

James Gerber

September 9, 2022

You have the right to continue your current Health Care Spending Account if you are participating in this program. Enclosed is the information concerning how to continue this benefit. Dependent Care Spending Accounts cannot be continued. Your last full Spending Account payroll deductions will be processed in the September 30, 2022 pay period. Unless you elect to continue your Health Care Spending Account, you will only be eligible to claim expenses that you incurred prior to the Separation Date.

5. RSUs. During your employment with the Company, you were awarded the following restricted stock units (“RSUs”) subject to time-based vesting pursuant to the terms of the Company’s 2014 Stock Incentive Plan or the Company’s 2021 Equity Incentive Plan, respectively (collectively, the “Plans”). The schedule in Exhibit B sets forth the RSUs in effect as of the last day of Employee’s service to the Company. Under the terms of the Plans and the agreements governing the RSUs (the “RSU Documents”), any additional time-based vesting of the RSUs will cease as of the Separation Date. Notwithstanding anything to the contrary in the RSU Documents and any other documents between you and the Company setting forth the terms of the RSUs, if you execute this Agreement, allow it to become effective and fully comply with your obligations under this Agreement, the Company’s Board of Directors will modify and accelerate the vesting of the RSUs (set forth in Exhibit B) to provide that those RSUs that otherwise would have vested based on the original time-based vesting schedule of such RSUs within twelve (12) months after the Separation Date if you had remained in continuous service with the Company shall be considered vested. All other restrictions and provisions of the Plans and RSU Documents, such as lock-up and settlement timing, will remain in effect.

6. Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after the Separation Date. You acknowledge and agree that you are not eligible for a bonus component of severance benefits because the relevant target milestones applicable to you have not been achieved.

7. Expense Reimbursements. You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for reasonable business expenses pursuant to its regular business practice.

8. Return of Company Property. You acknowledge your confidentiality obligations as set forth in your Employment Agreement. Without limiting the forgoing, by the Separation Date you agree to use reasonable efforts to return (or destroy and certify to such destruction) to the Company all Company documents (and all copies thereof) and other Company property that you have had in your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). Provided, however, that if the Company determines that any Company property should be retained by you or provided to you in connection

James Gerber

September 9, 2022

with your post-termination cooperation, it will identify that property and either allow you to retain it or provide it to you if it has already been returned. You are to promptly return any such Company property whenever requested to do so by the Company, and in any event, at the conclusion of the matter or matters for which it was provided. Please coordinate return of Company property with George Lamont, CIO. Receipt of the severance benefits described in Section 3 of this Agreement is expressly conditioned upon compliance with this Section 8.

9. Proprietary Information and Post-Termination Obligations. Both during and after your employment you acknowledge your continuing obligations under Sections 6 and 9 of your Employment Agreement, attached to this Agreement as Exhibit A, not to use or disclose any confidential or proprietary information of the Company and to refrain from certain solicitation and competitive activities. The Company acknowledges that employment by SimSpace shall not constitute a violation of this Agreement or the Employment Agreement provided that you comply with all other post-termination obligations set forth in this Agreement and the Employment Agreement. If you have any doubts as to the scope of the restrictions in your agreement, you should contact Scott Alridge, Chief Legal Officer, immediately to assess your compliance. As you know, the Company will enforce its contract rights. Please familiarize yourself with the enclosed agreement which you signed. Confidential information that is also a “trade secret,” as defined by law, may be disclosed (A) if it is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, in the event that you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the trade secret to your attorney and use the trade secret information in the court proceeding, if you: (A) file any document containing the trade secret under seal; and (B) do not disclose the trade secret, except pursuant to court order.

10. Confidentiality. The provisions of this Agreement will be held in strictest confidence by you and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) you may disclose this Agreement in confidence to your attorney, accountant, auditor, tax preparer, and financial advisor; and (c) you may disclose this Agreement insofar as such disclosure may be required by law. Notwithstanding the foregoing, nothing in this Agreement shall limit your right to voluntarily communicate with the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, other federal government agency or similar state or local agency or to discuss the terms and conditions of your employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act.

11. Cooperation After Termination. If you accept this Agreement, you will receive a lump sum severance payment that is the equivalent of six (6) months’ salary. During the six (6) months following the termination of your employment, you agree to cooperate fully with the Company in all matters relating to the transition of your work and responsibilities on behalf of the Company, including, but not limited to, any present, prior or subsequent relationships and the orderly transfer of any such work and institutional knowledge to such other persons as may be designated by the Company, by making yourself reasonably available during regular business hours for up to ten (10) hours per month. If your required cooperation exceeds ten (10) hours per month you will be paid at the rate of $165 per hour for your time. You are a co-defendant with the Company in a lawsuit styled In re IronNet, Inc. Securities Litigation, No. 1:22-cv-004499-RDA-JFA (E.D. Va.). Time spend on the litigation is not compensable under this Section 11.

James Gerber

September 9, 2022

12. Release. In exchange for the payments and other consideration under this Agreement, to which you would not otherwise be entitled, and except as otherwise set forth in this Agreement, you, on behalf of yourself and, to the extent permitted by law, on behalf of your spouse, heirs, executors, administrators, assigns, insurers, attorneys and other persons or entities, acting or purporting to act on your behalf (collectively, the “Employee Parties”), hereby generally and completely release, acquit and forever discharge the Company, its parents and subsidiaries, and its and their officers, directors, managers, partners, agents, representatives, employees, attorneys, shareholders, predecessors, successors, assigns, insurers and affiliates (the “Company Parties”) of and from any and all claims, liabilities, demands, contentions, actions, causes of action, suits, costs, expenses, attorneys’ fees, damages, indemnities, debts, judgments, levies, executions and obligations of every kind and nature, in law, equity, or otherwise, both known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement arising out of or in any way related to your employment with the Company or the termination of that employment, by reason of facts which have occurred on or prior to the date that you sign this Agreement. Such released claims include, without limitation, any and all claims relating to the foregoing under federal, state or local laws pertaining to employment, including, without limitation, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1965, as amended, 42 U.S.C. Section 2000e et. seq., the Fair Labor Standards Act, as amended, 29 U.S.C. Section 201 et. seq., the Americans with Disabilities Act, as amended, 42 U.S.C. Section 12101 et. seq. the Reconstruction Era Civil Rights Act, as amended, 42 U.S.C. Section 1981 et. seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. Section 701 et. seq., the Family and Medical Leave Act of 1992, 29 U.S.C. Section 2601 et. seq., and any and all state or local laws regarding employment discrimination and/or federal, state or local laws of any type or description regarding employment, including but not limited to any claims arising from or derivative of your employment with the Company Parties, as well as any and all such claims under state contract or tort law (individually a “Claim” and collectively “Claims”). Notwithstanding the foregoing, other than events expressly contemplated by this Agreement you do not waive or release rights or Claims that may arise from events that occur after the date this waiver is executed and you are not releasing any right of indemnification, or liability insurance coverage, you may have for any liabilities arising from your actions within the course and scope of your employment with the Company or within the course and scope of your role as an officer of the Company, its parents and subsidiaries. Also excluded from this Agreement are any Claims which cannot be waived by law, including, without limitation, any rights you may have under applicable workers’ compensation laws and your right, if applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency. Nothing in this Agreement shall prevent you from filing, cooperating with, or participating in any proceeding or investigation before the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal government agency, or similar state or local agency (“Government Agencies”), or exercising any rights pursuant to Section 7 of the National Labor Relations Act. You further understand this Agreement does not limit your ability to voluntarily communicate with any Government Agencies or otherwise participate in any investigation or

James Gerber

September 9, 2022

proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit your right to receive an award for information provided to the Securities and Exchange Commission, you understand and agree that, you are otherwise waiving, to the fullest extent permitted by law, any and all rights you may have to individual relief based on any Claims that you have released and any rights you have waived by signing this Agreement. This Agreement does not abrogate your existing rights under any Company benefit plan or any plan or agreement related to equity ownership in the Company, to include your rights under any compensation or employee benefit plan, program or arrangement (including, without limitation, rights under any stock option, stock award or agreements or rights under any pension, deferred compensation or retention plan) provided by the Company Parties where your compensation or benefits are intended to continue or you are to be provided with compensation or benefits, in accordance with the express written terms of such plan, program or arrangement, beyond the Separation Date; however, it does waive, release and forever discharge Claims existing as of the date you execute this Agreement pursuant to any such plan or agreement.

13. Your Acknowledgments and Affirmations/Effective Date of Agreement. You acknowledge that you are knowingly and voluntarily waiving and releasing any and all rights you may have under the ADEA, as amended. You also acknowledge and agree that (i) the consideration given to you in exchange for the waiver and release in this Agreement is in addition to anything of value to which you were already entitled, and (ii) that you have been paid for all time worked, have received all the leave, leaves of absence and leave benefits and protections for which you are eligible, and have not suffered any on-the-job injury for which you have not already filed a Claim. You affirm that all of the decisions of the Company Parties regarding your pay and benefits through the date of your execution of this Agreement were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law. You affirm that you have not filed or caused to be filed, and are not presently a party to, a Claim against any of the Company Parties. You further affirm that you have no known workplace injuries or occupational diseases. You acknowledge and affirm that you have not been retaliated against for reporting any allegation of corporate fraud or other wrongdoing by any of the Company Parties, or for exercising any rights protected by law, including any rights protected by the Fair Labor Standards Act, the Family Medical Leave Act or any related statute or local leave or disability accommodation laws, or any applicable state workers’ compensation law. You further acknowledge and affirm that you have been advised by this writing that: (a) your waiver and release do not apply to any rights or Claims that may arise after the execution date of this Agreement; (b) you have been advised hereby that you have the right to consult with an attorney prior to executing this Agreement; (c) you have been given twenty-one (21) days to consider this Agreement (although you may choose to voluntarily execute this Agreement earlier and if you do you will sign the Consideration Period waiver below); (d) you have seven (7) days following your execution of this Agreement to revoke this Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired unexercised (the “Effective Date”), which shall be the eighth (8th) day after this Agreement is executed by you.

14. No Admission. This Agreement does not constitute an admission by the Company of any wrongful action or violation of any federal, state, or local statute, or common law rights, including those relating to the provisions of any law or statute concerning employment actions, or of any other possible or claimed violation of law or rights.

James Gerber

September 9, 2022

15. Breach. The parties agree that a material breach of this Agreement by one party excuses the non-breaching party of performance. Further, the parties acknowledge that it may be impossible to assess the damages caused by violation of the terms of Sections 8, 9, and 10 of this Agreement, such that that any threatened or actual material violation or material breach of those Sections of this Agreement will constitute immediate and irreparable injury to the non-breaching party. The parties therefore agree that, in addition to any and all other damages and remedies available to the non-breaching party, that party shall be entitled to an injunction to prevent further violation or breach of this Agreement.

16. Miscellaneous. This Agreement, including Exhibits A and B, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of Florida as applied to contracts made and to be performed entirely within Florida.

If this Agreement is acceptable to you, please sign below no earlier than September 15, 2022, and before the date that is twenty-one (21) days after you receive this Agreement and return it to me. The Company’s severance offer contained herein will automatically expire if you do not sign and return the fully signed Agreement within this timeframe.

I wish you good luck in your future endeavors.

[signatures to follow on next page]

James Gerber

September 9, 2022

Sincerely,

IRONNET CYBERSECURITY, INC.	AGREED TO AND ACCEPTED:

By:
Name:	James Gerber
Title:

Exhibit A – Employment Agreement

Exhibit B – RSU Schedule

CONSIDERATION PERIOD

I, James Gerber, understand that I have the right to take at least twenty-one (21) days to consider whether to sign this Agreement, which I received on ___________ __, 2022. If I elect to sign this Agreement before twenty-one (21) days have passed, I understand I am to sign and date below this paragraph to confirm that I knowingly and voluntarily agree to waive the twenty-one (21) day consideration period.

AGREED:

Signature

Date

EXHIBIT A

Employment Agreement

EXHIBIT B

RSU Schedule

The table below represent 12 months acceleration of RSUs (Mr. Gerber credited with time-based vesting) listed below as if Gerber had remained an Employee in continuous service with the Company during the period on or after September 15, 2022 and up and through September 15, 2023:

Grant Date	# of Outstanding Unvested Shares as of the Separation Date	# of Additional Shares Vested by Acceleration
December 30, 2018	3,393	3,393
February 10, 2021	8,396	3,358
March 9, 2022	269,063	78,750

Total	280,852	85,501

Exhibit 99.1

IronNet Reports Fiscal Second Quarter 2023 Financial Results

Announces Management Changes

Initiates Restructuring of the Company to Include Approximately 35% Further Headcount Reduction

Secures Convertible Debt Initial Commitment of $10 Million

McLean, VA (September 14, 2022) – IronNet, Inc. (NYSE: IRNT) (“IronNet”), a leading provider of solutions Transforming Cybersecurity Through Collective DefenseSM, announced today its financial results for the fiscal second quarter ended July 31, 2022.

“We encountered unexpected headwinds in our transactional business this quarter. To contain costs, we are undertaking a further restructuring of the company with the support of our new CFO Cameron Pforr,” said General (Ret.) Keith Alexander, Chairman and co-CEO of IronNet. “We have decided to forego a call with management this quarter, until we are better able to communicate on our progress.”

Fiscal Second Quarter 2023 Financial & Operating Results

•	Annual Recurring Revenue (ARR): $26.5 million at July 31, 2022, compared to $24.1 million at the end of the same quarter last year.

•	Revenue: $6.6 million compared to $6.1 million in the same quarter last year. Cloud subscription revenue was $5.0 million, or 81% of product revenue, compared to 55% in the same quarter last year.

•	Gross Margin: 62.3% compared to 70.1% in the same quarter last year.

•

Net loss: $28.4 million compared to $17.2 million in the same quarter last year. Excluding stock-based compensation expense and transaction costs and fees, net loss for the second quarter would be $20.6 million compared to $17.0 million in the same quarter last year.

•	Dollar-based average contract length: 3.2 years for the second quarter, compared to 2.8 years in the same quarter last year.

•

Cash and cash equivalents: $9.7 million at end of the second quarter. Subsequent to the end of the quarter, the company entered into an unsecured convertible debt facility with an institutional investor pursuant to which it will borrow an initial $10 million under a promissory note with an 18-month term and a 5% annual interest rate. Upon the satisfaction of certain conditions set forth in the convertible debt facility, including conditions related to the outstanding principal balance and the prevailing share price and trading volume of the company’s common stock, the company may have the ability to borrow an additional $15 million under the facility at a future date.

•	Customer Count: 78 compared to 51 at the end of the same quarter last year.

Management Update

•

Co-CEO William Welch will resign as co-CEO and from the Board of Directors in light of the restructuring of the business, and indicated he will continue to support the company in the short term. Chris Murphy, Head of Sales Operations, will lead the sales team in the interim, reporting to GEN (Ret.) Keith Alexander.

•

Experienced software and cybersecurity executive Cameron Pforr has been appointed as IronNet’s new Chief Financial Officer (CFO), replacing current CFO James Gerber who will be departing the company to join a private cybersecurity company.

Mr. Welch commented regarding his resignation: “With costs in focus, we determined that it made sense to eliminate the co-CEO position. I am a true believer in Collective Defense, and I remain firmly committed to the IronNet mission. I will continue to support the company in any way I can be of service.”

Fiscal 2023 Outlook

•

In light of the management transitions, further restructuring of the company, and the underperformance of the transactional business this quarter, the company is withdrawing its previously issued revenue and ARR guidance for fiscal 2023.

About IronNet

Founded in 2014 by GEN (Ret.) Keith Alexander, IronNet, Inc. (NYSE: “IRNT”) is a global cybersecurity leader that is transforming how organizations secure their networks by delivering the first-ever Collective Defense platform operating at scale. Employing a number of former NSA cybersecurity operators with offensive and defensive cyber experience, IronNet integrates deep tradecraft knowledge into its industry-leading products to solve the most challenging cyber problems facing the world today. For more information, visit www.ironnet.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, its ability to transform cybersecurity, execute on its business strategy and increase market share, and the expansion of the cybersecurity market and demand for IronNet’s products and services. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside IronNet’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: IronNet’s ability to execute on its plans to develop and market new products and the timing of these development programs; IronNet’s estimates of the size of the markets for its products; the rate and degree of market acceptance of IronNet’s products; the success of other competing technologies that may become available; IronNet’s ability to identify and integrate acquisitions; management changes; the performance of IronNet’s products; potential litigation; and general economic and market conditions impacting demand for IronNet’s products. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” in IronNet’s Annual Report on Form 10-K for the year ended January 31, 2022, filed with the SEC on May 2, 2022, as updated by IronNet’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2022, to be filed with the SEC on September 14, 2022, and its subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward looking statements, and IronNet does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Certain Definitions

Annual Recurring Revenue (ARR) — Calculated at a particular measurement date as the annualized value of our then existing customer subscription contracts and the portions of other software and product contracts that are to be recognized over the course of the contracts and that are designed to renew, assuming any contract that expires during the 12 months following the measurement date is renewed on its existing terms.

Dollar-based average contract length: Calculated by multiplying the average total length of our customer contracts, measured in years or fractions thereof, by the respective revenue recognized for the last three months of each reporting period, and then dividing by the revenue attributable to software and product customers for the same three-month period used in the numerator. Because many of our customers have similar buying patterns and the average term of our contracts is more than 12 months, this metric provides a means of assessing the degree of built-in revenue repetition that exists across our customer base. Declines in average contract length are not reflective of the average lifetime of a customer.

IronNet Contact:

Nancy Fazioli - ir@ironnet.com

IronNet, Inc.

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share amounts, unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,

	2022	2021	2022	2021
Product, subscription and support revenue	$6,214	$5,770	$12,657	$11,907
Professional services revenue	394	306	639	546

Total revenue	6,608	6,076	13,296	12,453
Cost of product, subscription and support revenue	2,339	1,668	4,669	3,422
Cost of professional services revenue	149	147	314	331

Total cost of revenue	2,488	1,815	4,983	3,753
Gross profit	4,120	4,261	8,313	8,700
Operating expenses
Research and development	9,715	7,571	20,442	14,462
Sales and marketing	8,754	7,687	19,420	14,836
General and administrative	13,433	5,965	29,020	11,685

Total operating expenses	31,902	21,223	68,882	40,983
Operating loss	(27,782)	(16,962)	(60,569)	(32,283)
Other income	24	8	34	16
Other expense	(664)	(248)	(1,044)	(377)
Loss before income taxes	(28,422)	(17,202)	(61,579)	(32,644)
Benefit (provision) for income taxes	7	35	(5)	(23)

Net loss	$(28,415)	$(17,167)	$(61,584)	$(32,667)

Basic and diluted net loss per common share	(0.28)	(0.25)	(0.61)	(0.49)
Weighted average shares outstanding, basic and diluted	101,352	67,421	100,346	67,303

IronNet, Inc.

Condensed Consolidated Balance Sheets

(amounts in thousands, except per share amounts, unaudited)

	July 31,	January 31,
	2022	2022
Assets
Current assets
Cash and cash equivalents	$9,650	$47,673
Accounts receivable	5,430	1,991
Unbilled receivables	564	4,637
Related party receivables and loan receivables	3,233	3,233

Accounts, related party and loans receivable	9,227	9,861
Inventory	6,588	4,581
Deferred costs	2,712	2,599
Prepaid warranty	1,021	829
Prepaid expenses	2,565	3,660
Other current assets	2,382	1,458

Total current assets	$34,145	$70,661
Deferred costs	3,413	3,243
Property and equipment, net	6,228	5,606
Prepaid warranty	1,209	1,229
Deposits and other assets	2,688	493

Total assets	$47,683	$81,232

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,253	$2,348
Accrued expenses	10,762	4,709
Deferred revenue	20,461	16,049
Deferred rent	—	159
Income tax payable	468	542
Other current liabilities	1,469	689

Total current liabilities	36,413	24,496
Deferred revenue	13,618	17,517
Deferred rent	—	769
Warrants	4	7
Other long-term liabilities	2,355	—

Total liabilities	$52,390	$42,789

Stockholders’ equity
Preferred stock, $0.0001 par value; 100,000 shares authorized; none issued or outstanding	—	—
Common stock; $0.0001 par value; 500,000 shares authorized; 101,649 and 88,876 shares issued and outstanding at July 31, 2022 and January 31, 2022, respectively	10	9
Additional paid-in capital	474,547	455,849
Accumulated other comprehensive income	6	271
Accumulated deficit	(479,270)	(417,686)
Total stockholders’ (deficit) equity	(4,707)	38,443

Total liabilities and stockholders’ (deficit) equity	$47,683	$81,232

IronNet, Inc.

Condensed Consolidated Statements of Cash Flows

($ in thousands)

(unaudited)

	Six Months Ended July 31,

	2022	2021
Cash flows from operating activities
Net loss	$(61,584)	$(32,667)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,231	445
Gain on sale of fixed assets	(9)	—
Employee stock based compensation	18,584	27
Change in fair value of warrant liabilities	(3)	—
Non-cash interest expense	165	—
Changes in operating assets and liabilities:
Accounts, related party, and loans receivable	634	(1,164)
Deferred costs	(284)	289
Inventories	(2,007)	(137)
Prepaid expenses	1,095	(486)
Other current assets	(36)	—
Prepaid warranty	(172)	234
Deposits and other assets	504	(60)
Accounts payable	905	(200)
Accrued expenses	(580)	2,951
Income tax payable	(74)	15
Other current liabilities	(2)	—
Deferred rent	—	(67)
Deferred revenue	512	(425)
Operating lease liability	(582)	—

Net cash used in operating activities	(41,703)	(31,245)

Cash flows from investing activities
Purchases of property and equipment	(1,666)	(1,232)
Proceeds from the sale of fixed assets	10	—

Net cash used in investing activities	(1,656)	(1,232)

Cash flows from financing activities
Exercise of stock options and vesting of restricted stock units	206	295
Statutory tax withholding related to net-share settlement of restricted stock units	(91)	—
Cash received to fund employee’s tax obligation for vested RSUs	19,823	—
Cash remitted to fund employee’s tax obligation for vested RSUs	(12,395)	—
Payment of commitment fee	(1,750)	—
Payment of common stock issuance costs	(96)	—
Payment of finance lease obligations	(96)	—
Proceeds from issuance of debt	—	15,000
Proceeds from stock subscriptions	—	293
Payment of deferred transaction costs	—	(486)

Net cash provided by financing activities	5,601	15,102

Effect of exchange rate changes on cash and cash equivalents	(265)	(61)

Net change in cash and cash equivalents	(38,023)	(17,436)

Cash and cash equivalents
Beginning of the period	47,673	31,543

End of the period	$9,650	$14,107